Exhibit 10.1

OFFICE LEASE

BY AND BETWEEN

WCP BORDEAUX CENTRE LLC,

a Delaware limited liability company

as Landlord

and

PMC–SIERRA, INC.

a Delaware corporation

as Tenant

August 23, 2010

OFFICE LEASE

THIS OFFICE LEASE (this “Lease”), dated August 23, 2010 for reference purposes only, is made by and between WCP BORDEAUX CENTRE LLC, a Delaware limited liability company (“Landlord”) and PMC-SIERRA, INC., a Delaware corporation (“Tenant”), to be effective and binding upon the parties as of the date the last of the designated signatories to this Lease shall have executed this Lease (the “Effective Date of this Lease”).

ARTICLE 1

REFERENCE PROVISIONS

1.1 References. All references in this Lease to the following terms shall have the following meaning or refer to the respective information as below set forth:

Tenant’s Address for Notice
Prior to Commencement Date:	PMC-Sierra, Inc.
3975 Freedom Circle, Suite 300
Santa Clara, CA 95054
Attn: General Counsel

with a copy to:

PMC-Sierra
8555 Baxter Place
Burnaby, BC, V5A 4V7, Canada
Attn: Director, Worldwide Facilities

Tenant’s Address for Notice
After Commencement Date:	PMC-Sierra, Inc.
1380 Bordeaux Drive
Sunnyvale, California 94089
Attn: General Counsel

With a copy to:

PMC-Sierra
8555 Baxter Place
Burnaby, BC, V5A 4V7, Canada
Attn: Director, Worldwide Facilities

Landlord’s Address for Notices:	WCP Bordeaux Centre LLC
c/o Wrightwood Capital
2 North LaSalle Street, 9th Floor
Chicago, Illinois 60602
Attn: General Counsel

With a copy to:

WCP Bordeaux Centre LLC
c/o Wrightwood Capital
2 North LaSalle Street, 9th Floor
Chicago, Illinois 60602
Attn: Director of Portfolio Management

Commencement Date:

The later of (i) the date Landlord tenders possession of the Leased Premises to Tenant in the condition required under this Lease with the Improvement Work substantially completed or (ii) January 1, 2011.

Term of the Lease:	Approximately One Hundred Twenty (120) months

Expiration Date:

The last day of the calendar month that is One Hundred Twenty (120) full calendar months after the Commencement Date (including any partial month in the event the Commencement Date occurs on a day other than the first day of a calendar month), unless earlier terminated or extended in accordance with the terms of this Lease.

Option to Renew:	One option to renew, for a term of sixty (60) months.

Prepaid Rent:	$121,365.16, to be applied to the payment of Base Monthly Rent as set forth in Paragraph 3.6 of this Lease.

Security Deposit:	$148,591.66

2.

Tenant’s Broker:	Cornish and Carey Commercial

Property:

That certain real property situated in the City of Sunnyvale, County of Santa Clara, State of California, as presently improved with two (2) buildings, which real property is legally described on Exhibit “A” and is commonly known as Bordeaux Centre, including the Building and that certain other building commonly known as 1376 Bordeaux Drive, Sunnyvale, California (the “Adjacent Building”).

Building:

That certain building on the Property in which the Leased Premises are located commonly known as 1380 Bordeaux Drive, Sunnyvale, California (the “Building”), which Building is shown outlined on Exhibit “A” hereto.

Outside Areas:

The “Outside Areas” shall mean all areas of the Property which are located outside the Building and the Adjacent Building, such as pedestrian walkways, parking areas, landscaped area, open areas and enclosed trash disposal areas, but excluding the roof areas of the Building and the Adjacent Building.

Leased Premises:

All the interior space within the Building, including stairwells, connecting walkways, and atriums, consisting of approximately 61,921 rentable square feet and, for purposes of this Lease, agreed to contain said number of rentable square feet.

Tenant’s Expense Share:

The term “Tenant’s Expense Share” shall mean the percentage obtained by dividing the rentable square footage of the Leased Premises at the time of calculation by the rentable square footage of all buildings located on the Property at the time of calculation. Such percentage is currently 50%. In the event that any portion of the Property is sold by Landlord, or the rentable square footage of the Leased Premises or the Property is otherwise changed, Tenant’s Expense Share shall be recalculated to equal the percentage described in the first sentence of this paragraph.

Base Monthly Rent:	The term “Base Monthly Rent” shall mean the following:

	Period	Base Rent Per Month
	*Commencement Date - 48th Full Calendar Month	$121,365.16
	49th - 60th Full Calendar Months	$128,176.47
	61st - 72nd Full Calendar Months	$132,021.76
	73rd - 84th Full Calendar Months	$135,982.42
	85th - 96th Full Calendar Months	$140,061.89
	97th - 108th Full Calendar Months	$144,263.75
	109th Full Calendar Month - Expiration Date	$148,591.66

	*Subject to rent abatement as set forth in Section 3.1 of this Lease.

Permitted Use:

Executive and general office use (including, without limitation, server room) and prototype manufacturing consistent with semiconductor research and development (including, without limitation, semiconductor test lab).

Exhibits:	The term “Exhibits” shall mean the Exhibits of this Lease which are described as follows:

	Exhibit “A” – Legal Description of the Property and site plan delineating the Building in which the Leased Premises are located.

	Exhibit “B” – Work Letter

	Exhibit “C” – Form of Commencement Certificate

	Exhibit “D” – Form of SNDA

ARTICLE 2

LEASED PREMISES, TERM AND POSSESSION

2.1 Demise Of Leased Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for Tenant’s own use in the conduct of Tenant’s business and not for purposes of speculating in real estate, for the Lease Term and upon the terms and subject to the conditions of this Lease, that certain interior space described in Article 1 as the Leased Premises. Tenant’s lease of the Leased Premises, together with the appurtenant right to use the Outside Areas as described in Paragraph 2.2 below, shall be conditioned upon and be subject to the continuing

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compliance by Tenant with (i) all the terms and conditions of this Lease, (ii) all Laws governing the use of the Leased Premises and the Property, (iii) all Private Restrictions, easements and other matters of public record respecting the use of the Leased Premises and the Property, and (iv) all reasonable rules and regulations from time to time established by Landlord.

2.2 Right To Use Outside Areas. As an appurtenant right to Tenant’s right to the use and occupancy of the Leased Premises, Tenant shall have the right to use the Outside Areas in conjunction with its use of the Leased Premises solely for the purposes for which they were designated and intended and for no other purposes whatsoever, conditioned upon and be subject to the continuing compliance by Tenant with (i) all the terms and conditions of this Lease, (ii) all Laws governing the use of the Outside Areas and the Property, (iii) all Private Restrictions, easements and other matters of public record respecting the use of the Outside Areas and Property, and (iv) all reasonable rules and regulations from time to time established by Landlord. Tenant’s right to so use the Outside Areas shall terminate concurrently with any termination of this Lease. Landlord reserves the right to install, use, maintain, repair, alter or relocate, expand and replace any of the Outside Areas and, subject to the requirements of Paragraph 4.5 (“Parking”), to designate from time to time certain portions of the Outside Areas as exclusively for the benefit of other tenants of the Property.

2.3 Commencement Date And Lease Term. Subject to Paragraph 2.4 below, the term of this Lease shall begin on the Commencement Date and end on the Expiration Date (as set forth in Article 1). The Lease Term shall be that period of time commencing on the Commencement Date and ending on the Expiration Date (the “Lease Term”). Once the Commencement Date is determined, Landlord shall deliver to Tenant a notice in the form as set forth in Exhibit C, attached hereto, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within ten (10) business days of receipt thereof; provided, however, Tenant’s failure to execute and return such notice to Landlord within such time shall be conclusive upon Tenant that the information set forth in such notice is as specified therein.

2.4 Delivery Of Possession.

(a) Landlord shall deliver to Tenant possession of the Leased Premises at such time as the Improvement Work (as defined in Paragraph 2.5 below) is substantially completed pursuant to the Work Letter. If Landlord is unable to so deliver possession of the Leased Premises to Tenant with the Improvement Work substantially completed on or before January 1, 2011, Landlord shall not be in default under this Lease, nor shall this Lease be void, voidable or cancelable by Tenant until the lapse of two hundred eighty five (285) days from the date of this Lease plus one day for each day of Tenant Delay and one half of one day for each day of Force Majeure (excluding permit delays) (the “Delivery Grace Period”). If Landlord is unable to deliver possession of the Leased Premises to Tenant with the Improvement Work substantially completed within the Delivery Grace Period, then Tenant’s sole remedy, except as expressly set forth herein, shall be to terminate this Lease, and in no event shall Landlord be liable in damages to Tenant for such delay. Tenant may not terminate this Lease at any time after Substantial Completion (as defined in the attached Work Letter) of the Improvement Work. Notwithstanding the foregoing, in the event Landlord is unable to deliver possession of the Leased Premises to Tenant with the Improvement Work substantially completed for any reason on or before March 15, 2011 (as extended by one day for each day of Tenant Delay and one-half of one day for each day of Force Majeure (excluding permit delays), then the Abatement Period and the Abated Rent Amount as set forth in Section 3.1 below shall each be increased by one (1) additional day of Base Monthly Rent for each day that such delivery is delayed beyond March 15, 2011.

(b) Tenant shall have the right, for a period not to exceed sixty (60) days prior to the Commencement Date (the “Early Entry Period”), to enter the Leased Premises for purposes of planning, constructing and installing Tenant’s furnishings and equipment and wiring in the Leased Premises, provided that in connection with any such early entry (a) such early entry is in compliance with all construction contracts in effect with respect to the Improvement Work, (b) Landlord reasonably determines that such entry would not impede or interfere with Landlord’s construction of the Improvement Work or the schedule therefore, nor impede Landlord’s contractor’s use of elevators, loading docks or other areas necessary for the conduct of the Improvement Work, (c) Tenant delivers written evidence to Landlord that all insurance required to be carried by Tenant pursuant to the terms of this Lease is then in effect, and (d) Tenant’s entry shall be subject to such safety procedures and restrictions as Landlord’s contractor may reasonably impose. With respect to Tenant’s installation of wiring in the Leased Premises, Landlord shall coordinate with Tenant’s vendors regarding the same so that the same may be installed during the normal course of construction according to industry custom.

2.5 Performance Of Improvement Work; Acceptance Of Possession. Landlord shall, pursuant to the work letter attached hereto as Exhibit B (the “Work Letter”), perform the work and make the installations in the Leased Premises as set forth in the Work Letter (such work and installations hereinafter referred to as the “Improvement Work”). Without limiting the foregoing, Landlord agrees to deliver in good working order and in compliance with all Laws the roof surface and roof structure of the Building and the Leased Premises, including all existing plumbing, lighting, heating, ventilating and air conditioning systems within the Leased Premises and shall warrant such good working order for a period of one year from the date of Substantial Completion of the Improvement Work. If any dispute arises as to whether the Leased Premises are substantially completed and ready for Tenant’s occupancy, a certificate furnished by the Construction Manager (as defined in the Work Letter) certifying the date of substantial completion accompanied by a certificate of occupancy issued on or before such date of substantial completion shall be conclusive of that fact and date and binding upon Landlord and Tenant. It is agreed that by occupying, except during any Early Entry Period, the Leased Premises for beneficial use, Tenant formally accepts same and acknowledges that the Leased Premises are in the condition called for hereunder, subject to correction of normal punchlist items and patent defects specified by Tenant to Landlord in writing within thirty (30) days after Landlord notifies Tenant of substantial completion of the Improvement Work, and subject to correction of latent defects not visually discoverable by Tenant upon a walk through and which are identified in writing to Landlord within twelve (12) months following the Commencement Date.

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ARTICLE 3

RENT, LATE CHARGES AND SECURITY DEPOSITS

3.1 Base Monthly Rent. Commencing on the Commencement Date and continuing throughout the Lease Term, Tenant shall pay to Landlord, without prior demand therefor, in advance on the first day of each calendar month, the amount set forth as “Base Monthly Rent” in Article 1 (the “Base Monthly Rent”). During the period beginning on the Commencement Date and ending on the last day of the twelfth (12th) full calendar month following the Commencement Date (the “Abatement Period”), Tenant shall be entitled to a rent abatement credit in the amount of One Million Four Hundred Fifty Six Thousand Three Hundred Eighty One and 90/100 Dollars ($1,456,381.90) (the “Abated Rent Amount”) to be applied against Base Monthly Rent due hereunder beginning on the first day of first full calendar month immediately following the Commencement Date (or beginning on the Commencement Date if it is the first day of the month) and continuing until such rent abatement credit is exhausted. During the Abatement Period, Tenant shall remain responsible for the payment of all of its other monetary obligations under this Lease.

3.2 Additional Rent. Commencing on the Commencement Date and continuing throughout the Lease Term (and subject to final reconciliation after expiration or sooner termination of the Lease Term), in addition to the Base Monthly Rent, Tenant shall pay to Landlord as additional rent (the “Additional Rent”) the following amounts:

(a) An amount equal to all Property Operating Expenses (as defined in Article 13). Payment shall be made by whichever of the following methods (or combination of methods) is (are) from time to time designated by Landlord:

(i) Landlord may forward invoices or bills for such expenses to Tenant, and Tenant shall pay the same within thirty (30) days after receipt and in each case upon request, Tenant shall deliver satisfactory evidence of such payment to Landlord, and/or

(ii) Landlord may bill to Tenant, on a periodic basis not more frequently than monthly, the amount of such expenses (or group of expenses) as paid or incurred by Landlord, and Tenant shall pay to Landlord the amount of such expenses within thirty (30) days after receipt of a written bill therefor from Landlord, and/or

(iii) Landlord may deliver to Tenant Landlord’s reasonable estimate of any given expense (such as Landlord’s Insurance Costs or Real Property Taxes), or group of expenses, which it anticipates will be paid or incurred for the ensuing calendar or fiscal year, as Landlord may determine, and Tenant shall pay to Landlord an amount equal to the estimated amount of such expenses for such year in equal monthly installments during such year with the installments of Base Monthly Rent.

Landlord reserves the right to change from time to time the methods of billing Tenant for any given expense or group of expenses or the periodic basis on which such expenses are billed.

(b) Landlord’s share of the consideration received by Tenant upon certain assignments and sublettings as required by Article 7.

(c) Any legal fees and costs that Tenant is obligated to pay or reimburse to Landlord pursuant to Article 13; and

(d) Any other charges or reimbursements due Landlord from Tenant pursuant to the terms of this Lease.

Notwithstanding the foregoing, Landlord may elect by written notice to Tenant to have Tenant pay Real Property Taxes or any portion thereof directly to the applicable taxing authority, in which case Tenant shall make such payments within the later of ten (10) days before such Real Property Taxes become delinquent or thirty (30) days after receipt of the invoice or bill for the same.

3.3 Year-End Adjustments. If Landlord shall have elected to bill Tenant for the Property Operating Expenses (or any group of such expenses) on an estimated basis in accordance with the provisions of Paragraph 3.2(a)(iii) above, Landlord shall furnish to Tenant within four (4) months following the end of the applicable calendar or fiscal year, as the case may be, or as soon thereafter as is reasonably possible a statement setting forth (i) the amount of such expenses paid or incurred during the just ended calendar or fiscal year and Tenant’s Expense Share thereof, as appropriate, and (ii) the amount that Tenant has paid to Landlord for credit against such expenses for such period. Each statement sent to Tenant shall be conclusively binding upon Tenant unless Tenant (i) pays to Landlord when due the amount set forth in such statement, without prejudice to Tenant’s right to dispute such statement, and (ii) within one hundred twenty (120) days after such statement is sent, sends a notice to Landlord objecting to such statement and specifying the reasons therefor. If the parties are unable to resolve any dispute as to the correctness of such Statement within thirty (30) days following such notice of objection, either party may refer the issues raised to one of the nationally recognized public accounting firms mutually agreed upon by Landlord and Tenant, and the decision of such accountants shall be conclusively binding upon Landlord and Tenant. In connection therewith, Tenant and such accountants shall execute and deliver to Landlord a confidentiality agreement, in form and substance reasonably satisfactory to Landlord, whereby such parties agree not to disclose to any third party any of the information obtained in connection with such review. Tenant shall pay the fees and expenses relating to such procedure, unless such accountants determine that Landlord overstated Property Operating Expenses by more than five percent (5)%, in which case Landlord shall pay such fees and expenses. Tenant agrees that Tenant will not employ, in connection with any dispute under this Lease, any person or entity who is to be compensated, in whole or in part, on a contingency fee basis. Except as provided in this Paragraph 3.3, Tenant shall have no right whatsoever to dispute, by judicial proceeding or otherwise, the accuracy of any Statement. If Tenant shall have paid more than

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its obligation for such expenses for the stated period, Landlord shall, at its election, either (i) credit the amount of such overpayment toward the next ensuing payment or payments of Additional Rent that would otherwise be due or (ii) refund in cash to Tenant the amount of such overpayment. If such year-end statement shall show that Tenant did not pay its obligation for such expenses in full, then Tenant shall pay to Landlord the amount of such underpayment within thirty (30) days from Landlord’s billing of same to Tenant. Landlord shall make the final determination of Additional Rent for the calendar year in which this Lease terminates as soon as possible, but no later than 120 days, after the end of such calendar year. Tenant shall remain liable for payment of any amount due to Landlord in excess of the estimated Additional Rent previously paid by the Tenant, and, Landlord shall return to Tenant any overpayment within thirty (30) days after calculation thereof. Failure of Landlord to submit statements as called for herein or delay in submission thereof shall not be deemed a waiver of Tenant’s obligation to pay Additional Rent as herein provided. The provisions of this Paragraph shall survive the expiration or sooner termination of this Lease.

3.4 Late Charge, And Interest On Rent In Default. Tenant acknowledges that the late payment by Tenant of any monthly installment of Base Monthly Rent or any Additional Rent will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amounts of which are extremely difficult or impractical to fix. Such costs and expenses will include without limitation, administration and collection costs and processing and accounting expenses. Therefore, if any installment of Base Monthly Rent is not received by Landlord from Tenant within ten calendar days after the same becomes due, Tenant shall immediately pay to Landlord a late charge in an amount equal to five percent (5%) of the Delinquent Amount and if any Additional Rent is not received by Landlord within ten calendar days after same becomes due, Tenant shall immediately pay to Landlord a late charge in an amount equal to five percent (5%) of the Additional Rent not so paid. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the anticipated loss Landlord would suffer by reason of Tenant’s failure to make timely payment. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any rental installment or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant’s failure to pay each rental installment due under this Lease when due, including the right to terminate this Lease. If any rent remains delinquent for a period in excess of 10 calendar days, then, in addition to such late charge, Tenant shall pay to Landlord interest on any rent that is not so paid from said tenth day at the lesser of 10% per annum or the then maximum rate of interest not prohibited or made usurious by Law until paid. Notwithstanding the foregoing, before assessing a late charge or later interest the first time in calendar year, Landlord shall provide Tenant written notice of the delinquency, and shall waive such late charge or interest if Tenant pays such delinquency within five (5) days thereafter.

Tenant’s Initials /s/    GSL

3.5 Payment Of Rent. Except as specifically provided otherwise in this Lease, all rent shall be paid in lawful money of the United States, without any abatement, reduction or offset for any reason whatsoever, to Landlord at such address as Landlord may designate from time to time. Tenant’s obligation to pay Base Monthly Rent and all Additional Rent shall be appropriately prorated at the commencement and expiration of the Lease Term. The failure by Tenant to pay any Additional Rent as required pursuant to this Lease when due shall be treated the same as a failure by Tenant to pay Base Monthly Rent when due, and Landlord shall have the same rights and remedies against Tenant as Landlord would have had Tenant failed to pay the Base Monthly Rent when due.

3.6 Prepaid Rent; First Partial Month. Tenant shall, upon execution of this Lease, pay to Landlord the amount set forth in Article 1 as “Prepaid Rent” as prepayment of rent for credit against the payment of Base Monthly Rent due hereunder as set forth in this Paragraph 3.6. If the Commencement Date occurs on a day other than the first day of the month, Base Monthly Rent for the calendar month in which the Commencement Date occurs shall be pro rated on a per diem basis, based on the number of days from and including the Commencement Date to and including the last day of the calendar month in which the Commencement Date occurs. The amount of the Prepaid Rent shall be first credited against Base Monthly Rent for such first partial month, if any and next to the Base Monthly Rent next due hereunder.

3.7 Security Deposit. Tenant has deposited with Landlord the amount set forth in Article 1 as the “Security Deposit” as security for the performance by Tenant of the terms of this Lease to be performed by Tenant, and not as prepayment of rent. Landlord may apply such portion or portions of the Security Deposit as are reasonably necessary for the following purposes: (i) to remedy any default by Tenant in the payment of Base Monthly Rent or Additional Rent or a late charge or interest on defaulted rent, or any other monetary payment obligation of Tenant under this Lease; (ii) to repair damage to the Leased Premises, the Building or the Outside Areas caused or permitted to occur by Tenant; (iii) to clean and restore and repair the Leased Premises, the Building or the Outside Areas following their surrender to Landlord if not surrendered in the condition required pursuant to the provisions of Article 2, and (iv) to remedy any other default of Tenant to the extent permitted by Law including, without limitation, paying in full on Tenant’s behalf any sums claimed by materialmen or contractors of Tenant to be owing to them by Tenant for work done or improvements made at Tenant’s request to the Leased Premises. In this regard, Tenant hereby waives any restriction on the uses to which the Security Deposit may be applied as contained in Section 1950.7(c) of the California Civil Code and/or any successor statute. Landlord shall not be deemed a trustee of the Security Deposit. Landlord may use the Security Deposit in Landlord’s ordinary business and shall not be required to segregate it from Landlord’s general accounts. Tenant shall not be entitled to any interest on the Security Deposit. If Landlord transfers the Building or the Property during the Lease Term, Landlord shall pay the Security Deposit to the subsequent owner in conformity with the provisions of Section 1950.7 of the California Civil Code and/or any successor statute, in which event the transferring landlord shall be released from all liability for the return of the Security Deposit. Tenant specifically grants to Landlord (and Tenant hereby waives the provisions of California Civil Code Section 1950.7 to the contrary) a period of ninety days following a surrender of the Leased Premises by Tenant to Landlord within which to inspect the Leased Premises, make required restoration and repairs, receive and verify workmen’s billings therefore, and prepare a final accounting with respect to the Security Deposit. In no event shall the Security Deposit or any portion thereof, be considered prepaid rent.

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ARTICLE 4

USE OF LEASED PREMISES AND OUTSIDE AREA

4.1 Permitted Use. Tenant shall be entitled to use the Leased Premises solely for the “Permitted Use” as set forth in Article 1 and for no other purpose whatsoever. Tenant shall have the right to use the Outside Areas in conjunction with its Permitted Use of the Leased Premises solely for the purposes for which they were designed and intended and for no other purposes whatsoever.

4.2 General Limitations On Use. Tenant shall not do or permit anything to be done in or about the Leased Premises, the Building, the Outside Areas or the Property which does or could (i) jeopardize the structural integrity of the Building or the Building Systems (ii) cause damage to any part of the Leased Premises, the Building, the Outside Areas or the Property. Tenant shall not operate any equipment within the Leased Premises which does or could (i) injure, vibrate or shake the Leased Premises or the Building, or (ii) jeopardize the operating integrity of, or damage, overload or impair the efficient operation of any Building Systems or other electrical, plumbing, heating, ventilating or air conditioning systems servicing the Outside Areas or the Property. Tenant shall not be liable under this Section 4.2 with respect to any of the foregoing arising in connection with the design and construction of the Tenant Improvements by Landlord. Except in compliance with Article 6, Tenant shall not install any equipment or antennas on or make any penetrations of the exterior walls or roof of the Building and shall not affix any equipment to or make any penetrations or cuts in the floor, ceiling, walls or roof of the Leased Premises. Tenant shall not place any loads upon the floors, walls, ceiling or roof systems which could endanger the structural integrity of the Building or damage its floors, foundations or supporting structural components. Tenant shall not place any explosive, flammable or harmful fluids or other waste materials in the drainage systems of the Leased Premises, the Building, the Outside Areas or the Property. Tenant shall not drain or discharge any fluids in the landscaped areas or across the paved areas of the Property. Tenant shall not use any of the Outside Areas for the storage of its materials, supplies, inventory or equipment and all such materials, supplies, inventory or equipment shall at all times be stored within the Leased Premises. Tenant shall not commit nor permit to be committed any waste in or about the Leased Premises, the Building, the Outside Areas or the Property.

4.3 Noise And Emissions. All noise generated by Tenant in its use of the Leased Premises shall be confined or muffled so that it does not interfere with the businesses of or annoy the occupants and/or users of adjacent properties or the general public. All dust, fumes, odors and other emissions generated by Tenant’s use of the Leased Premises shall be sufficiently dissipated in accordance with sound environmental practice and exhausted from the Leased Premises in such a manner so as not to interfere with the businesses of or annoy the occupants and/or users of adjacent properties or the general public, or cause any damage to the Leased Premises, the Building, the Outside Areas or the Property or any component part thereof or the property of adjacent property owners.

4.4 Trash Disposal. Tenant shall provide trash bins or other adequate garbage disposal facilities within the trash enclosure areas provided or permitted by Landlord outside the Leased Premises sufficient for the interim disposal of all of its trash, garbage and waste. All such trash, garbage and waste temporarily stored in such areas shall be stored in such a manner so that it is not visible from outside of such areas, and Tenant shall cause such trash, garbage and waste to be regularly removed from the Property in a clean, safe and neat condition free and clear of all trash, garbage, waste and/or boxes, pallets and containers containing same at all times.

4.5 Parking. Tenant shall have the right to use, at no additional rent, on a non-exclusive basis, up to 3.45 parking spaces in the Project Parking Facilities for each one thousand (1,000) rentable square feet of the Leased Premises. “Project Parking Facilities” shall mean and collectively refer to the surface parking lot located on the Property and any other parking facilities that may be constructed or installed at the Property. Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the use of the Project Parking Facilities by Tenant or its employees, officers, directors, agents, contractors or visitors. Tenant’s continued right to use the Project Parking Facilities is conditioned upon Tenant abiding by all rules and regulations which are reasonably prescribed from time to time for the orderly operation and use of the Project Parking Facilities, including any sticker or other identification system established by Landlord and Tenant’s cooperation in seeing that Tenant’s employees, officers, directors, agents, contractors and visitors also comply with such rules and regulations. Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project Parking Facilities at any time so long as the same does not permanently reduce the number of parking spaces allocated to Tenant or otherwise materially interfere with Tenant’s parking rights hereunder and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, temporarily close-off or restrict access to the Project Parking Facilities for purposes of permitting or facilitating any such construction, alteration or improvements, provided, however, if 50% or more of the Project Parking Facilities is restricted, Landlord shall provide Tenant with alternative parking reasonably near the Property that satisfies the requirements under this Paragraph. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord. The parking privileges granted to Tenant pursuant to this Section are provided to Tenant solely for use by Tenant’s own personnel and Tenant’s visitors and invitees and such rights may not be transferred, assigned, subleased or otherwise alienated by Tenant except in connection with an assignment of the Lease or a sublease of the Leased Premises. Tenant shall not use or suffer or permit the Project Parking Facilities to be used for any of the following purposes: automobile repairs, windshield replacements, car washing facilities, barbeques, parties, storage, or parking of recreational vehicles, trucks larger than standard passenger pickup trucks (other than in connection with the reasonable use of the loading dock area), trailers or inoperative vehicles.

4.6 Signs. (a) Subject to the provisions of subparagraph (b) below, (i) Tenant shall have the right to one (1) identification panel on the monument sign for the Property, and (ii) Tenant shall have the right to two (2) signs on the exterior of the Building in prominent locations on the exterior of the top floor of the Building not extending above the rooftop (such signs are referred to herein collectively as the “Initial Signage”). The Initial Signage shall be

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subject to prior approval by Landlord, which shall not be unreasonably withheld, and the City of Sunnyvale, compliance with all applicable Laws and the provisions of this Lease. In addition, the size, design, color, materials, fabrication, installations and all other aspects of the Initial Signage shall comply with all applicable Laws and shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld. The fabrication and installation of the monument sign shall be performed by Landlord at Tenant’s expense and the fabrication and installation of the exterior building sign shall be performed by Tenant at Tenant’s expense. Tenant shall, at Tenant’s expense, maintain the Initial Signage in first-class condition; provided, however, if Tenant’s failure to maintain the same continues for ten (10) days after Landlord provides Tenant written notice of such failure, Landlord may elect to maintain the Initial Signage at Tenant’s sole cost and expense. Landlord may remove the Initial Signage at Tenant’s sole cost and expense by the end of the Lease Term or, if earlier, at such time as Tenant no longer has the right to maintain the Initial Signage pursuant to subparagraph (b) below or applicable Law, and Landlord may in connection with such removal restore the monument sign and façade of the Building at the sign location to like new condition at Tenant’s expense.

(b) the signage rights set forth in subparagraph (a) are personal to PMC-Sierra, Inc. and any Permitted Transferee (and not any other assignee, sublessee or transferee of such entity), and such rights may be exercised and shall be maintained only provided and on condition that, and for so long as, PMC-Sierra, Inc. has not assigned or sublet more than 50% of the Leased Premises (except to a Permitted Transferee):

(c) Except with respect to the Initial Signage, Tenant shall not place or install on or within any portion of the Leased Premises, the exterior of the Building, the Outside Areas or the Property any sign, advertisement, banner, placard, or picture which is visible from the exterior of the Leased Premises. Tenant shall not place or install on or within any portion of the Leased Premises, the exterior of the Building, the Outside Areas or the Property any business identification sign which is visible from the exterior of the Leased Premises until Landlord shall have approved in writing and in its sole discretion the location, size, content, design, method of attachment and material to be used in the making of such sign. Any sign, once approved by Landlord, shall be fabricated, installed and maintained at Tenant’s sole cost and expense and only in strict compliance with Landlord’s approval, using a contractor approved by Landlord to install same. Tenant shall maintain all signs in first-class condition, or, upon Tenant’s request, Landlord will maintain any signs at Tenant’s sole cost and expense. Landlord may remove any signs, advertisements, banners, placards or pictures so placed by Tenant on or within the Leased Premises, the exterior of the Building, the Outside Areas or the Property, which have not been approved in writing by Landlord and charge to Tenant the cost of such removal, together with any costs incurred by Landlord to repair any damage caused thereby, including any cost incurred to restore the surface (upon which such sign was so affixed) to its original condition. Tenant shall, at Tenant’s sole cost and expense, remove all of Tenant’s signs, repair any damage caused thereby, and restore the surface upon which the sign was affixed to its original condition, all to Landlord’s reasonable satisfaction, upon the termination of this Lease; provided, however, Landlord may elect to remove such signs and perform such repairs at Tenant’s sole cost and expense.

4.7 Compliance With Laws And Private Restrictions. Tenant shall abide by and shall promptly observe and comply with, at its sole cost and expense, all Laws and Private Restrictions respecting the use and occupancy of the Leased Premises, the Building, the Outside Areas or the Property including, without limitation, all Laws governing the use and/or disposal of Hazardous Materials, and shall defend with counsel selected by Landlord, indemnify and hold Landlord harmless from any claims, damages or liability resulting from Tenant’s failure to so abide, observe, or comply. Notwithstanding anything to the contrary in this Lease, Tenant’s obligations hereunder shall not apply to Laws, Private Restrictions or insurance requirements requiring the construction of alterations unless such compliance is due to Tenant’s alterations or particular use of the Leased Premises. Tenant’s obligations hereunder shall survive the expiration or sooner termination of this Lease. Landlord covenants not to cause or allow any Private Restriction to be recorded against the Property from and after the date of this Lease which would materially adversely affect Tenant’s rights under this Lease or which would impose on Tenant a material cost or burden not currently anticipated.

4.8 Compliance With Insurance Requirements. With respect to any insurance policies carried by Landlord, Tenant shall not conduct nor permit any other person to conduct any activities nor keep, store or use (or allow any other person to keep, store or use) any item or thing within the Leased Premises, the Building, the Outside Areas or the Property which (i) is prohibited under the terms of any such policies, (ii) could result in the termination of the coverage afforded under any of such policies, (iii) could give to the insurance carrier the right to cancel any of such policies, or (iv) causes a material increase in the rates (over standard rates) charged for the coverage afforded under any of such policies, unless Tenant agrees to pay the full amount of any such increase reasonably demonstrated by Landlord to have been actually caused by Tenant. Tenant shall comply with all requirements of any insurance company, insurance underwriter, or Board of Fire Underwriters which are necessary to maintain, at standard rates, the insurance coverages carried by either Landlord or Tenant pursuant to this Lease; provided, however, unless Tenant has actual knowledge that any act or omission of Tenant amounts to a violation of this Paragraph 4.8, Tenant shall not be deemed to have violated this Paragraph 4.8 until ten (10) business days after written notice of such violation, unless such violation poses imminent threat to health or safety.

4.9 Landlord’s Right To Enter. Landlord and its agents shall have the right to enter the Leased Premises during normal business hours after giving Tenant reasonable notice, but no less than 24 hours (except in the case of emergencies), for the purpose of (i) inspecting the same; (ii) showing the Leased Premises and the roof of the Building to prospective purchasers, mortgagees and tenants (provided, however, entry for the purpose of showing the Leased Premises to prospective tenants shall be permitted only during the last nine (9) months of the term of the Lease), or other licensees; (iii) making necessary alterations, additions or repairs; and (iv) performing any of Tenant’s obligations when Tenant has failed to do so. Subject to Tenant’s rights under Paragraph 6.1(b), Tenant acknowledges and agrees that Landlord retains the exclusive right to use the roof of the Building and to enter into one or more leases, licenses or other agreements for use of the roof of the Building, provided any such lease, license or other use agreement shall be limited to use for the benefit of the Building or the Property, and in connection with the same, Landlord and any tenant, licensee or other user pursuant to any such agreement shall have the right upon

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the notice required hereunder to enter the Leased Premises for purposes of accessing the roof of the Building provided such entry shall not unreasonably interfere with Tenant’s use of the Leased Premises. Landlord shall have the right, upon the notice required hereunder, to enter the Leased premises during normal business hours (or as otherwise agreed), for purposes of supplying any maintenance or services agreed to be supplied by Landlord. Landlord shall have the right to enter the Outside Areas for purposes of (i) inspecting the exterior of the Building and the Outside Areas; (ii) posting notices of nonresponsibility (and for such purposes Tenant shall provide Landlord at least ten (10) days’ prior written notice of any work to be performed on the Leased Premises); and (iii) supplying any services to be provided by Landlord. Any entry into the Leased Premises or the Outside Areas by Landlord or any other party in accordance with this paragraph shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Leased Premises, or an eviction, actual or constructive of Tenant from the Leased Premises or any portion thereof. Any entry by Landlord and Landlord’s agents or licensees shall not impair Tenant’s operations more than reasonably necessary, and shall comply with Tenant’s reasonable security measures.

4.10 Use Of Outside Areas. Tenant, in its use of the Outside Areas, shall at all times keep the Outside Areas in a condition free and clear of all materials, equipment, debris, trash (except within existing enclosed trash areas), inoperable vehicles, and other items which are not specifically permitted by Landlord to be stored or located thereon by Tenant. If, in the opinion of Landlord, unauthorized persons are using any of the Outside Areas by reason of, or under claim of, the express or implied authority or consent of Tenant, then Tenant, upon demand of Landlord, shall restrain, to the fullest extent then allowed by Law, such unauthorized use, and shall initiate such appropriate proceedings as may be required to so restrain such use. If Landlord reasonably determines that Tenant’s use of any portion of the Outside Areas requires additional or special cleaning, maintenance or other services, Landlord shall be entitled to arrange for any such additional services at Tenant’s sole cost and expense.

4.11 Environmental Protection. Tenant’s obligations under this Paragraph 4.11 shall survive the expiration or termination of this Lease.

(a) As used herein, the term “Hazardous Materials” shall mean any toxic or hazardous substance, material or waste or any pollutant or infectious or radioactive material, including but not limited to those substances, materials or wastes regulated now or in the future under any of the following statutes or regulations and any and all of those substances included within the definitions of “hazardous substances,” “hazardous materials,” “hazardous waste,” “hazardous chemical substance or mixture,” “imminently hazardous chemical substance or mixture,” “toxic substances,” “hazardous air pollutant,” “toxic pollutant,” or “solid waste” in the (a) Comprehensive Environmental Response, Compensation and Liability Act of 1990 (“CERCLA” or “Superfund”), as amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), 42 U.S.C. § 9601 et seq., (b) Resource Conservation and Recovery Act of 1976 (“RCRA”), 42 U.S.C. § 6901 et seq., (c) Federal Water Pollution Control Act (“FSPCA”), 33 U.S.C. § 1251 et seq., (d) Clean Air Act (“CAA”), 42 U.S.C. § 7401 et seq., (e) Toxic Substances Control Act (“TSCA”), 14 U.S.C. § 2601 et seq., (f) Hazardous Materials Transportation Act, 49 U.S.C. § 1801, et seq., (g) Carpenter-Presley-Tanner Hazardous Substance Account Act (“California Superfund”), Cal. Health & Safety Code § 25300 et seq., (h) California Hazardous Waste Control Act, Cal. Health & Safety code § 25100 et seq., (i) Porter-Cologne Water Quality Control Act (“Porter-Cologne Act”), Cal. Water Code § 13000 et seq., (j) Hazardous Waste Disposal Land Use Law, Cal. Health & Safety codes § 25220 et seq., (k) Safe Drinking Water and Toxic Enforcement Act of 1986 (“Proposition 65”), Cal. Health & Safety code § 25249.5 et seq., (l) Hazardous Substances Underground Storage Tank Law, Cal. Health & Safety code § 25280 et seq., (m) Air Resources Law, Cal. Health & Safety Code § 39000 et seq., (n) regulations promulgated pursuant to said laws or any replacement thereof, or as similar terms are defined in the federal, state and local laws, statutes, regulations, orders or rules and (o) any similar law that may be enacted after the date hereof by any federal, state or local authority. Hazardous Materials shall also mean any and all other biohazardous wastes and substances, materials and wastes which are, or in the future become, regulated under applicable Laws for the protection of health or the environment, or which are classified as hazardous or toxic substances, materials or wastes, pollutants or contaminants, as defined, listed or regulated by any federal, state or local law, regulation or order or by common law decision, including, without limitation, (i) trichloroethylene, tetrachloroethylene, perchloroethylene and other chlorinated solvents, (ii) any petroleum products or fractions thereof, (iii) asbestos, (iv) polychlorinted biphenyls, (v) flammable explosives, (vi) urea formaldehyde, (vii) radioactive materials and waste, and (viii) materials and wastes that are harmful to or may threaten human health, ecology or the environment.

         (b) Notwithstanding anything to the contrary in this Lease, Tenant, at its sole cost, shall comply with all Laws relating to the storage, use and disposal of Hazardous Materials; provided, however, that Tenant shall not be responsible for contamination of the Leased Premises by Hazardous Materials unless caused or permitted by Tenant or any subtenant or other occupant of the Leased Premises and their respective agents, contractors, subcontractors, employees, invitees or licensees (collectively, “Tenant Party”), excluding any contamination caused by Landlord or its agents, contractors, subcontractors, employees, invitees or licensees and provided further Tenant shall not be responsible for contamination of the Building or the Property by Hazardous Materials unless caused by Tenant. Tenant shall not store, use or dispose of any Hazardous Materials (not including any Hazardous Materials contained in normal office and janitorial products in accordance with all Laws) except for those Hazardous Materials listed in a Hazardous Materials management plan (“HMMP”) which Tenant shall deliver to Landlord on or before the Commencement Date if Tenant is using any such Hazardous Materials and, if there are changes thereto, update at least annually with Landlord (“Permitted Materials”) which may be used, stored and disposed of provided (i) such Permitted Materials are used, stored, transported, and disposed of in strict compliance with applicable Law, (ii) such Permitted Materials shall be limited to the materials listed on and may be used only in the quantities specified in the HMMP, and (iii) Tenant shall provide Landlord with copies of all material safety data sheets and other documentation required under applicable Law in connection with Tenant’s use of Permitted Materials as and when such documentation is provided to any regulatory authority having jurisdiction, in no event shall Tenant cause or permit to be discharged into the plumbing or sewage system of the Building or the Property or onto the land underlying or adjacent to the Building or the Property any Hazardous Materials. Tenant shall be solely responsible for and shall defend, indemnify, and hold Landlord and its agents harmless from and against all claims,

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costs and liabilities, including attorneys’ fees and costs, arising out of or in connection with Tenant’s storage, use and/or disposal of Hazardous Materials. If the presence of Hazardous Materials (x) on the Leased Premises caused or permitted by Tenant or any Tenant Party or (y) on the Building or the Property caused by Tenant or any Tenant Party, result in contamination or deterioration of water or soil, then Tenant shall immediately notify Landlord of the same and shall immediately take any and all action necessary to clean up such contamination, but the foregoing shall in no event be deemed to constitute permission by Landlord to allow the presence of such Hazardous Materials. At any time prior to the expiration of the Lease Term if Tenant has a reasonable basis to suspect that there has been any release or the presence of Hazardous Materials in the ground or ground water on the Property which did not exist upon commencement of the Lease Term, Tenant shall immediately notify Landlord of the same and, with Landlord’s prior written approval, shall have the right to conduct appropriate tests of water and soil and to deliver to Landlord the results of such tests to demonstrate that no contamination in excess of permitted levels has occurred as a result of Tenant’s use of the Leased Premises. Tenant shall further be solely responsible for, and shall defend, indemnify, and hold Landlord and its agents harmless from and against all claims, costs and liabilities, including attorneys’ fees and costs, arising out of or in connection with any removal, cleanup and restoration work and materials required hereunder to return the Leased Premises and any other property of whatever nature to their condition existing prior to the appearance of the Hazardous Materials released by Tenant or any Tenant Party.

(c) Upon termination or expiration of the Lease, Tenant at its sole expense shall cause all Hazardous Materials placed in or about the Leased Premises, the Building and/or the Property by Tenant, its agents, contractors, or invitees, and all installations (whether interior or exterior) made by or on behalf of Tenant relating to the storage, use, disposal or transportation of Hazardous Materials to be removed from the property and transported for use, storage or disposal in accordance and compliance with all Laws and other requirements respecting Hazardous Materials used or permitted to be used by Tenant. To the extent required by law due to Tenant’s particular use of the Leased Premises, Tenant shall apply for and shall obtain from all appropriate regulatory authorities (including any applicable fire department or regional water quality control board) all permits, approvals and clearances necessary for the closure of the Property and shall take all other actions as may be required to complete the closure of the Building and the Property.

(d) At any time prior to expiration of the Lease term, subject to reasonable prior notice (not less than forty-eight (48) hours) and Tenant’s reasonable security requirements and provided such activities do not unreasonably interfere with the conduct of Tenant’s business at the Leased Premises, Landlord shall have the right to enter in and upon the Property, Building and Leased Premises in order to conduct appropriate tests of water and soil to determine whether levels of any Hazardous Materials in excess of legally permissible levels has occurred as a result of Tenant’s use thereof. Landlord shall furnish copies of all such test results and reports to Tenant and, at Tenant’s option and cost, shall permit split sampling for testing and analysis by Tenant. Such testing shall be at Tenant’s expense if Landlord has a reasonable basis for suspecting and confirms the presence of Hazardous Materials in the soil or surface or ground water in, on, under, or about the Property, the Building or the Leased Premises, which has been caused by or resulted from the activities of Tenant, its agents, contractors, or invitees.

(e) Landlord may voluntarily cooperate in a reasonable manner with the efforts of all governmental agencies in reducing actual or potential environmental damage. Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of such compliance or cooperation. Tenant agrees at all times to cooperate in a reasonable manner with the requirements and recommendations of governmental agencies regulating, or otherwise involved in, the protection of the environment provided Tenant shall not be responsible for any contamination of the Building or the Property by Hazardous Materials unless caused by Tenant or any Tenant Party.

(f) Except as set forth in the environmental report(s) delivered to Tenant prior to the execution of this Lease by Tenant, to Landlord’s knowledge, no Hazardous Material in excess of legally permissible levels is present on the Property or in the soil, surface water or groundwater thereof. As used herein, “Landlord’s knowledge” means the actual knowledge of Richard Czerwinski, without duty of investigation or inquiry.

4.12 Rules And Regulations. Landlord shall have the right from time to time to establish reasonable rules and regulations and/or amendments or additions thereto respecting the use of the Leased Premises and the Outside Areas for the care and orderly management of the Property. Upon delivery to Tenant of a copy of such rules and regulations or any amendments or additions thereto, Tenant shall comply with such rules and regulations. Notwithstanding the foregoing, Tenant shall not be required to comply with any new rule or regulation unless the same applies non-discriminatorily to all similarly situated occupants of the Property, does not unreasonably interfere with Tenant’s use of the Leased Premises or Tenant’s parking rights and does not materially increase the obligations or materially decrease the rights of Tenant under this Lease. A material or repeated violation by Tenant of any of such rules and regulations shall constitute a default by Tenant under this Lease. If there is a conflict between the rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail. Landlord shall not be responsible or liable to Tenant for the violation of such rules and regulations by any other tenant of the Property.

ARTICLE 5

REPAIRS, MAINTENANCE, SERVICES AND UTILITIES

5.1 Repair And Maintenance. Except in the case of damage to or destruction of the Leased Premises, the Building, the Outside Areas or the Property caused by an act of God or other peril, in which case the provisions of Article 10 shall control, the parties shall have the following obligations and responsibilities with respect to the repair and maintenance of the Leased Premises, the Building, the Outside Areas, and the Property.

(a) Tenant’s Obligations. Tenant shall, at all times during the Lease Term and at its sole cost and expense, regularly clean and continuously keep and maintain in good order, condition and repair the Leased

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Premises and every part thereof including, without limiting the generality of the foregoing, (i) all interior walls, floors and ceilings, (ii) all interior windows, window frames, window casements, interior and exterior doors, door frames and closers, (iii) all electrical wiring, conduits, connectors and fixtures, (iv) all plumbing, pipes, sinks, toilets, faucets and drains, (v) all lighting fixtures, bulbs and lamps and all heating, ventilating and air conditioning equipment, (vi) Tenant’s security systems in or about or serving the Leased Premises and, except to the extent that Landlord notifies tenant in writing of its intention to arrange for such monitoring, cause the fire alarm systems serving the Leased Premises to be monitored by a monitoring or protective services firm approved by Landlord in writing and (vii) all entranceways to the Leased Premises. Tenant shall furnish all other expendables, including paper goods and soaps used in the Leased Premises. Tenant, if requested to do so by Landlord, shall hire, at Tenant’s sole cost and expense, a licensed heating, ventilating and air conditioning contractor to regularly and periodically (not less frequently than every three months) inspect and perform required maintenance on the heating, ventilating and air conditioning equipment and systems serving the Leased Premises, or alternatively, Landlord may, at its election, contract in its own name for such regular and periodic inspections of and maintenance on such heating, ventilating and air conditioning equipment and systems and charge to Tenant, as Additional Rent, the cost thereof. Landlord may, at its election, contract with a licensed roofing contractor to periodically inspect and perform required maintenance on the roof of the Leased Premises and shall have the driveways and parking areas periodically swept and charge to Tenant, as Additional Rent, the cost thereof. Subject to Section 9.3, Tenant shall, at its sole cost and expense, repair all damage to the Leased Premises, the Building, the Outside Areas or the Property caused by the activities of Tenant, its employees, invitees or contractors promptly following written notice from Landlord to so repair such damages. If Tenant shall fail to perform the required maintenance or fail to make repairs required of it pursuant to this paragraph within a reasonable period of time following notice from Landlord to do so, then Landlord may, at its election and without waiving any other remedy it may otherwise have under this Lease or at law, perform such maintenance or make such repairs and charge to Tenant, as Additional Rent, the costs so incurred by Landlord for same. All glass within or a part of the Leased Premises, both interior and exterior, is at the sole risk of Tenant and any broken glass shall promptly be replaced by Tenant at Tenant’s expense with glass of the same kind, size and quality.

(b) Landlord’s Obligation. Landlord shall, at all times during the Lease Term, maintain in good condition and repair the Building Systems, foundation, roof, roof structure, load-bearing and exterior walls of the Building and all other structural portions of the Building and the Outside Areas. Notwithstanding any of the foregoing to the contrary, Landlord shall perform and construct, and Tenant shall have no responsibility to perform or construct, any repair, maintenance or improvements (a) which could be treated as a “capital expenditure” under generally accepted accounting principles or (b) to the electrical, water, sewer, and plumbing systems serving the Leased Premises to the extent not located within and exclusively serving the Leased Premises. The provisions of this subparagraph (b) shall in no way limit the right of Landlord to charge to Tenant, as Additional Rent pursuant to Article 3 (to the extent permitted pursuant to Article 3), the costs incurred by Landlord in performing such maintenance and/or making such repairs.

(c) If a Material Curable Landlord Default (defined below) occurs under this Lease, and if Tenant intends to exercise its cure rights provided in this Paragraph, then, before Tenant may exercise such cure rights, Tenant shall notify Landlord in writing (the “Default Notice”) of the existence of the Material Curable Landlord Default, the nature thereof in reasonable detail and of Tenant’s intent to exercise its rights under this Paragraph.

(i) Landlord shall have 10 Business Days following receipt of a Tenant’s Default Notice to cure such default, unless such Material Curable Landlord Default cannot be reasonably cured within said 10 Business Day period, in which case Landlord shall have such time as is reasonably necessary to cure such default, but only if Landlord commences to cure such default within the 10 Business Day period specified above and thereafter proceeds diligently and continuously to cure such default.

(ii) Tenant shall have the right to cure any Material Curable Landlord Default which is not cured by Landlord within the time periods set forth above. In curing a Material Curable Landlord’s Default, (1) Tenant may only use Landlord-approved contractors for any repairs, modifications or alterations to the Building and the Building Systems; (2) Tenant may not make any changes to the exterior, interior or common areas of the Building or the Building Systems; and (3) Tenant shall only make such repairs or take such action as is reasonably necessary to cure such default.

(iii) Landlord shall reimburse Tenant for the reasonable out-of-pocket costs and expenses incurred by Tenant in curing a Material Curable Landlord Default in accordance with the provisions of this Paragraph within 30 days after receipt of Tenant’s invoice for such amount and supporting data in reasonable detail. Any amount reimbursed to Tenant under this Paragraph shall be included in Operating Expenses, to the extent such amount would have been included in Operating Expenses if Landlord had cured the default in question. All amounts not paid by Landlord when due shall bear interest at the Interest Rate from the due date until paid.

(iv) A “Material Curable Landlord Default” shall mean any default by Landlord in the performance of its obligations under this Lease which (i) materially impairs Tenant’s use of or access to the Leased Premises; (ii) does not arise as a result of a fire or casualty or an act or omission of Tenant, its agents, employees or contractors; and (iii) can be reasonably cured by Landlord. For purposes of the foregoing and without limiting the determination of whether a default can be reasonably cured by Landlord, Landlord’s failure to provide services or repairs because the electric company servicing the Building is unable to delivery electricity to the Building is a default that cannot be reasonably cured by Landlord.

5.2 Utilities. Tenant shall arrange at its sole cost and expense and in its own name, for the supply of utilities to the Leased Premises. Landlord represents that electricity, gas and water services are separately metered. Tenant shall be responsible for determining if the local supplier of utilities can supply the needs of Tenant and whether or not the existing distribution systems within the Building and the Leased Premises are adequate for Tenant’s needs.

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5.3 Security.

(a) Tenant acknowledges that Landlord has not undertaken any duty whatsoever to provide security for the Leased Premises, the Building, the Outside Areas or the Property and accordingly, Landlord is not responsible for the security of the same or the protection of Tenant’s property or Tenant’s employees, invitees or contractors. To the extent Tenant determines that such security or protection services are advisable or necessary, Tenant shall arrange for and pay the costs of providing same. Any election by Landlord to provide any security for all or any portion of the Leased Premises, the Building, the Outside Areas or the Property shall not create any liability of Landlord to Tenant for the security of the same or the protection of Tenant’s property or Tenant’s employees, invitees or contractors. Tenant hereby waives any claim against Landlord with respect o any bodily injury, loss by theft or other damaged suffered or incurred by Tenant or Tenant’s employees, invitees, and visitors in connection with any unauthorized entry into the Leased Premises or any other breach of security with respect to the Leased Premises, the Building, the Outside Areas or the Property.

(b) Without limiting the generality of subparagraph (a) above, Tenant agrees to the exercise by Landlord and Landlord’s agents, in their sole discretion, of security measures Landlord or its agents may employ from time to time, including, but not limited to, the evacuation of the Leased Premises, the Building, or the Property for cause, suspected cause or for drill purposes, the denial of any access to the Leased Premises, the Building or the Property and other similarly related actions that Landlord or its agents deem necessary to prevent any threat of property damage or bodily injury. The exercise of such measures by Landlord and its agents, and the resulting interruption of service and cessation of Tenant’s business, if any, shall not be deemed an eviction or disturbance of Tenant’s use and possession of the Leased Premises, or any part thereof, or render Landlord or its agents liable to Tenant for any resulting damages or relieve Tenant from Tenant’s obligations under this Lease.

5.4 Energy And Resource Consumption. Landlord may voluntarily cooperate in a reasonable manner with the efforts of governmental agencies and/or utility suppliers in reducing energy or other resource consumption within the Property provided such cooperation shall not materially interfere with Tenant’s use of the Leased Premises for the Permitted Use. Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of such compliance or cooperation. Tenant agrees at all times to cooperate in a reasonable manner with Landlord and to abide by all commercially reasonable rules established by Landlord (i) in order to maximize the efficient operation of the electrical, heating, ventilating and air conditioning systems and all other energy or other resource consumption systems with the Property and/or (ii) in order to comply with the requirements and recommendations of utility suppliers and governmental agencies regulating the consumption of energy and/or other resources.

5.5 Limitation Of Landlord’s Liability. Landlord shall not be liable to Tenant for injury to Tenant, its employees, agents, invitees or contractors, damage to Tenant’s property, nor shall Tenant be entitled to any reduction in or abatement of rent by reason of (i) Landlord’s failure or election to provide security services or systems within the Property for the protection of the Leased Premises, the Building or the Outside Areas, or the protection of Tenant’s property or Tenant’s employees, invitees, agents or contractors, or (ii) Landlord’s failure to perform any maintenance or repairs to the Leased Premises, the Building, the Outside Areas or the Property until Tenant shall have first notified Landlord, in writing, of the need for such maintenance or repairs, and then only after Landlord shall have had a reasonable period of time following its receipt of such notice within which to perform such maintenance or repairs and in any case not less than the notice and cure periods set forth in Paragraph 12.3 of this Lease, or (iii) any failure, interruption, rationing or other curtailment in the supply of water, electric current, gas or other utility service to the Leased Premises, the Building, the Outside Areas or the Property from whatever cause (other than Landlord’s sole active negligence or willful misconduct), or (iv) the unauthorized intrusion or entry into the Leased Premises by third parties (other than Landlord). Notwithstanding the foregoing or, anything in this Lease to the contrary, Tenant shall not be entitled to terminate this Lease by reason of any such Landlord failure or intrusion. If Tenant is prevented from using and does not use the Leased Premises or any material portion thereof for the conduct of its business, for three (3) consecutive Business Days (the “Eligibility Period”) as a result of (i) the failure in any material respect of Landlord or its agents or contractors to provide to the Leased Premises any of the utilities and services required to be provided under this Lease (excluding failure caused by Tenant or any Tenant Party or due to the occurrence of a casualty or condemnation), or (ii) because of the presence of Hazardous Materials in, on or around the Building or the Leased Premises which were not caused or introduced by Tenant or any Tenant Party and which Hazardous Materials pose an imminent material and significant health risk to occupants of the Premises as determined by an industrial hygienist or other comparable public health professional, then, in any and all such events, Tenant’s obligation to pay Base Monthly Rent, Tenant’s Operating Payment and Tenant’s Tax Payment shall be abated or reduced, as the case may be, from and after the first day following the last day of the Eligibility Period and continuing for such time that Tenant continues to be so prevented from using for the conduct of its business, and does not so use for the conduct of its business, the Premises or a material portion thereof, in the proportion that the rentable square feet of the portion of the Premises that Tenant is prevented from using, and does not so use, bears to the total rentable square feet of the Premises. For purposes of this Paragraph, Tenant shall not be deemed to have used the Leased Premises for the conduct of its business as a result of the presence of limited numbers of employees of Tenant who are present within the Leased Premises performing activities such as securing the Leased Premises, removing files and computers and engaging in other limited commercial activities.

ARTICLE 6

ALTERATIONS AND IMPROVEMENTS

6.1 By Tenant. (a) Tenant shall not make any alterations to or modifications of the Leased Premises or construct any improvements within the Leased Premises until Landlord shall have first approved, in writing, the plans and specifications therefor, which approval may not be unreasonably withheld. All such modifications, alterations or improvements, once so approved, shall be made, constructed or installed by Tenant at Tenant’s expense (including all permit fees and governmental charges related thereto), using a licensed contractor first

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approved by Landlord, in substantial compliance with the Landlord-approved plans and specifications therefor. All work undertaken by Tenant shall be done in accordance with all Laws and in a good and workmanlike manner using new materials of good quality. Tenant shall not commence the making of any such modifications or alterations or the construction of any such improvements until (i) all required governmental approvals and permits shall have been obtained, (ii) all requirements regarding insurance imposed by this Lease have been satisfied, (iii) Tenant shall have given Landlord at least five business days prior written notice of its intention to commence such work so that Landlord may post and file notices of non-responsibility, (iv) if requested by Landlord, Tenant shall have obtained contingent liability and broad form builder’s risk insurance in an amount satisfactory to Landlord in its reasonable discretion to cover any perils relating to the proposed work not covered by insurance carried by Tenant pursuant to Article 9 and (v) with respect to any alteration or modification that affect Building Systems, Tenant shall first obtain approval from Landlord’s designated engineer for the affected Building System. Tenant shall pay to Landlord, within thirty (30) days of demand therefor an administrative fee in connection with any alterations or modifications in the Leased Premises in an amount equal to 3% of the total cost of such alterations or modifications but in any event not to exceed Landlord’s actual out-of-pocket costs related to review, approval and supervision of alterations. Except as specifically set forth in the Lease, in no event shall Tenant make any modification, alterations or improvements whatsoever to the Outside Areas or the exterior or structural components of the Building including, without limitation, any material cuts or penetrations in the floor, roof or exterior walls of the Leased Premises without Landlord’s prior written consent, which may be granted or withheld in Landlord’s sole discretion (collectively, “Prohibited Alterations”). As used in this Article, the term “modifications, alterations and/or improvements” shall include, without limitation, the installation of additional electrical outlets, overhead lighting fixtures, drains, sinks, partitions, doorways, or the like. Notwithstanding the foregoing, Tenant, without Landlord’s prior written consent, shall be permitted to make alterations other than Prohibited Alterations to the Building, provided that: (a) such alterations do not exceed $25,000 individually or $100,000 in the aggregate in any consecutive twelve (12) month period, (b) Tenant shall timely provide Landlord the notice required pursuant to subparagraph (iii) above, (c) Tenant shall notify Landlord in writing within thirty (30) days of completion of the alteration and deliver to Landlord a set of the plans and specifications therefor, either “as built” or marked to show construction changes made, and (d) Tenant shall, upon Landlord’s request, remove the alteration at the termination of the Lease and restore the Leased Premises to their condition prior to such alteration. Landlord shall render a decision, at the time that request is made by Tenant for approval of an alteration or upon notification of an alteration not requiring Landlord’s consent, whether such alteration can remain or if such alteration must be removed at the expiration or sooner termination of the Lease Term; provided that Landlord shall only require the removal of Tenant Extraordinary Fixtures as defined below. As used herein, the term “Extraordinary Fixture” means an alteration, addition or improvement which, at the time of installation, is not the type, quality, or quantity of improvement that is customarily found in a standard office installation in comparable office buildings in vicinity of the Premises. By way of example only, rolling or built-in high density file systems, vaults, safes, raised flooring, dedicated tenant elevators or dumb waiters, special key card systems on stairwells or other entry doors, and internal stairways constitute Extraordinary Fixtures.

(b) During the Lease Term (and any renewals or extensions thereof) Tenant shall have the right, without payment of any fee or charge therefor, to install and operate a transmitter-receiver or satellite dish (a “Satellite Dish”) of a weight, height and width reasonably acceptable to Landlord and as reasonably necessary for Tenant’s use of the Leased Premises. Tenant’s rights pursuant to this Paragraph 6.1 (b) are subject to the following:

(i) The precise location of any Satellite Dish shall be as approved by Landlord in its reasonable discretion.

(ii) Tenant shall pay any federal, state and local taxes applicable to the installation and use of any Satellite Dish and Tenant shall procure, maintain and pay for and obtain all fees, permits and governmental agency licenses necessary in connection with the installation, maintenance and operation of such Satellite Dish; provided, however, that Landlord shall reasonably cooperate with the efforts of Tenant in connection with any governmental application or filing required thereby.

(iii) All installations required in connection with any Satellite Dish shall be made by means of conduits, wires or cables that will pass through existing openings in the walls or roof decks of the Building, and all cables and wires located on the roof of the Building used in connection with any Satellite Dish shall be covered by rust-proof conduits and attachments. In no event shall any of Tenant’s installations be made through the roof surface or membrane of the Building without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole and absolute discretion. The installation of any Satellite Dish shall be subject to Landlord’s review and approval and shall conform to the engineering standards commonly used for installing similar microwave and satellite dishes on comparable buildings.

(iv) Tenant, at its sole cost and expense, shall comply with all present and future laws, Private Restrictions and with any requirements of any applicable fire rating bureau relating to the maintenance, use, installation and operation of any Satellite Dish. Tenant shall install, maintain and operate all of its equipment used in connection with any Satellite Dish in conformity with all laws and all regulations of all government agencies having jurisdiction over the installation, use and operation of such Satellite Dish, including, without limitation, the Federal Aviation Administration and the Federal Communications Commission.

                   (v) Prior to the expiration or earlier termination of the Lease Term Tenant shall remove any Satellite Dish and all wires and cables used in connection with such Satellite Dish, and shall restore and repair all damage to the Building occasioned by the installation, maintenance or removal of such Satellite Dish. If Tenant fails to timely complete such removal, restoration and repair, all sums incurred by Landlord to complete such work shall be paid by Tenant to Landlord upon demand.

(vi) Landlord makes no representations or warranties whatsoever with respect to the fitness or suitability of the Building for the installation, maintenance and operation of any Satellite Dish, including, without limitation, with respect to the quality and clarity of any receptions and transmissions to or from any Satellite Dish and the presence of any interference with such signals, whether emanating from the Building or otherwise.

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(vii) Tenant must contact the manager of the Building prior to the date Tenant proposes to install a Satellite Dish on the roof of the Building in order to make arrangements for the movement of any materials needed in connection with the installation of such Satellite Dish.

(viii) Tenant shall provide adequate maintenance personnel in order to ensure the safe operation of any Satellite Dish. In addition, Tenant shall install, maintain and operate all of its equipment used in connection with any Satellite Dish in a fashion and manner so as not to interfere with the use and operation of any: (i) other television or radio equipment in the Building; (ii) present or future electronic control system for any of the Building Systems or the operation of the elevators in the Building; (iii) other transmitting, receiving or master television, telecommunications or microwave antenna equipment currently located on the roof of the Building; or (iv) any radio communication system now used by Landlord. In addition, Tenant shall use its commercially reasonable efforts to ensure that Tenant will not interfere with any equipment installed by Landlord in the future.

6.2 Ownership Of Improvements. All modifications, alterations and improvements made or added to the Leased Premises by Tenant (other than Tenant’s inventory, equipment, movable furniture, wall decorations and trade fixtures) shall be deemed real property and a part of the Leased Premises and shall automatically become the property of Landlord upon the expiration or earlier termination of the Lease (except that Tenant may elect to remove any Extraordinary Fixtures provided Tenant repairs any damage resulting from such removal). Subject to the foregoing, any such modifications, alterations or improvements, other than those not requiring Landlord’s prior consent, once completed, shall not be altered or removed from the Leased Premises during the Lease Term without Landlord’s written approval first obtained in accordance with the provisions of Paragraph 6.1 above. At the expiration or sooner termination of this Lease, all such modifications, alterations and improvements other than Tenant’s inventory, equipment, movable furniture, wall decorations and trade fixtures, shall be surrendered to Landlord as part of the Leased Premises as required pursuant to Article 2, unless Landlord shall require Tenant to remove any of such modifications, alterations or improvements in accordance with the provisions of Paragraph 6.1, in which case Tenant shall so remove same. Landlord shall have no obligations to reimburse Tenant for all or any portion of the cost or value of any such modifications, alterations or improvements so surrendered to Landlord or removed by Tenant or for the cost of removal. All modifications, alterations or improvements which are installed or constructed on or attached to the Leased Premises by Landlord and/or at Landlord’s expense shall be deemed real property and a part of the Leased Premises and shall be property of Landlord. All lighting, plumbing, electrical, heating, ventilating and air conditioning fixtures, partitioning, window coverings, wall coverings and floor coverings installed by Tenant shall be deemed improvements to the Leased Premises and not trade fixtures of Tenant.

6.3 Alterations Required By Law. Tenant shall make all modifications, alterations and improvements to the Leased Premises, at its sole cost, that are required by any Law because of (i) Tenant’s particular use or occupancy of the Leased Premises, the Building, the Outside Areas or the Property, (ii) Tenant’s application for any permit or governmental approval, or (iii) Tenant’s making of any modifications, alterations or improvements to or within the Leased Premises. If Landlord shall, at any time during the Lease Term, be required by any governmental authority to make any modifications, alterations or improvements to the Building or the Property as a result of a law, rule or regulation first becoming effective after the Effective Date, the cost incurred by Landlord in making such modifications, alterations or improvements, including interest at a rate equal to the greater of (a) eight percent (8%); or (b) the annual rate of interest published in The Wall Street Journal from time to time as the prime rate plus two percent (2%) (the “Prime Rate”) shall be amortized by Landlord over the useful life of such modifications, alterations or improvements, as determined in accordance with generally accepted accounting principles and the monthly amortized cost of such modifications, alterations and improvements as so amortized shall be considered a Property Maintenance Cost.

6.4 Liens. Tenant shall keep the Property and every part thereof free from any lien, and shall pay when due all bills arising out of any work performed, materials furnished, or obligations incurred by Tenant, its agents, employees or contractors relating to the Property. If any such claim of lien is recorded against Tenant’s interest in this Lease, the Property or any part thereof, Tenant shall bond against, discharge or otherwise cause such lien to be entirely released within thirty (30) days after the same has been recorded. Tenant’s failure to do so shall be conclusively deemed a material default under the terms of this Lease.

ARTICLE 7

ASSIGNMENT AND SUBLETTING BY TENANT

7.1 By Tenant. Tenant shall not sublet the Leased Premises or any portion thereof or assign its interest in this Lease, whether voluntarily or by operation of Law, without Landlord’s prior written consent which shall not be unreasonably withheld. Any attempted subletting or assignment without Landlord’s prior written consent (except as otherwise permitted under this Article 7) after the expiration of the applicable notice and cure period set forth in Paragraph 12.1(d), at Landlord’s election, shall constitute a default by Tenant under the terms of this Lease. The acceptance of rent by Landlord from any person or entity other than Tenant, or the acceptance of rent by Landlord from Tenant with knowledge of a violation of the provisions of this paragraph, shall not be deemed to be a waiver by Landlord of any provision of this Article or this Lease or to be a consent to any subletting by Tenant or any assignment of Tenant’s interest in this Lease. Without limiting the circumstances in which it may be reasonable for Landlord to withhold its consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold its consent in the following instances:

(a) the proposed assignee or sublessee is a governmental agency;

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(b) in Landlord’s reasonable judgment, the use of the Premises by the proposed assignee or sublessee would involve occupancy by other than the Permitted Use, would entail any alterations which would materially lessen the value of the leasehold improvements in the Premises, or would materially require increased services by Landlord;

(c) in Landlord’s reasonable judgment, the financial worth of the proposed assignee or sublessee does not meet the then-current reasonable credit standards applied by Landlord for the assignment or sublease in question; or the character of the proposed assignee or sublessee is not reasonably acceptable to Landlord

(d) the proposed assignee or sublessee (or any of its affiliates) has been in material default under a lease within the immediately preceding twelve (12) months, has been in litigation with a previous landlord and found to be at fault, or in the ten years prior to the assignment or sublease has filed for bankruptcy protection, has been the subject of an involuntary bankruptcy, or has been adjudged insolvent;

(e) Landlord or other entities controlling, controlled by or under common control with Landlord have experienced a previous default by or is in litigation with the proposed assignee or sublessee;

(f) Intentionally omitted;

(g) the use of the Premises by the proposed assignee or sublessee will violate any applicable Law;

(h) the proposed assignee or sublessee is, as of the date of this Lease, a tenant at the Property or is a person or entity with whom Landlord is then or has been within the prior six (6) months negotiating in connection with rental of space at the Property;

(i) the proposed assignment or sublease fails to include all of the terms and provisions required to be included therein pursuant to this Article 7;

(j) Tenant is in default of any obligation of Tenant under this Lease beyond applicable notice and cure periods; or

(k) In the case of subletting of less than the entire Premises, if the subletting would result in more than four subtenants in the Leased Premises.

7.2 Merger, Reorganization or Sale of Assets. Any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or other transfer in one or more related transactions of a majority of the capital stock or other beneficial ownership interest in Tenant, or the sale or transfer of all or a substantial portion of the assets of Tenant, shall be deemed a voluntary assignment of Tenant’s interest in this Lease. If Tenant is a partnership, a withdrawal or change, voluntary, involuntary or by operation of Law, of any general partner, or the dissolution of the partnership, shall be deemed a voluntary assignment of Tenant’s interest in this Lease. Notwithstanding the foregoing, the provisions of this Article 7 shall not apply to (i) PMC-Sierra, Inc. or any Permitted Transferee of PMC-Sierra, Inc., and (ii) the transfer of ownership interests in Tenant as part of an initial public offering or if and so long as Tenant is publicly traded on a nationally recognized stock exchange. For purposes of this Article the term transfers shall be deemed to include the issuance of new capital stock or other ownership interests in one or more related transactions which results in a majority of the capital stock or other ownership interests in Tenant being held by a person or entity which does not hold a majority of the capital stock or ownership interests in Tenant on the Effective Date of this Lease. The provisions of Article 7 shall not apply to transactions with a business entity into or with which Tenant is merged, consolidated or converted or to which all or substantially all of Tenant’s assets are transferred, to an assignment or sublease to an entity controlling, controlled by or under common control with Tenant or to a deemed assignment due to a transfer or issuance of Tenant’s ownership interests (each a “Permitted Transferee”) so long as (i) such transfer was made for a legitimate independent business purpose and not for the purpose of transferring this Lease, (ii) the successor to Tenant has net worth computed in accordance with generally accepted accounting principles consistently applied (excluding goodwill) that is not less than $80,000,000.00; (iii) proof reasonably satisfactory to Landlord of such net worth is delivered to Landlord at least 10 days after the effective date of any such transaction, (iv) any such transfer shall be subject and subordinate to all of the terms and provisions of this Lease, and the transferee, if it is an entity other than Tenant, shall assume, in a written document reasonably satisfactory to Landlord and delivered to Landlord at least 10 days after the effective date of such transfer, all the obligations of Tenant under this Lease, and (v) Tenant and any guarantor shall remain fully liable for all obligations to be performed by Tenant under this Lease.

7.3 Landlord’s Election. If Tenant shall desire to assign its interest under the Lease or to sublet more than fifty percent (50%) of the Leased Premises for more than fifty percent (50%) of the remaining term of the Lease, Tenant must first notify Landlord, in writing, of its intent to so assign or sublet, at least thirty (30) days in advance of the date it intends to so assign its interest in this Lease or sublet any portion of the Leased Premises but not sooner than one hundred twenty (120) days in advance of such date, specifying in detail the terms of such proposed assignment or subletting, including the name of the proposed assignee or sublessee, the property assignee’s or sublessee’s intended use of the Leased Premises, current audited annual financial statements (including a balance sheet, income statement and statement of cash flow, all prepared in accordance with generally accepted accounting principles) as well as all monthly and quarterly financials of such proposed assignee or sublessee, the form of documents to be used in effectuating such assignment or subletting and such other information as Landlord may reasonably request. Landlord shall have a period of fifteen (15) business days following receipt of such notice and the required information within which to do one of the following: (i) consent to such requested assignment or subletting subject to Tenant’s compliance with the conditions set forth in Paragraph 7.4 below, or (ii) refuse to so consent to such requested assignment or subletting, provided that such consent shall not be unreasonably refused, or (iii) with respect to any proposed assignment or subletting (in a single transaction or a series of transactions in the aggregate) of 50% or more and the rentable square footage of the Leased Premises terminate this Lease as to the

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portion (including all) of the Leased Premises that is the subject of the proposed assignment or subletting and, at Landlord’s option, enter into a direct lease with such proposed assignee or subtenant. During such thirty (30) day period, Tenant covenants and agrees to supply to Landlord, upon request, all necessary or relevant information which Landlord may reasonably request respecting such proposed assignment or subletting and/or the proposed assignee or sublessee.

7.4 Conditions To Landlord’s Consent. If Landlord elects to consent, or shall have been ordered to so consent by a court of competent jurisdiction, to such requested assignment or subletting, such consent shall be expressly conditioned upon the occurrence of each of the conditions below set forth, and any purported assignment or subletting made or ordered prior to the full and complete satisfaction of each of the following conditions shall be void and, at the election of Landlord, which election may be exercised at any time following such a purported assignment or subletting but prior to the satisfaction of each of the stated conditions, shall constitute a material default by Tenant under this Lease until cured by satisfying in full each such condition by the assignee or sublessee. The conditions are as set forth in subsections (a) through (e) below:

(a) Landlord having approved in form and substance the assignment or sublease agreement and any ancillary documents, which approval shall not be unreasonably withheld by Landlord if the requirements of this Article 7 are otherwise complied with.

(b) Each such sublessee or assignee having agreed, in writing satisfactory to Landlord and its counsel and for the benefit of Landlord, to assume, to be bound by, and to perform the obligations of this Lease to be performed by Tenant which relate to space being subleased.

(c) Tenant having fully and completely performed all of its obligations under the terms of this Lease through and including the date of such assignment or subletting.

(d) Tenant having reimbursed to Landlord all reasonable costs and reasonable attorneys’ fees incurred by Landlord in conjunction with the processing and documentation of any such requested subletting or assignment, not to exceed $3,000.

(e) Tenant having delivered to Landlord a complete and fully-executed duplicate original of such sublease agreement or assignment agreement (as applicable) and all related agreements.

If Tenant enters into any assignment or sublease permitted hereunder or consented to by Landlord, then in consideration of such assignment or subletting, Tenant shall pay to Landlord:

(i) In the case of an assignment, on the effective date of the assignment, 50% of all sums and other consideration paid to Tenant by the transferee for or by reason of such assignment after first deducting the Transaction Costs (as hereinafter defined); or

(ii) In the case of a sublease, 50% of any consideration payable under the sublease to Tenant by the transferee which exceeds on a per square foot basis the Base Monthly Rent and Property Operating Expenses and other costs paid pursuant to the Master Lease (including, without limitation, the cost of utilities to the Leased Premises) accruing during the term of the sublease in respect of the sublet space after first deducting the amount of Transaction Costs. The sums payable under this clause shall be paid by Tenant to Landlord monthly as and when paid by the subtenant to Tenant. “Transaction Costs” shall mean Tenant’s reasonable third-party brokerage fees, tenant improvement costs and legal fees paid or to be paid in connection with such transaction (collectively, “Transaction Costs”). In order to get credit for Transaction Costs hereunder, Tenant must deliver to Landlord evidence of the payment of such Transaction Costs promptly after the same are paid.

7.5 Payments. All payments required by this Article to be made to Landlord shall be made in cash in full as and when they become due. At the time Tenant, Tenant’s assignee or sublessee makes each such payment to Landlord, Tenant or Tenant’s assignee, as the case may be, shall deliver to Landlord an itemized statement in reasonable detail showing the method by which the amount due Landlord was calculated and certified by the party making such payment as true and correct.

7.6 Audit; Good Faith. Landlord or its authorized representatives shall have the right, subject to Landlord executing a nondisclosure agreement in Tenant’s commercially reasonable form, at all reasonable times (but not more than once per calendar year with respect to any single transfer) to audit the books, records and papers of Tenant relating to any assignment or subletting, and shall have the right to make copies thereof. If the amounts due to Landlord under this Article 7 shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than three percent (3%), Tenant shall pay Landlord’s costs of such audit (but otherwise Landlord shall pay the same at Landlord’s sole cost and expense). The rights granted to Tenant by this Article are granted in consideration of Tenant’s express covenant that all pertinent allocations which are made by Tenant between the rental value of the Leased Premises and the value of any of Tenant’s personal property which may be conveyed or leased generally concurrently with and which may reasonably be considered a part of the same transaction as the permitted assignment or subletting shall be made fairly, honestly and in good faith. If Tenant shall breach this covenant, Landlord may immediately declare Tenant to be in default under the terms of this Lease and terminate this Lease and/or exercise any other rights and remedies Landlord would have under the terms of this Lease in the case of a material default by Tenant under this Lease.

7.7 Effect Of Landlord’s Consent. No subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay rent and to perform all of the other obligations to be performed by Tenant hereunder. Consent by Landlord to one or more assignments of Tenant’s interest in this Lease or to one or more sublettings of the Leased Premises shall not be deemed to be a consent to any subsequent assignment or subletting. If Landlord shall have been ordered by a court of competent jurisdiction to consent to a

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requested assignment or subletting, or such an assignment or subletting shall have been ordered by a court of competent jurisdiction over the objection of Landlord, such assignment or subletting shall not be binding between the assignee (or sublessee) and Landlord until such time as all conditions set forth in Paragraph 7.4 above have been fully satisfied (to the extent not then satisfied) by the assignee or sublessee, including, without limitation, the payment to Landlord of all agreed assignment considerations and/or excess rentals then due Landlord.

ARTICLE 8

LIMITATION ON LANDLORD’S LIABILITY AND INDEMNITY

8.1 Limitation On Landlord’s Liability And Release. Landlord shall not be liable to Tenant for, and Tenant hereby releases Landlord and its partners, principals, members, officers, agents, employees, lenders, attorneys, and consultants from, any and all liability, whether in contract, tort or on any other basis, for any injury to or any damage sustained by Tenant, Tenant’s agents, employees, contractors or invitees, any damage to Tenant’s property resulting from or attributable to the condition of, the management of, the repair or maintenance of, the protection of, the supply of services or utilities to, the damage in or destruction of the Leased Premises, the Building, the Property or the Outside Areas, including without limitation (i) the failure, interruption, rationing or other curtailment or cessation in the supply of electricity, water, gas or other utility service to the Property, the Building or the Leased Premises; (ii) the vandalism or forcible entry into the Building or the Leased Premises; (iii) the penetration of water into or onto any portion of the Leased Premises; (iv) the failure or election to provide security and/or failure or election to provide any lighting in or about the Property, the Building, the Outside Areas or the Leased Premises, (v) subject to Landlord’s express maintenance and repair obligations and the express warranties set forth in this Lease, the existence of any design or construction defects within the Property, the Building or the Leased Premises; (vi) the failure of any mechanical systems to function properly (such as the HVAC systems), provided, however, that Landlord shall warrant the function of all mechanical systems for a period of one year following the date of Substantial Completion of the Improvement Work; (vii) the blockage of access to any portion of the Property, the Building or the Leased Premises, except that Tenant does not so release Landlord from such liability to the extent such damage was caused by Landlord’s gross negligence, willful misconduct, or Landlord’s failure to perform an obligation expressly undertaken pursuant to this Lease after a reasonable period of time shall have lapsed following receipt of written notice from Tenant to so perform such obligation and in any case not less than the notice and cure periods set forth in Paragraph 12.3 of this Lease. Notwithstanding anything in this Lease to the contrary, Landlord shall not be liable to Tenant for, and Tenant hereby releases Landlord and its partners, principals, members, officers, agents, employees, lenders, attorneys, and consultants from, any and all liability, whether in contract, tort or on any other basis, for any loss to Tenant’s business, loss of Tenant’s profits or any other consequential damages or opportunity costs. Tenant acknowledges that it is fully apprised of the provisions of Law relating to releases, and particularly to those provisions contained in Section 1542 of the California Civil Code which reads as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

Notwithstanding such statutory provision, and for the purpose of implementing a full and complete release and discharge, Tenant hereby (i) waives the benefit of such statutory provision and (ii) acknowledges that, subject to the exceptions specifically set forth herein, the release and discharge set forth in this paragraph is a full and complete settlement and release and discharge of all claims and is intended to include in its effect, without limitation, all claims which Tenant, as of the date hereof, does not know of or suspect to exist in its favor.

8.2 Tenant’s Indemnification Of Landlord. Tenant shall defend with counsel reasonably approved by Landlord any claims made or legal actions filed or threatened against Landlord with respect to the violation of any Law, or the death, bodily injury, personal injury, property damage, or interference with contractual or property rights suffered by any third party occurring within the Leased Premises or resulting from Tenant’s use or occupancy of the Leased Premises, the Building or the Outside Areas, or resulting from Tenant’s activities in or about the Leased Premises, the Building, the Outside Areas or the Property, and Tenant shall indemnify and hold Landlord, Landlord’s partners, principals, members, employees, agents and contractors harmless from any loss liability, penalties, or expense whatsoever (including any loss attributable to vacant space which otherwise would have been leased, but for such activities) resulting therefrom, except to the extent caused by the negligence or willful misconduct of Landlord or Landlord’s failure to perform an obligation expressly undertaken pursuant to this Lease after a reasonable period of time shall have lapsed following receipt of written notice from Tenant to so perform such obligation and in any case not less than the notice and cure periods set forth in Paragraph 12.3 of this Lease. The provisions of this Paragraph 8.2 shall survive the expiration or sooner termination of this Lease.

8.3 Limitation of Tenant’s Liability And Release. Except only as set forth in Section 13.2 and otherwise, notwithstanding anything in this Lease to the contrary, Tenant shall not be liable to Landlord for, and Landlord hereby releases Tenant and its partners, principals, members, officers, agents, employees, lenders, attorneys, and consultants from, any and all liability, whether in contract, tort or on any other basis, for any consequential damages or opportunity costs. Landlord acknowledges that it is fully apprised of the provisions of Law relating to releases, and particularly to those provisions contained in Section 1542 of the California Civil Code which reads as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

Notwithstanding such statutory provision, and for the purpose of implementing a full and complete release and discharge, Landlord hereby (i) waives the benefit of such statutory provision and (ii) acknowledges that, subject to the exceptions specifically set forth herein, the release and discharge set forth in this paragraph is a full and complete settlement and release and discharge of all claims and is intended to include in its effect, without limitation, all claims which Landlord, as of the date hereof, does not know of or suspect to exist in its favor.

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ARTICLE 9

INSURANCE

9.1 Tenant’s Insurance. Tenant shall maintain insurance complying with all of the following:

(a) Tenant shall procure, pay for and keep in full force and effect, at all times during the Lease Term, the following:

(i) Comprehensive general liability insurance insuring Tenant against liability for personal injury, bodily injury, death and damage to property occurring within the Leased Premises, or resulting from Tenant’s use or occupancy of the Leased Premises, the Building, the Outside Areas or the Property, or resulting from Tenant’s activities in or about the Leased Premises or the Property, with coverage in an amount equal to $3,000,000.00 (“Tenant’s Required Liability Coverage”), which insurance shall contain a “broad form liability” endorsement insuring Tenant’s performance of Tenant’s obligations to indemnify Landlord as contained in this Lease.

(ii) Fire and property damage insurance in so-called “fire and extended coverage” form insuring Tenant against loss from physical damage to Tenant’s personal property, inventory, trade fixtures and improvements within the Leased Premises constructed by or for Tenant other than the Improvement Work with coverage for the full actual replacement cost thereof;

(iii) Plate glass insurance, at actual replacement cost;

(iv) Pressure vessel insurance, if applicable;

(v) Workers’ compensation insurance and any other employee benefit insurance sufficient to comply with all laws; and

(vi) With respect to making of alterations or the construction of improvements or the like undertaken by Tenant, contingent liability and builder’s risk insurance, in an amount and with coverage reasonably satisfactory to Landlord.

(b) Each policy of liability insurance required to be carried by Tenant pursuant to this paragraph or actually carried by Tenant with respect to the Leased Premises or the Property; (i) shall, except with respect to insurance required by subparagraph (a)(vi) above, name Landlord and Wrightwood Capital LLC, ISAOA, and such others with an insurable interest as are designated by Landlord, as additional insureds; (ii) shall be primary insurance providing that the insurer shall be liable for the full amount of the loss, up to and including the total amount of liability set forth in the declaration of coverage, without the right of contribution from or prior payment by any other insurance coverage of Landlord; (iii) shall be in a form satisfactory to Landlord; (iv) shall be carried with companies with Best’s ratings of at least A and XI (or equivalent rating from an alternative rating agency approved by Landlord if Best’s is no longer rating); (v) shall provide that insurance carrier will endeavor to notify Landlord within thirty (30) days’ prior written notice if such policy is subject to cancellation; and (vi) shall contain a so-called “severability” or “cross liability” endorsement.

(c) Prior to the time Tenant or any of its contractors enters the Leased Premises, Tenant shall deliver to Landlord, with respect to each policy of insurance required to be carried by Tenant pursuant to this Article, a copy of such policy (appropriately authenticated by the insurer as having been issued, premium paid) or a certificate of the insurer certifying in form satisfactory to Landlord that a policy has been issued, premium paid, providing the coverage required by this Paragraph and containing the provisions specified herein. With respect to each renewal or replacement of any such insurance, the requirements of this Paragraph must be complied with not less than five (5) business days prior to the expiration or cancellation of the policies being renewed or replaced. Landlord may, at any time and from time to time, inspect and/or copy any and all insurance policies required to be carried by Tenant pursuant to this Article. If Landlord’s Lender or any investor reasonably determines at any time that the amount of coverage set forth in Paragraph 9.1(a) for any policy of insurance Tenant is required to carry pursuant to this Article is not adequate, then Tenant shall increase the amount of coverage for such insurance to such greater amount as Landlord’s Lender or any investor reasonably deems adequate, provided, however, Tenant shall not be required to carry amounts in excess of those customarily required by landlords of comparable properties in the same geographic region as the Property.

9.2 Landlord’s Insurance. With respect to insurance maintained by Landlord:

(a) Landlord shall maintain, as the minimum coverage required of it by this Lease, fire and property damage insurance in so-called “fire and extended coverage” form insuring Landlord (and such others as Landlord may designate) against loss from physical damage to the Building with coverage of not less than one hundred percent (100%) of the full actual replacement cost thereof and against loss of rents for a period of not less than six months. Such fire and property damage insurance, at Landlord’s election but without any requirements on Landlord’s behalf to do so, (i) may be written on a “special cause of loss” form, excluding only those perils commonly excluded from such coverage by Landlord’s then property damage insurer; (ii) may provide coverage for physical damage to the improvements so insured for up to the entire full actual replacement cost thereof; (iii) may be endorsed to cover loss or damage caused by any additional perils against which Landlord may elect to insure, including flood and, if required by Landlord’s Lender or investor or if otherwise customarily carried by landlords of comparable properties in the same geographic region as the Property, earthquake; and/or (iv) may provide coverage

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for loss of rents for a period of up to twelve months. Landlord shall not be required to cause such insurance to cover any of Tenant’s personal property, inventory, and trade fixtures, or any modifications, alterations or improvements made or constructed by Tenant to or within the Leased Premises, but shall cover the Improvement Work. Landlord shall use commercially reasonable efforts to obtain such insurance at competitive rates.

(b) Landlord shall maintain comprehensive general liability insurance insuring Landlord (and such others as are designated by Landlord) against liability for personal injury, bodily injury, death, and damage to property occurring in, on or about, or resulting from the use or occupancy of the Property, or any portion thereof, with combined single limit coverage of at least Three Million Dollars ($3,000,000). Landlord may carry such greater coverage as Landlord or Landlord’s Lender, insurance broker, advisor or counsel may from time to time determine is reasonably necessary for the adequate protection of Landlord and the Property. Landlord may satisfy the requirements of this Paragraph 9.2(b) with a combination of primary and excess coverage.

(c) Landlord may maintain any other insurance which in Landlord’s opinion or in the opinion of its insurance broker, advisor or legal counsel is prudent in carry under the given circumstances.

9.3 Mutual Waiver Of Subrogation. Landlord and Tenant shall each procure an appropriate clause in or endorsement to any property insurance covering the Property or any portion thereof and personal property, fixtures and equipment located therein, wherein the insurer waives subrogation or consents to a waiver of right of recovery, and, notwithstanding anything to the contrary in this Lease, Landlord and Tenant agree not to make any claim against, or seek to recover from, the other for any loss or damage to its property or the property of others resulting from fire or other hazards to the extent due to a risk covered by the property insurance that was required to be carried by that party under the terms of this Lease regardless of whether such insurance was then actually carried by such party. Tenant acknowledges that Landlord shall not carry insurance on, and shall not be responsible for, (i) damage to any above Building standard installations made by or for Tenant other than the Improvement Work or any other improvements in the Leased Premises made by or for Tenant, (ii) Tenant’s property, and (iii) any loss suffered by Tenant due to interruption of Tenant’s business.

ARTICLE 10

DAMAGE TO LEASED PREMISES

10.1 Landlord’s Duty To Restore. If the Leased Premises, the Building or the Outside Area are damaged by any peril after the Effective Date of this Lease, Landlord shall restore the same, as and when required by this paragraph, unless this Lease is terminated by Landlord pursuant to Paragraph 10.3 or by Tenant pursuant to Paragraph 10.4. If this Lease is not so terminated, then upon the issuance of all necessary governmental permits, Landlord shall timely commence and diligently prosecute to completion the restoration of the Leased Premises, the Building or the Outside Area, as the case may be, to the extent then allowed by law, to substantially the same condition in which it existed as of the Commencement Date. Landlord’s obligation to restore shall be limited to the improvements constructed by Landlord, including the Improvement Work and any improvements on the date hereof. Landlord shall have no obligation to restore any Improvements made by Tenant to the Leased Premises or any of Tenant’s personal property, inventory or trade fixtures. Upon completion of the restoration by Landlord, Tenant, at its option, shall replace or repair Tenant’s personal property, inventory, trade fixtures and other improvements constructed by Tenant to like or similar conditions as existed at the time immediately prior to such damage or destruction.

10.2 Insurance Proceeds. All insurance proceeds available from the fire and property damage insurance carried by Landlord shall be paid to and become the property of Landlord. If this Lease is terminated pursuant to either Paragraph 10.3 or 10.4, all insurance proceeds available from insurance carried by Tenant which cover loss of property that is Landlord’s property or would become Landlord’s property on termination of this Lease shall be paid to and become the property of Landlord, and the remainder of such proceeds and any other proceeds from other policies carried by Tenant shall be paid to and become the property of Tenant. If this Lease is not terminated pursuant to either Paragraph 10.3 or 10.4, all insurance proceeds available from insurance carried by Tenant which cover loss to property that is Landlord’s property shall be paid to and become the property of Landlord, and all proceeds available from such insurance which cover loss to property which would only become the property of Landlord upon the termination of this Lease shall be paid to and remain the property of Tenant. The determination of Landlord’s property and Tenant’s property shall be made pursuant to Paragraph 6.2.

10.3 Landlord’s Right To Terminate. Landlord shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Tenant of a written notice of election to terminate within ninety (90) days after the date of such damage or destruction:

         (a) The Building is damaged by any peril covered by valid and collectible insurance actually carried by Landlord and in force at the time of such damage or destruction (an “insured peril”) to such an extent that the estimated cost to restore the Building exceeds the lesser of (i) the insurance proceeds available to Landlord from insurance actually carried by Landlord (where the shortfall thereof exceeds $250,000 unless Tenant agrees to cover such the shortfall in excess of such amount), or (ii) fifty percent of the then actual replacement cost thereof; provided, however, Landlord shall not be permitted to terminate this Lease if, at the time Landlord purports to exercise its termination right hereunder, Landlord actually intends to restore the Building;

(b) The Building is damaged by an uninsured peril, which peril Landlord was not required to insure against pursuant to the provisions of Article 9 of this Lease and the restoration would cost more than $250,000 and Tenant does not agree to pay the uninsured amount in excess of such amount;

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(c) The Building is damaged by any peril and, because of the laws then in force, the Building (i) cannot be restored at reasonable cost or (ii) if restored, cannot be used for the same use being made thereof before such damage;

(d) If any damage during the final 12 months of the Term renders 50% or more of the Leased Premises untenantable.

10.4 Tenant’s Right To Terminate. If the Leased Premises, the Building or the Outside Area are damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to this Article, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord’s architect or construction consultant as to when the restoration work required of Landlord may be complete. Tenant shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Landlord of a written notice of election to terminate within twenty-one (21) days after Tenant receives from Landlord the estimate of the time needed to complete such restoration:

(a) If the time estimated to substantially complete the restoration exceeds twelve months from the date of damage or destruction; or

(b) If the damage occurred within twelve months of the last day of the Lease Term and the time estimated to substantially complete the restoration exceeds one hundred eighty days from and after the date such restoration is commenced.

(c) If Landlord fails to Substantially Complete the repair or restoration within 12 months from the date of damage or destruction, Tenant, upon not less than 60 days’ prior written notice (a “Termination Notice”), may elect to terminate this Lease. If Tenant delivers a Termination Notice, this Lease shall be deemed to have terminated as of the date of the giving of the Termination Notice; provided, however, if within such 60-day period Landlord Substantially Completes such repair or restoration then such Termination Notice shall be void and of no force or effect.

10.5 Tenant’s Waiver. Landlord and Tenant agree that the provisions of Paragraph 10.4 above, captioned “Tenant’s Right To Terminate”, are intended to supersede and replace the provisions contained in California Civil Code, Section 1932, Subdivision 2, and California Civil Code, Section 1934, and accordingly, Tenant hereby waives the provisions of such Civil Code Sections and the provisions of any successor Civil Code Sections or similar laws hereinafter enacted.

10.6 Abatement Of Rent. In the event of damage to the Leased Premises which does not result in the termination of this Lease, the Base Monthly Rent (and any Additional Rent) shall be temporarily abated during the period of restoration in proportion in the degree to which Tenant’s use of the Leased Premises is impaired by such damage.

ARTICLE 11

CONDEMNATION

11.1 Tenant’s Right To Terminate. Except as otherwise provided in Paragraph 11.4 below regarding temporary takings, Tenant shall have the option to terminate this Lease if, as a result of any taking, (i) all of the Leased Premises is taken, or (ii) ten percent (10%) or more of the Leased Premises is taken and the part of the Leased Premises that remains cannot, within a reasonable period of time, be made reasonably suitable for the continued operation of Tenant’s business. Tenant must exercise such option within thirty (30) days of Tenant’s first notice of any such condemnation, to be effective on the later to occur of (i) the date that possession of that portion of the Leased Premises that is condemned is taken by the condemnor or (ii) the date Tenant vacated the Leased Premises.

11.2 Landlord’s Right To Terminate. Except as otherwise provided in Paragraph 11.4 below regarding temporary takings, Landlord shall have the option to terminate this Lease if, as a result of any taking, (i) all of the Leased Premises is taken, (ii) twenty-five percent (25%) or more of the Leased Premises is taken and the part of the Leased Premises that remains cannot, within a reasonable period of time, be made reasonably suitable for the continued operation of Tenant’s business, or (iii) because of the laws then in force, the Leased Premises may not be used for the same use being made before such taking, whether or not restored as required by Paragraph 11.3 below. Any such option to terminate by Landlord must be exercised within thirty (30) days of Landlord’s first notice of any such condemnation, to be effective as of the date possession is taken by the condemnor.

11.3 Restoration. If any part of the Leased Premises or the Building is taken and this Lease is not terminated, then Landlord shall, to the extent not prohibited by laws then in force, timely repair any damage occasioned thereby to the remainder thereof to a condition reasonably suitable for Tenant’s continued operations and otherwise, to the extent practicable, in the manner and to the extent provided in Paragraph 10.1.

11.4 Temporary Taking. If a portion of the Leased Premises is temporarily taken for a period of four (4) months or less and such period does not extend beyond the Expiration Date, this Lease shall remain in effect. If any portion of the Leased Premises is temporarily taken for a period which exceeds four months or which extends beyond the Expiration Date, then the rights of Landlord and Tenant shall be determined in accordance with Paragraphs 11.1 and 11.2 above.

11.5 Division Of Condemnation Award. Any award made for any taking of the Property, the Building, or the Leased Premises, or any portion thereof, shall belong to and be paid to Landlord, and Tenant hereby assigns to

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Landlord all of its right, title and interest in any such award; provided, however, that Tenant shall be entitled to receive any portion of the award that is made specifically (i) for the taking of personal property, inventory or trade fixtures belonging to Tenant, (ii) for the interruption of Tenant’s business or its relocation costs, or (iii) for the value of any leasehold improvements installed and paid for by Tenant. The rights of Landlord and Tenant regarding any condemnation shall be determined as provided in this Article, and each party hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure, and the provisions of any similar law hereinafter enacted, allowing either party to petition the Supreme Court to terminate this Lease and/or otherwise allocate condemnation awards between Landlord and Tenant in the event of a taking of the Leased Premises.

11.6 Abatement Of Rent. In the event of a taking of the Leased Premises which does not result in a termination of this Lease (other than a temporary taking), then, as of the date possession is taken by the condemning authority, the Base Monthly Rent and Property Operating Expenses shall be reduced in the same proportion that the area of that part of the Leased Premises so taken (less any addition to the area of the Leased Premises by reason of any reconstruction) bears to the area of the Leased Premises immediately prior to such taking.

11.7 Taking Defined. The term “taking” or “taken” as used in this Article 11 shall mean any transfer or conveyance of all or any portion of the Property to a public or quasi-public agency or other entity having the power of eminent domain pursuant to or as a result of the exercise of such power by such an agency, including any inverse condemnation and/or any sale or transfer by Landlord of all or any portion of the Property to such an agency under threat of condemnation or the exercise of such power.

ARTICLE 12

DEFAULT AND REMEDIES

12.1 Events Of Tenant’s Default. Each of the following events shall be deemed an “Event of Default” hereunder:

(a) Tenant shall have failed to pay Base Monthly Rent or any Additional Rent where such failure continues for three (3) business days after written notice is given to Tenant; or

(b) Tenant shall have done or permitted to be done any act, use or thing in its use, occupancy or possession of the Leased Premises, the Building, the Outside Areas or the Property which is prohibited by the terms of this Lease which continues for more than ten (10) days after written notice from Landlord to Tenant of such violation; or

(c) Tenant shall have failed to perform any other term, covenant or condition of this Lease (other than failures or acts described in subparagraphs (a) or (b) above) within thirty (30) days after written notice from Landlord to Tenant specifying the nature of such failure and requesting Tenant to perform same or such longer period as is reasonably required to cure such failure so long as Tenant is diligently prosecuring such cure, in any case not to exceed ninety (90) days; or

(d) Tenant shall have sublet the Leased Premises or assigned its interest in this Lease in violation of the provisions contained in Article 7, whether voluntarily or by operation of law or Tenant shall have encumbered its interest in this Lease in violation of the provisions of this Lease, which violation continues for more than ten (10) days after written notice from Landlord to Tenant of such violation; or

(e) Tenant shall have abandoned the Leased Premises as defined under applicable Law; or

(f) Tenant or any Guarantor of this Lease shall have permitted or suffered the sequestration or attachment of, or execution on, or the appointment of a custodian or receiver with respect to, all or any substantial part of the property or assets of Tenant (or such Guarantor) or any property or asset essential to the conduct of Tenant’s (or such Guarantor’s) business, and Tenant (or such Guarantor) shall have failed to obtain a return or release of the same within sixty (60) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier; or

(g) Tenant or any Guarantor of this Lease shall have made a general assignment of all or a substantial part of its assets for the benefit of its creditors; or

(h) Tenant or any Guarantor of this Lease shall have allowed (or sought) to have entered against it a decree or order which: (i) grants or constitutes an order for relief, appointment of a trustee, or condemnation or a reorganization plan under the bankruptcy laws of the United States; (ii) approves as properly filed a petition seeking liquidation or reorganization under said bankruptcy laws or any other debtor’s relief law or similar statute of the United States or any state thereof; or (iii) otherwise directs the winding up or liquidation of Tenant; provided, however, if any decree or order was entered without Tenant’s consent or over Tenant’s objection, Landlord may not terminate this Lease pursuant to this Subparagraph if such decree or order is rescinded or reversed within sixty (60) days after its original entry; or

(i) Tenant shall have availed itself of the protection of any debtor’s relief law, moratorium law or other similar law which does not require the prior entry of a decree or order.

12.2 Landlord’s Remedies.

(a) Upon the occurrence of an Event of Default under this Lease, Landlord, at its option, and without limiting the exercise of any other right or remedy Landlord may have on account of such Event of Default, and

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without any further demand or notice, may give to Tenant 3 days’ notice of termination of this Lease, in which event this Lease and the Lease Term shall come to an end and expire (whether or not the Term shall have commenced) upon the expiration of such 3 day period with the same force and effect as if the date set forth in the notice was the Expiration Date stated herein; and Tenant shall then quit and surrender the Leased Premises to Landlord, but Tenant shall remain liable for damages as provided in this Paragraph 12.2, and/or, to the extent permitted by law, Landlord may remove all persons and property from the Leased Premises, which property shall be stored by Landlord at a warehouse or elsewhere at the risk, expense and for the account of Tenant. If Landlord elects to terminate this Lease, pursuant to Section 1951.2 of the California Civil Code, Landlord shall be entitled to recover from Tenant the aggregate of:

(i) The worth at the time of award of the unpaid rent earned as of the date of the termination hereof;

(ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after the date of termination hereof until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

(iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and

(iv) Any other amount necessary to compensate Landlord for the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom.

For the purposes of this Paragraph 12.2, “rent” shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others, the “time of award” shall mean the date upon which the judgment in any action brought by Landlord against Tenant by reason of such default is entered or such earlier date as the court may determine; the “worth at the time of award” of the amounts referred to in subparagraphs (i) and (ii) above shall be computed by allowing interest on such amounts at the lesser of 10% per annum or the then maximum rate of interest not prohibited or made usurious by law; and the “worth at the time of award” of the amount referred to in subparagraph (iii) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1% per annum. Tenant agrees that such charges shall be recoverable by Landlord under California Code of Civil Procedure Section 1174(b) or any similar, successor or related provision of law.

(b) Upon the occurrence of an Event of Default under this Lease, in addition to any other remedies available to Landlord at law or in equity or under this Lease, Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). If Landlord does not elect to terminate this Lease for any reason, Landlord may, from time to time, enforce all of its rights and remedies under this Lease, including the right to recover all Rent as it becomes due. Such remedy may be exercised by Landlord without prejudice to its right thereafter to terminate this Lease in accordance with the other provisions contained in this Paragraph. Landlord’s reentry to perform acts of maintenance or preservation of, or in connection with efforts to relet, the Premises, or any portion thereof, or the appointment of a receiver upon Landlord’s initiative to protect Landlord’s interest under this Lease shall not terminate Tenant’s right to possession of the Leased Premises or any portion thereof and, until Landlord elects to terminate this Lease, this Lease shall continue in full force and Landlord may pursue all its remedies hereunder. Nothing in this Paragraph shall be deemed to affect Landlord’s right to indemnification, under the indemnification clauses contained in this Lease, for losses arising from events occurring prior to the termination of this Lease.

(c) All rights, powers and remedies of Landlord hereunder and under any other agreement now or hereafter in force between Landlord and Tenant shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Landlord at law or in equity. The exercise of any one or more of such rights or remedies shall not impair Landlord’s right to exercise any other right or remedy including any and all rights and remedies of Landlord under California Civil Code Section 1951.8, California Code of Civil Procedure Section 1161 et seq., or any similar, successor or related Law.

(d) If, after the expiration or earlier termination of the Lease, Tenant leaves behind any of Tenant’s property, then Landlord shall store such Tenant’s property at a warehouse or any other location at the risk, expense and for the account of Tenant, and such property shall be released only upon Tenant’s payment of such charges, together with moving and other costs relating thereto and all other sums due and owing under this Lease. If Tenant does not reclaim such Tenant’s property within the period permitted by Law, Landlord may sell such Tenant’s property in accordance with Law and apply the proceeds of such sale to any sums due and owing hereunder, or retain said property, granting Tenant credit against sums due and owing hereunder for the reasonable value of such property.

         (e) Limitation of Landlord’s Recourse. Landlord agrees that (i) the obligations of Tenant under this Lease shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders, or other principals of Tenant or any affiliate of Tenant, and (ii) Landlord shall have recourse only to the property of Tenant for the satisfaction of such obligations and not against the assets of such officers, directors, trustees, partners, joint venturers, members, owners, stockholders principals or affiliates. Additionally, Landlord covenants and agrees that no officer, director, trustee, partner, joint venturer, member, owner, stockholder or other principal of Tenant or any affiliate of Tenant shall be sued or named as a party in any suit or action brought by Landlord with respect to any alleged breach of this Lease and no personal judgment shall be sought or obtained against any of them.

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(f) To the extent not prohibited by Law, Tenant hereby waives all provisions of, and protections under, any Law to the extent same are inconsistent and in conflict with specific terms and provisions hereof.

12.3 Landlord’s Default And Tenant’s Remedies. In the event Landlord fails to perform its obligations under this Lease, Landlord shall nevertheless not be in default under the terms of this Lease until such time as Tenant shall have first given Landlord written notice specifying the nature of such failure to perform its obligations, and then only after Landlord shall have had thirty (30) days following its receipt of such notice within which to perform such obligations; provided that, if longer than thirty (30) days is reasonably required in order to perform such obligations, Landlord shall have such longer period. In the event of Landlord’s default as above set forth, then, and only then, Tenant may then proceed in equity or at law to compel Landlord to perform its obligations and/or to recover damages proximately caused by such failure to perform (except as and to the extent Tenant has waived its right to damages as provided in this Lease).

(a) Limitation Of Tenant’s Recourse. Tenant agrees that (i) the obligations of Landlord under this Lease shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders, or other principals of Landlord or any affiliate of Landlord, and (ii) Tenant shall have recourse only to the property of Landlord for the satisfaction of such obligations and not against the assets of such officers, directors, trustees, partners, joint venturers, members, owners, stockholders principals or affiliates. Additionally, Tenant covenants and agrees that no officer, director, trustee, partner, joint venturer, member, owner, stockholder or other principal of Landlord or any affiliate of Landlord shall be sued or named as a party in any suit or action brought by Tenant with respect to any alleged breach of this Lease and no personal judgment shall be sought or obtained against any of them.

12.4 Tenant’s Waiver. Landlord and Tenant agree that the provisions of Paragraph 12.3 above are intended to supersede and replace the provisions of California Civil Code Sections 1932(1), 1941 and 1942, and accordingly, Tenant hereby waives the provisions of California Civil Code Sections 1932(1), 1941 and 1942 and/or any similar or successor law regarding Tenant’s right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under this Lease.

ARTICLE 13

GENERAL PROVISIONS

13.1 Taxes On Tenant’s Property. Tenant shall pay before delinquency any and all taxes, assessments, license fees, use fees, permit fees and public charges of whatever nature or description levied, assessed or imposed against Tenant or Landlord by a governmental agency arising out of, caused by reason of or based upon Tenant’s estate in this Lease, Tenant’s ownership of property, improvements made by Tenant to the Leased Premises or the Outside Areas, improvements made by Landlord for Tenant’s use within the Leased Premises or the Outside Areas, Tenant’s use (or estimated use) of public facilities or services or Tenant’s consumption (or estimated consumption) of public utilities, energy, water or other resources (collectively, “Tenant’s Interest”). Upon demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments. If any such taxes, assessments, fees or public charges are levied against Landlord, Landlord’s property, the Building or the Property, or if the assessed value of the Building or the Property is increased by the inclusion therein of a value placed upon Tenant’s Interest, regardless of the validity thereof, Landlord shall have the right to require Tenant to pay such taxes, and if not paid and satisfactory evidence of payment delivered to Landlord at least ten days prior to delinquency, then Landlord shall have the right to pay such taxes on Tenant’s behalf and to invoice Tenant for the same. Tenant shall, within the earlier to occur of (a) thirty (30) days of the date it receives an invoice from Landlord setting forth the amount of such taxes, assessments, fees, or public charge so levied, or (b) the due date of such invoice, pay to Landlord, as Additional Rent, the amount set forth in such invoice. Failure by Tenant to pay the amount so invoiced within such time period shall be conclusively deemed a default by Tenant under this Lease. Tenant shall have the right to bring suit in any court of competent jurisdiction to recover from the taxing authority the amount of any such taxes, assessments, fees or public charges so paid.

13.2 Holding Over. This Lease shall terminate without further notice on the Expiration Date (as set forth in Article 1). Any holding over by Tenant after expiration of the Lease Term shall neither constitute a renewal nor extension of this Lease nor give Tenant any rights in or to the Leased Premises except as expressly provided in this Paragraph. Any such holding over to which Landlord has consented shall be construed to be a tenancy from month to month, on the same terms and conditions herein specified insofar as applicable, except that the Base Monthly Rent shall be increased to an amount equal to one hundred fifty percent (150%) of the Base Monthly Rent payable during the last full month immediately preceding such holding over. In addition, in the event of a holding over to which Landlord has not consented and which continues for more than sixty (60) days, Tenant shall (a) be liable to Landlord for (1) any payment or rent concession which Landlord may be required to make to any tenant obtained by Landlord for all or any part of the Premises (a “New Tenant”) in order to induce such New Tenant not to terminate its lease by reason of the holding-over by Tenant, and (2) the loss of the benefit of the bargain if any New Tenant shall terminate its lease by reason of the holding-over by Tenant, and (b) indemnify Landlord against all claims for damages by any New Tenant.

13.3 Surrender Of Possession. Immediately prior to the expiration or upon the sooner termination of this Lease, Tenant shall remove all of Tenant’s signs from the exterior of the Building and shall remove all of Tenant’s equipment, trade fixtures, furniture, supplies, wall decorations and other personal property from within the Leased Premises, the Building and the Outside Areas, and shall vacate and surrender the Leased Premises, the Building, the Outside Areas and the Property to Landlord in the same condition, broom clean, as existed at the Commencement Date, reasonable wear and tear, damage by casualty and condemnation and repairs which are specifically made the responsibility of Landlord hereunder excepted. Tenant shall repair all damage to the Leased Premises, the exterior of the Building and the Outside Areas caused by Tenant’s removal of Tenant’s property. Tenant shall patch and refinish, to Landlord’s reasonable satisfaction, all penetrations made by Tenant or its employees to the floor, walls

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or ceiling of the Leased Premises, whether such penetrations were made with Landlord’s approval or not. Tenant shall repair or replace all stained or damaged ceiling tiles, wall coverings and floor coverings to the reasonable satisfaction of Landlord. Tenant shall replace as needed all light bulbs and ballasts in the Leased Premises. Tenant shall repair all damage caused by Tenant to the exterior surface of the Building and the paved surfaces of the Outside Areas and, where necessary, replace or resurface same. Additionally, for alterations made by Tenant that Landlord requested be removed upon termination under Paragraph 6.1, Tenant shall, upon the expiration or sooner termination of the Lease, remove any such improvements constructed or installed by Landlord or Tenant and repair all damage caused by such removal. If the Leased Premises, the Building, the Outside Areas and the Property are not surrendered to Landlord in the condition required by this paragraph at the expiration or sooner termination of this Lease, Landlord may, at Tenant’s expense, so remove Tenant’s signs, property and/or improvements not so removed and make such repairs and replacements not so made or hire, at Tenant’s expense, independent contractors to perform such work. Tenant shall be liable to Landlord for all costs incurred by Landlord in returning the Leased Premises, the Building and the Outside Areas to the required condition, together with interest on all costs so incurred from the date paid by Landlord at the then maximum rate of interest not prohibited or made usurious by law until paid. Tenant shall pay to Landlord the amount of all costs so incurred plus such interest thereon, within twenty (20) days of Landlord’s billing Tenant for same.

13.4 Subordination To Mortgages. This Lease is subject to and subordinate to all ground leases, mortgages and deeds of trust which affect the Building or the Property and which are of public record as of the Effective Date of this Lease, and to all renewals, modifications, consolidations, replacements and extensions thereof. However, if the lessor under any such ground lease or any lender holding any such mortgage or deed of trust shall advise Landlord that it desires or requires this Lease to be made prior and superior thereto, then, upon written request of Landlord to Tenant, Tenant shall promptly execute, acknowledge and deliver any and all customary or reasonable documents or instruments which Landlord and such lessor or lender deems necessary or desirable to make this Lease prior thereto. Tenant hereby consents to Landlord’s ground leasing the land underlying the Building or the Property and/or encumbering the Building or the Property as security for future loans on such terms as Landlord shall desire, all of which future ground leases, mortgages or deeds of trust shall be subject to and subordinate to this Lease. However, if any lessor under any such future ground lease or any lender holding such future mortgage or deed of trust shall desire or require that this Lease be made subject to and subordinate to such future ground lease, mortgage or deed of trust, then Tenant agrees, within ten (10) business days after Landlord’s written request therefor, to execute, acknowledge and deliver to Landlord any and all documents or instruments requested by Landlord or by such lessor or lender as may be necessary or proper to assure the subordination of this Lease to such future ground lease, mortgage or deed of trust, but only if such lessor or lender agrees to recognize Tenant’s rights under this Lease and agrees not to disturb Tenant’s quiet possession of the Leased Premises so long as Tenant is not in default under this Lease. If Landlord assigns the Lease as security for a loan, Tenant agrees to execute such documents as are reasonably requested by the lender and to provide reasonable provisions in the Lease protecting such lender’s security interest which are customarily required by institutional lenders making loans secured by a deed of trust.

Notwithstanding anything to contrary herein:

(a) Landlord shall use commercially reasonable efforts to obtain from any and all current lenders or current ground lessors of the Leased Premises as of the Effective Date a written agreement in substantially the form attached hereto as Exhibit D. If such agreement is not obtained on or before September 30, 2010 from all such lenders or current ground lessors, then Tenant shall have the right, as Tenant’s sole and exclusive remedy thereupon, to terminate this Lease by written notice to Landlord given no earlier than September 30, 2010 and no later than October 11, 2010, such termination to be effective on the date such notice is given, and thereafter neither party shall have any liability to the other hereunder, except that Landlord shall return to Tenant the Security Deposit together with all prepaid Rent deposited by Tenant hereunder; provided, however, (i) if such agreement is executed by such current lenders or ground lessors on or before the date that is 10 business days following Landlord’s receipt of Tenant’s termination notice, or (ii) if such current lenders or ground lessors execute a recognition agreement in their standard form and in addition Landlord agrees to provide adequate security for the performance of Landlord’s obligation to construct the Tenant Improvements notwithstanding any foreclosure by such lenders or ground lessors, including without limitation, deposit of funds with a third party escrow, delivery of a guaranty from a creditworthy parent or affiliate of Landlord reasonably acceptable to Tenant, or delivery of a letter of credit in the amount of the estimated cost to complete the Tenant Improvements less any Over-Allowance Amount, all of the foregoing on terms and conditions reasonably acceptable to Tenant and Landlord, then, in either case of (i) or (ii) above, Tenant’s termination shall be void and of no force and effect and this Lease will continue in full force and effect.

(b) The subordination of this Lease to any future ground lease or instrument of security shall be conditioned upon Tenant’s receipt from any such ground lessors or lenders of a recognition agreement in form reasonably satisfactory to Tenant providing for recognition of Tenant’s interests under this Lease in the event of a foreclosure of the lender’s security interest or termination of the ground lease.

13.5 Tenant’s Attornment Upon Foreclosure. Tenant shall, upon request, attorn (i) to any purchaser of the Building or the Property at any foreclosure sale or private sale conducted pursuant to any security instruments encumbering the Building or the Property, (ii) to any grantee or transferee designated in any deed given in lieu of foreclosure of any security interest encumbering the Building or the Property, or (iii) to the lessor under an underlying ground lease of the land underlying the Building or the Property, should such ground lease be terminated; provided that such purchaser, grantee or lessor recognizes Tenant’s rights under this Lease.

13.6 Mortgagee Protection. In the event of any default on the part of Landlord, Tenant will give notice by registered mail to any Lender or lessor under any underlying ground lease who shall have requested, in writing, to Tenant that it be provided with such notice, and Tenant shall offer such Lender or lessor a reasonable opportunity to cure the default, including time to obtain possession of the Leased Premises by power of sale or judicial foreclosure or other appropriate legal proceedings, including, without limitation, appointment of a receiver if reasonably necessary to effect a cure.

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13.7 Estoppel Certificate. Tenant will, following any request by Landlord, promptly execute and deliver to Landlord an estoppel certificate (i) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (ii) stating the date to which the rent and other charges are paid in advance, if any, (iii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iv) certifying such other information about this Lease as may be reasonably requested by Landlord, its Lender or prospective lenders, investors or purchasers of the Building or the Property. Tenant’s failure to execute and deliver such estoppel certificate within ten (10) business days after Landlord’s request therefor, where such failure shall continue for an additional five (5) business days after delivery of written notice to Tenant of such failure, shall be a material default by Tenant under this Lease, and Landlord shall have all of the rights and remedies available to Landlord as Landlord would otherwise have in the case of any other material default by Tenant, including the right to terminate this Lease and sue for damages proximately caused thereby, it being agreed and understood by Tenant that Tenant’s failure to so deliver such estoppel certificate in a timely manner could result in Landlord being unable to perform committed obligations to other third parties which were made by Landlord in reliance upon this covenant of Tenant. Landlord and Tenant intend that any statement delivered pursuant to this paragraph may be relied upon by any Lender or purchaser or prospective Lender or purchaser of the Building, the Property, or any interest in them.

13.8 Tenant’s Financial Information. Tenant shall, within fifteen (15) days after Landlord’s request therefor, which request shall not be made more than twice per calendar year, deliver to Landlord a copy of Tenant’s current financial statements (including a balance sheet, income statement and statement of cash flow, all prepared in accordance with generally accepted accounting principles and audited by an accountant reasonably acceptable to Landlord) and any such other information reasonably requested by Landlord regarding Tenant’s financial condition. Landlord shall be entitled to disclose such financial statements or other information to its Lender, to any present or prospective principal of or investor in Landlord, or to any prospective Lender or purchaser of the Building, the Property, or any portion thereof or interest therein; provided that during any period when the stock in Tenant is not publically traded, any such recipient first executes a commercially reasonable confidentiality agreement. Any such financial statement or other information which is marked “confidential” or “company secrets” (or is otherwise similarly marked by Tenant) shall be confidential and shall not be disclosed by Landlord to any third party except as specifically provided in this paragraph, unless the same becomes a part of the public domain without the fault of Landlord.

13.9 Transfer By Landlord. Landlord and its successors in interest shall have the right to transfer their interest in the Building, the Property, or any portion thereof at any time and to any person or entity. In the event of any such transfer, the Landlord originally named herein (and in the case of any subsequent transfer, the transferor), upon the effective date of such transfer to a successor in interest, (i) shall be automatically relieved, without any further act by any person or entity, of all liability for the performance of the obligations of the Landlord hereunder which may accrue after the date of such transfer and (ii) shall be relieved of all liability for the performance of the obligations of the Landlord hereunder which have accrued before the date of transfer if its transferee agrees to assume and perform all such prior obligations of the Landlord hereunder. Tenant shall attorn to any such transferee. After the date of any such transfer, the term “Landlord” as used herein shall mean the transferee of such interest in the Building or the Property.

13.10 Force Majeure. The obligations of each of the parties under this Lease (other than the obligations to pay money) shall be temporarily excused if such party is prevented or delayed in performing such obligations by reason of any strikes, lockouts or labor disputes; government restrictions, regulations, controls, action or inaction; civil commotion; or extraordinary weather, fire or other acts of God.

13.11 Notices. Any notice required or desired to be given by a party regarding this Lease shall be in writing and shall be personally served, or in lieu of personal service may be given by reputable overnight courier service, postage prepaid, addressed to the other party as follows:

If to Landlord:	WCP Bourdeaux Centre LLC
c/o Wrightwood Capital
2 North LaSalle Street
9th Floor
Chicago, Illinois 60602
Attention: General Counsel

with a copy to:	WCP Bourdeaux Centre LLC
c/o Wrightwood Capital
2 North LaSalle Street
9th Floor
Chicago, Illinois 60602
Attention: Director of Portfolio Management

and a copy to:	DLA Piper LLP (US)
203 N. LaSalle
Chicago, Illinois 60601
Attention: Alison Mitchell

If to Tenant:	Before the Commencement Date:

PMC-Sierra, Inc.
3975 Freedom Circle, Suite 300
Santa Clara, CA 95054
Attn: General Counsel

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with a copy to:	PMC-Sierra
8555 Baxter Place
Burnaby, BC, V5A 4V7, Canada
Attn: Director, Worldwide Facilities

After the Commencement Date:

PMC-Sierra, Inc.
1380 Bordeaux Drive
Sunnyvale, California 94089
Attention: General Counsel

with a copy to:	PMC-Sierra
8555 Baxter Place
Burnaby, BC, V5A 4V7, Canada
Attention: Director, Worldwide Facilities

Any notice given in accordance with the foregoing shall be deemed received upon actual receipt or refusal to accept delivery. Either party may change its address for notice hereunder by written notice to the other party.

13.12 Attorneys’ Fees. In the event any party shall bring any action, arbitration proceeding or legal proceeding alleging a breach of any provision of this Lease, to recover rent, to terminate this Lease, or to enforce, protect, determine or establish any term or covenant of this Lease or rights or duties hereunder of either party, the prevailing party shall be entitled to recover from the non-prevailing party as a part of such action or proceeding, or in a separate action for that purpose brought within one year from the determination of such proceeding, reasonable attorneys’ fees, expert witness fees, court costs and other reasonable expenses incurred by the prevailing party.

13.13 Definitions. Any term that is given a special meaning by any provision in this Lease shall, unless otherwise specifically stated, have such meaning wherever used in this Lease or in any Addenda or amendment hereto. In addition to the terms defined in Article 1, the following terms shall have the following meanings:

(a) Real Property Taxes. The term “Real Property Tax” or “Real Property Taxes” shall each mean Tenant’s Expense Share of (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all instruments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership or new construction), now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed for whatever reason against the Property or any portion thereof, or Landlord’s interest herein, or the fixtures, equipment and other property of Landlord that is an integral part of the Property and located thereon, or Landlord’s business of owning, leasing or managing the Property or the gross receipts, income or rentals from the Property, (ii) all charges, levies or fees imposed by any governmental authority against Landlord by reason of or based upon the use of or number of parking spaces within the Property, the amount of public services or public utilities used or consumed (e.g. water, gas, electricity, sewage or waste water disposal) at the Property, the number of person employed by tenants of the Property, the size (whether measured in area, volume, number of tenants or whatever) or the value of the Property, or the type of use or uses conducted within the Property, and all costs and fees (including attorneys’ fees) reasonably incurred by Landlord in contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax. If, at any time during the Lease Term, the taxation or assessment of the Property prevailing as of the Effective Date of this Lease shall be altered so that in lieu of or in addition to any the Real Property Tax described above there shall be levied, awarded or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate, substitute, or additional use or charge (i) on the value, size, use or occupancy of the Property or Landlord’s interest therein or (ii) on or measured by the gross receipts, income or rentals from the Property, or on Landlord’s business of owning, leasing or managing the Property or (iii) computed in any manner with respect to the operation of the Property, then any such tax or charge, however designated, shall be included within the meaning of the terms “Real Property Tax” or “Real Property Taxes” for purposes of this Lease. If any Real Property Tax is partly based upon property or rents unrelated to the Property, then only that part of such Real Property Tax that is fairly allocable to the Property shall be included within the meaning of the terms “Real Property Tax” or “Real Property Taxes.” Notwithstanding the foregoing, the terms “Real Property Tax” or “Real Property Taxes” and “Property Operating Expenses” shall not include estate, inheritance, transfer, gift or franchise taxes of Landlord or the federal or state income tax imposed on Landlord’s income from all sources. If a special assessment payable in installments is levied against the Building, Property Taxes for any year shall include only the installment of such assessment and any interest payable or paid during such year as if such assessment were paid over the longest possible term, unless the same would subject Landlord to interest (beyond the interest applicable to a special assessment going to bond) or penalties.

         (b) Landlord’s Insurance Costs. The term “Landlord’s Insurance Costs” shall mean Tenant’s Expense Share of the costs to Landlord to carry and maintain the policies of fire and property damage insurance for the Building and the Property and general liability and any other insurance required or permitted to be carried by Landlord pursuant to Article 9, together with any deductible amounts paid by Landlord upon the occurrence of any insured casualty or loss, not to exceed $60,000 per occurrence. In determining the amount of Landlord’s Insurance Costs for any calendar year, if less than 100% of the rentable area of the Property is occupied by tenants at any time, Landlord’s Insurance Costs shall be determined to be an amount equal to the like expenses which would normally be expected to be incurred had such occupancy been 100%.

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(c) Property Maintenance Costs. The term “Property Maintenance Costs” shall mean, without duplication, Tenant’s Expense Share of the aggregate of all costs and expenses paid or incurred by or on behalf of Landlord in connection with the ownership, operation, repair and maintenance of the Property, including the rental value of any management office at the Property and capital improvements if such capital improvement is reasonably intended to result in a reduction in Property Maintenance Costs (but then only to the extent of the anticipated reduction in Property Maintenance Costs) or are required for compliance with Laws or insurance requirements first becoming effective after the Effective Date. Such capital improvements shall be amortized on a straight-line basis over the reasonable life of the capital item in question, and the amount included in Property Maintenance Costs in any calendar year shall be equal to the annual amortized amount. Property Maintenance Costs shall also include all costs for management and administration of the Leased Premises, the Building, the Outside Areas and the Property or any portion thereof, including, without limitation, a property management fee (not to exceed 3% of the Base Rent), accounting, auditing, billing postage, salaries and benefits for all employees and contractors engaged in the management, operating, maintenance, repair and protection of the Building and the Property, whether located on the Property or offsite. During any period when Tenant’s Expense Share is less than 100%, if during all or part of any calendar year, Landlord shall not furnish any particular item(s) of work or service (which would otherwise constitute a Property Maintenance Cost) to any occupiable able portions of the Property for any reason, then, for purposes of computing Property Maintenance Costs for such period, the amount included in Property Maintenance Costs for such period shall be increased by an amount equal to the costs and expenses that would have been reasonably incurred by Landlord during such period if Landlord had furnished such item(s) of work or service to such portion of the Property. During any period when Tenant’s Expense Share is less than 100%, in determining the amount of Property Maintenance Costs for any calendar year, if less than 100% of the rentable area of the Property is occupied by tenants at any time, Property Maintenance Costs shall be determined to be an amount equal to the like expenses which would normally be expected to be incurred had such occupancy been 100%. Notwithstanding the foregoing, Property Maintenance Costs and Property Operating Expenses shall not include (a) costs that are reimbursed out of insurance, warranties, guaranties or condemnation proceeds (b) costs to remedy violations of any Laws or violations of any Private Restrictions applicable to the Leased Premises, the Building or the Property to the extent the same amount to such a violation on or prior to the Effective Date, (c) costs incurred in connection with the presence of any Hazardous Material, except to the extent caused by the release or emission of the Hazardous Material in question by Tenant or any Tenant Party and except to the extent related to Hazardous Materials classified as such after the Effective Date, (d) costs which could properly be capitalized under generally accepted accounting principles, except to the extent set forth in the first two sentences of this Section 13.13(c), (e) expense reserves, (f) costs occasioned by the violation of any law by Landlord, any other occupant of the Property, or their respective agents, employees or contractors, (g) fees, commissions, attorneys’ fees, costs or other disbursements incurred in connection with negotiations or disputes with any other occupant of the Property and costs arising from the violation by Landlord or any occupant of the Property (other than Tenant) of the terms and conditions of any lease or other agreement, (h) interest, charges and fees incurred on debt, payments on mortgages and rent under ground leases; (i) costs for which Landlord has a right of reimbursement from others (other than through the obligation of tenants of the Property to pay their respective share of Property Maintenance Costs); (j) depreciation; (k) costs incurred in connection with the operation of any parking or commercial concession within the Property; (l) advertising or promotional costs; (m) costs of sculptures, fountains, paintings and other art objects, provided, however, the cost of maintaining and repairing any of the foregoing located at the Building or the Project as of the Effective Date shall not be excluded; or (n) costs for insurance in excess of the cost of insurance customarily carried by landlords of similar projects in the vicinity of the Premises.

(d) Property Operating Expenses. The term “Property Operating Expenses” shall mean and include all Real Property Taxes, plus all Landlord’s Insurance Costs, plus all Property Maintenance Costs.

(e) Law. The term “Law” shall mean any judicial decisions and any statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirements of any municipal, county, state, federal, or other governmental agency or authority having jurisdiction over the parties to this Lease, the Leased Premises, the Building or the Property, or any of them, in effect either at the Effective Date of this Lease or at any time during the Lease Term, including, without limitation, any regulation, order, or published policy of any quasi-official entity or body (e.g. a board of fire examiners or a public utility or special district).

(f) Lender. The term “Lender” shall mean the holder of any promissory note or other evidence of indebtedness secured by the Property or any portion thereof.

(g) Private Restrictions. The term “Private Restrictions” shall mean (as they may exist from time to time) any and all covenants, conditions and restrictions, private agreements, easements, and any other recorded documents or instruments affecting the use of the Property, the Building, the Leased Premises, or the Outside Areas.

(h) Rent. The term “Rent” shall mean collectively Base Monthly Rent and all Additional Rent.

(i) Building Systems. The term “Building Systems” shall mean collectively the mechanical, electrical, plumbing, sanitary, sprinkler, heating, ventilation and air conditioning, security, life safety, elevator and other service systems or facilities of the Building and the finished ceiling and Building standard lighting fixtures in the Leased Premises, that are excluding any Premises Fixtures.

(j) Premises Fixtures. The term “Premises Fixtures” shall mean Tenant’s security systems in the Leased Premises and all non-Building standard lighting in the Premises.

13.14 General Waivers. One party’s consent to or approval of any act by the other party requiring the first party’s consent or approval shall not be deemed to waive or render unnecessary the first party’s consent to or

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approval of any subsequent similar act by the other party. No waiver of any provision hereof, or any waiver of any breach of any provision hereof, shall be effective unless in writing and signed by the waiving party. The receipt by Landlord of any Rent or other payment with or without knowledge of the breach of any other provision hereof shall not be deemed a waiver of any such breach. No waiver of any provision of this Lease shall be deemed a continuing waiver unless such waiver specifically states so in writing and is signed by both Landlord and Tenant. No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other provisions herein contained.

13.15 Private Adjudication; Waiver of Jury Trial. The parties hereto agree that any and all disputes or controversies of any nature between them arising at any time that are before any state court located within the county where the Property is located shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the presiding judge of the Santa Clara County Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County Superior Court for such relief. THE PARTIES ACKNOWLEDGE THAT JUDICIAL REFERENCE PROCEEDINGS CONDUCTED IN ACCORDANCE WITH THIS PARAGRAPH WOULD BE CONDUCTED BY A PRIVATE JUDGE ONLY, SITTING WITHOUT A JURY.

WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO RESOLVE ANY DISPUTE PURSUANT TO JUDICIAL REFERENCE AS SET FORTH IMMEDIATELY ABOVE, TO THE EXTENT ANY DISPUTE IS NOT SUBMITTED TO A REFEREE, THEN TO THE FULLEST EXTENT NOT PROHIBITED BY LAW, each party hereto, knowingly and voluntarily, and for their mutual benefit, waives any right to trial by jury in the event of litigation regarding the performance or enforcement of, or in any way related to, this Agreement.

13.16 Miscellaneous. Should any provisions of this Lease prove to be invalid or illegal, such invalidity or illegality shall in no way affect, impair or invalidate any other provisions hereof, and such remaining provisions shall remain in full force and effect. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. Any copy of this Lease which is executed by the parties shall be deemed an original for all purposes. This Lease shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant. The term “party” shall mean Landlord or Tenant as the context implies. If Tenant consists of more than one person or entity, then all members of Tenant shall be jointly and severally liable hereunder. This Lease shall be construed and enforced in accordance with the Laws of the State in which the Leased Premises are located. The captions in this Lease are for convenience only and shall not be construed in the construction or interpretation of any provision hereof. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership, corporation, limited liability company, joint venture, or other form of business entity, and the singular includes the plural. The terms “must,” “shall,” “will,” and “agree” are mandatory. The term “may” is permissive. When a party is required to do something by this Lease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless specific provision is made therefor. Where Landlord’s consent is required hereunder, the consent of any Lender shall also be required. Landlord and Tenant shall both be deemed to have drafted this Lease, and the rule of construction that a document is to be construed against the drafting party shall not be employed in the construction or interpretation of this Lease. Where Tenant is obligated not to perform any act or is not permitted to perform any act, Tenant is also obligated to restrain any others reasonably within its control, including agents, invitees, contractors, subcontractors and employees, from performing such act. Landlord shall not become or be deemed a partner or a joint venturer with Tenant by reason of any of the provisions of this Lease.

ARTICLE 14

CORPORATE AUTHORITY

BROKERS AND ENTIRE AGREEMENT

14.1 Corporate Authority. Tenant represents and warrants that Tenant is validly formed and duly authorized and existing, that Tenant is qualified to do business in the State in which the Leased Premises are located, that Tenant has the full right and legal authority to enter into this Lease, and that the individual executing this Lease on its behalf is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with its terms.

14.2 Brokerage Commissions. Landlord and Tenant each represents, warrants and agrees that it has not had any dealings with any real estate brokers, leasing agents, finders or salesmen, other than the Broker (as named in Article 1) with respect to the negotiations of this Lease. Landlord shall be responsible at its sole cost for all such commissions payable to the Broker in connection with this Lease. Each party hereby agrees to indemnify, defend (with counsel reasonably approved by the indemnified party), and hold harmless the other party from any liability for the payment of any real estate brokerage commissions, leasing commissions or finder’s fees claimed by any other real estate brokers, leasing agents, finders, or salesmen to be earned or due and payable by reason of the indemnifying party’s agreement or promise (implied or otherwise) to pay (or to have Landlord pay) such a commission or finder’s fee with respect to this Lease.

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14.3 Entire Agreement. This Lease and the Exhibits which Exhibits are by this reference incorporated herein, constitute the entire agreement between the parties, and there are no other agreements, understandings or representations between the parties relating to the lease by Landlord of the Leased Premises to Tenant, except as expressed herein. No subsequent changes, modifications or additions to this Lease shall be binding upon the parties unless in writing and signed by both Landlord and Tenant.

14.4 Landlord’s Representations. Tenant acknowledges that neither Landlord nor any of its agents made any representations or warranties respecting the Property, the Building or the Leased Premises, upon which Tenant relied in entering into the Lease, which are not expressly set forth in this Lease. Tenant further acknowledges that neither Landlord nor any of its agents made any representations as to (i) whether the leased Premises may be used for Tenant’s intended use under existing Law, or (ii) the suitability of the Leased Premises for the conduct of Tenant’s business, or (iii) the exact square footage of the Leased Premises, and that Tenant relies solely upon its own investigations with respect to such matters. Tenant expressly waives any and all claims for damage by reason of any statement, representation, warranty, promise or other agreement of Landlord or Landlord’s agent(s), if any, not contained in this Lease or in any Exhibit attached hereto.

ARTICLE 15

OPTIONS TO TERMINATE, EXTEND

15.1 Option to Terminate. Provided that Tenant is not in default under this Lease, and subject to the following terms and provisions, Tenant shall have a one time option, exercisable if at all by irrevocable notice to Landlord delivered at least eighteen (18) full calendar months prior to the effective date of termination, to terminate this Lease effective on the ninety sixth (96th) full calendar month of the Lease Term. If Tenant elects to so terminate this Lease, Tenant shall pay to Landlord at the time of Tenant’s delivery of the notice of termination a termination fee (the “Termination Fee”) in an amount equal to One Million One Hundred Thousand and 00/100 Dollars $1,100,000.00. If Tenant fails to timely deliver to Landlord its notice of termination, together with its payment of the Termination Fee, then Tenant’s rights, pursuant to this Section 15.1, shall lapse and be of no further force or effect.

15.2 Renewal Term. Tenant shall have the right to renew the initial Term for all of the Leased Premises for one (1) renewal term of five (5) years (the “Renewal Term”), commencing on the day after the expiration of the initial Lease Term (the “Renewal Term Commencement Date”) and ending on the day immediately preceding the fifth (5th) anniversary of the Renewal Term Commencement Date, unless the Renewal Term shall sooner terminate pursuant to any of the terms of this Lease or otherwise. The Renewal Term shall commence only if (i) Tenant notifies Landlord in writing (the “Renewal Exercise Notice”) of Tenant’s exercise of such renewal right not earlier than fifteen (15) full calendar months, and not later than twelve (12) full calendar months, prior to the Expiration Date (the “Extension Deadline”), and, (ii) at the time of the exercise of such right and, at the option of Landlord, immediately prior to the Renewal Term Commencement Date, no Event of Default under this Lease shall have occurred and be continuing hereunder. A Renewal Exercise Notice shall be irrevocable once delivered. Time is of the essence with respect to the giving of the Renewal Exercise Notice. The Renewal Term shall be upon all of the agreements, terms, covenants and conditions of this Lease, except that (a) the Base Monthly Rent shall be determined as provided below and (b) Tenant shall have no further right to renew or extend the Lease Term. Upon the commencement of the Renewal Term, (1) the Renewal Term shall be added to and become part of the Lease Term, (2) any reference to “this Lease”, to the “Lease Term”, the “term of this Lease” or any similar expression shall be deemed to include the Renewal Term, and (3) the expiration of the Renewal Term shall become the Expiration Date. Any termination, cancellation or surrender of any interest of Tenant under this Lease at any time during the Lease Term shall automatically terminate the renewal rights set forth herein. The renewal right contained herein shall be personal to PMC-Sierra, Inc. (and Permitted Transferees) (and not available to any other assignee, or any other sublessee or other transferee) and may be exercised only provided and on condition that PMC-Sierra, Inc. has not assigned its interest in this Lease (except to a Permitted Transferee) or sublet (except to a Permitted Transferee) more than 50% of Leased Premises as of the date Tenant purports to give the Renewal Exercise Notice and, at the option of Landlord, upon commencement of the Renewal Term.

15.3 Renewal Term Rent. The Base Monthly Rent payable during the Renewal Term shall be equal to the Fair Market Value (as hereinafter defined) of the Leased Premises, as of the last day of the calendar month immediately preceding the Renewal Term (the “Calculation Date”). “Fair Market Value” shall mean the fair market monthly rent, taking into account all escalations, at which, as of the Calculation Date, tenants are leasing non-sublease, non-renewal, non-encumbered, non-equity, non-expansion space comparable in size, location and quality to the Leased Premises for a term of five (5) years, in an arm’s-length transaction, which comparable space is located in the same geographic market as the Property, and which comparable transactions (collectively, the “Comparable Transactions”) have been entered into within the six (6) month period immediately preceding the Calculation Date, taking into consideration the following concessions (the “Concessions”): (a) rental abatement concessions, if any, being granted such tenants in connection with such comparable space; and (b) tenant improvements or allowances provided or to be provided for such comparable space, taking into account, and deducting the value of, the existing improvements in the Leased Premises, such value to be based upon the age, condition, design, quality of finishes and layout of the improvements and the extent to which the same can be utilized by a Tenant based upon the fact that the precise tenant improvements existing in the Leased Premises are specifically suitable to Tenant; and (c) other reasonable monetary concessions being granted such tenants in connection with such comparable space; provided, however, that in calculating the Fair Market Value, no consideration shall be given to (i) the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with Tenant’s exercise of its right to lease the Leased Premises during the Renewal Term, as the case may be, or in connection with the Comparable Transactions or the fact that landlords are or are not paying real estate brokerage commissions in connection with such comparable space; and (ii) any period of rental abatement, if any, granted to tenants in Comparable Transactions in connection with the design, permitting and construction of tenant improvements in such comparable spaces.

29.

15.4 Parties to Confer Regarding Fair Market Rental. If Tenant has determined that it may exercise its right to renew the Lease Term pursuant to this Article, Tenant may give Landlord notice in writing thereof (the “Notice to Confer”) at least sixty (60) days prior to the Extension Deadline. Following delivery of the Notice to Confer, Landlord and Tenant shall confer and in good faith endeavor to mutually agree upon the matters to be determined pursuant to Paragraph 15.2 above. If the parties are not able to agree on the Fair Market Value prior to the Extension Deadline and Tenant elects to deliver the Renewal Exercise Notice and timely delivers the same in accordance with the provisions of this Lease, then the Fair Market Value shall be determined as provided below.

(a) Rent Notice. Landlord shall advise Tenant (the “Rent Notice”) of Landlord’s determination of Fair Market Value of the Leased Premises for the Renewal Term prior to the Renewal Term Commencement Date. If Tenant timely disputes Landlord’s determination of Fair Market Value in accordance with Paragraph 15.4(e) below, then the dispute shall be resolved by arbitration as provided in Paragraph 15.4(e) below. If the Base Monthly Rent payable during the Renewal Term is not determined prior to the Renewal Term Commencement Date, Tenant shall pay Base Monthly Rent in an amount equal to the Base Monthly Rent in effect on the initial Expiration Date (the “Interim Rent”). Upon final determination of the Base Monthly Rent for the Renewal Term, Tenant shall commence paying such Base Monthly Rent as so determined, and within ten (10) days after such determination Tenant shall pay any deficiency in prior payments or, if the Base Monthly Rent as so determined shall be less than the Interim Rent, Tenant shall be entitled to a credit against the next succeeding installments of Base Monthly Rent in an amount equal to the difference between each installment of Interim Rent and the Base Monthly Rent as so determined which should have been paid for such installment until the total amount of the over payment has been recouped.

(b) Arbitration. If Tenant wishes to dispute Landlord’s determination of Fair Market Value of the Premises for the Renewal Term pursuant to the foregoing provisions of this Article 15, then Tenant shall give notice to Landlord of such dispute within ten (10) business days after delivery of the Rent Notice, and such dispute thereafter shall be determined by arbitration in accordance with the then prevailing Expedited Procedures of the American Arbitration Association or its successor for arbitration of commercial disputes, except that the Expedited Procedures shall be modified as follows:

(i) In its demand for arbitration, Tenant shall specify the name and address of the person who has agreed to act as the arbitrator on Tenant’s behalf. The arbitrator shall be a real estate broker with at least ten (10) years’ full-time commercial brokerage experience who is familiar with the Fair Market Value of first-class office space in the geographic market of the Building. Failure on the part of Tenant to make the timely and proper demand for such arbitration shall constitute a waiver of the right thereto and the Base Monthly Rent shall be as set forth in the Rent Notice. Within ten (10) business days after the service of the demand for arbitration, Landlord shall give notice to Tenant specifying the name and address of the person designated by Landlord to act as arbitrator on its behalf, which arbitrator shall be similarly qualified. If Landlord fails to notify Tenant of the appointment of its arbitrator within such ten (10) business day period, and such failure continues for three (3) business days after Tenant delivers a second notice to Landlord, then the arbitrator appointed by Tenant shall be the arbitrator to determine the Fair Market Value for the Premises.

(ii) If two arbitrators are chosen pursuant to subparagraph (i) above, the arbitrators so chosen shall meet within ten (10) business days after the second arbitrator is appointed and shall seek to reach agreement on Fair Market Value. If within twenty (20) days after the second arbitrator is appointed the two arbitrators are unable to reach agreement on Fair Market Value then the two arbitrators shall appoint a third arbitrator, who shall be a competent and impartial person with qualifications similar to those required of the first two arbitrators. If they are unable to agree upon such appointment within five (5) business days after expiration of such twenty (20) day period, the third arbitrator shall be selected by the presiding judge of the superior court in which the Property is located. The third arbitrator shall decide the dispute, if it has not been previously resolved, by following the procedures set forth in subparagraph (iii) below. Each party shall pay the fees and expenses of its respective arbitrator and both shall share the fees and expenses of the third arbitrator. Attorneys’ fees and expenses of counsel and of witnesses for the respective parties shall be paid by the respective party engaging such counsel or calling such witnesses.

(iii) Fair Market Value shall be fixed by the third arbitrator in accordance with the following procedures. Concurrently with the appointment of the third arbitrator, each of the arbitrators selected by the parties shall state, in writing, his or her determination of the Fair Market Value supported by the reasons therefor. The third arbitrator shall have the right to consult experts and competent authorities for factual information or evidence pertaining to a determination of Fair Market Value, but any conclusion of such determination shall be made in the presence of both parties with full right on their part to cross-examine. The third arbitrator shall conduct such hearings and investigations as he or she deem appropriate and shall, within twenty (20) days after being appointed, select which of the two proposed determinations most closely approximates his or her determination of Fair Market Value. The third arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed determinations. The determination he or she chooses as that most closely approximating his or her determination of the Fair Market Value shall constitute the decision of the third arbitrator and shall be final and binding upon the parties. The third arbitrator shall render the decision in writing with counterpart copies to each party. The third arbitrator shall have no power to add to or modify the provisions of this Lease. Promptly following receipt of the third arbitrator’s decision, the parties shall enter into an amendment to this Lease evidencing the extension of the Lease Term for the Renewal Term and confirming the Base Monthly Rent for the Renewal Term, but the failure of the parties to do so shall not affect the effectiveness of the third arbitrator’s determination or that the Lease Term is extended.

                (iv) In the event of a failure, refusal or inability of any arbitrator to act, his or her successor shall be appointed by him or her, but in the case of the third arbitrator, his or her successor shall be appointed in the same manner as that set forth herein with respect to the appointment of the original third arbitrator.

(Signature page continue next page)

30.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first set forth above with the intent to be legally bound thereby as of the Effective Date of this Lease.

LANDLORD:

WCP BORDEAUX CENTRE LLC,
a Delaware limited liability company

By:	/s/ Henry Bieber
Name:	Henry Bieber
Title:	Vice President

TENANT:

PMC-SIERRA, INC.,
a Delaware corporation

By:	/s/ Gregory S. Lang
Name:	Gregory S. Lang
Title:	President and Chief Executive Officer

EXHIBIT A

LEGAL DESCRIPTION OF PROPERTY AND SITE PLAN

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY OF SUNNYVALE, COUNTY OF SANTA CLARA, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

All that certain real property described as Parcel A and Parcel B in that certain, “Certificate of Compliance (Lot Line Adjustment)” recorded on July 31, 2007 as Instrument No. 19532077, Santa Clara County Records, more particularly described as follows:

Parcel A:

Being a portion of Parcel 1 as shown on that certain Parcel Map filed for record on September 25, 1998 in Book 708, pages 25 and 26, Santa Clara County Records and being more particularly described as follows:

Beginning at the northwesterly corner of said Parcel 1 and also being on the easterly line of Mathilda Avenue as shown on said Parcel Map;

Thence along the westerly line of said Parcel 1, South 14°52’14” West 312.00 feet;

Thence along a curve to the left, having a radius of 50.00 feet, through a central angle of 90°00’00” an arc distance of 78.54 feet to a point on the southerly line of said Parcel 1;

Thence along said southerly line, South 75°07’46” East, 257.66 feet;

Thence leaving said line, North 14°52’14” East, 362.00 feet along a line parallel with and distant 73.22 feet westerly measured at right angles to the common line between Parcel 1 and Parcel 2 of said Parcel Map to a point on the northerly line of said Parcel;

Thence along said northerly line, North 75°07’46” West, 307.66 feet to the Point of Beginning.

Parcel B:

Being all of Parcel 2 and a portion of Parcel 1 as shown on that certain Parcel Map filed for record on September 25, 1998 in Book 708, pages 25 and 26, Santa Clara County Records and being more particularly described as follows:

Beginning at the northwesterly corner of said Parcel 1 said corner also being on the easterly line of Mathilda Avenue as shown on said Parcel Map;

Thence along the westerly line of said Parcel 1, South 14°52’14” West 312.00 feet;

Thence along a curve to the left, having a radius of 50.00 feet, through a central angle of 90°00’00” an arc distance of 78.54 feet to a point on the southerly line of said Parcel 1;

Thence along said southerly line, South 75°07’46” East, 257.66 feet to the True Point of Beginning of Parcel B;

Thence continuing along the southerly line of said Parcel 1 and Parcel 2, South 75°07’46” East, 346.00 feet to the southeasterly corner of said Parcel 2;

Thence along the easterly line of said Parcel 2, North 14°52’14” East, 362.00 feet to the northeasterly corner of said Parcel 2;

Thence along the northerly line of said Parcel 2 and Parcel 1, North 75°07’46” West, 346.00 feet;

Thence leaving said northerly line, South 14°52’14” West 362.00 feet along a line parallel with and distant 73.22 feet westerly measured at right angles to the common line between Parcel 1 and Parcel 2 to the True Point of Beginning.

APN: 110-26-050, 051

A-1.

EXHIBIT B

WORK LETTER

This Work Letter sets forth the terms and conditions relating to the initial improvement of the Leased Premises for Tenant. This Work Letter addresses the issues of construction of the initial improvement of the Leased Premises for Tenant. All references in this Work Letter to Articles or Sections of “this Lease” shall mean the portions of the Lease to which this Work Letter is attached.

SECTION 1

TENANT IMPROVEMENTS

The parties have previously agreed on a draft space plan for tenant improvements in the Leased Premises prepared by Arc Tec and attached hereto as Exhibit A-3 (the “Draft Space Plan”) and the initial scope of work specified in the Initial Cost Proposal (defined below). Tenant has indicated that it would like to make modifications to the Draft Space Plan (the “Space Plan Modifications”). Within ten (10) Business Days after the Effective Date, Tenant may submit Space Plan Modifications to Landlord for Landlord’s approval, which shall not be unreasonably withheld, conditioned or delayed; provided however, Landlord may disapprove of any Space Plan Modifications in Landlord’s sole discretion if such Space Plan Modifications would be of a quality lower than the quality of the Building-standard improvements. If Tenant fails to submit Space Plan Modifications to Landlord for Landlord’s approval within such ten (10) Business Day period, then (A) Tenant shall be deemed to have waived its right to make any modifications to the Draft Space Plan, and (B) the parties shall be deemed to have approved the unmodified Draft Space Plan as the “Final Space Plan”. If Tenant submits any Space Plan Modifications to Landlord within such ten (10) Business Day period, then Landlord shall notify Tenant of either (1) Landlord’s approval of such Space Plan Modifications, or (2) Landlord’s disapproval of such Space Plan Modifications, in which case Landlord shall specify in reasonable detail Landlord’s reasons for such disapproval. The Draft Space Plan as modified by any Space Plan Modifications approved by Landlord shall be referred to herein as the “Final Space Plan”. Landlord shall obtain a revised cost proposal (the “Final Cost Proposal”) based on the Final Space Plan setting forth any change in the Initial Cost Proposal resulting from Space Plan Modifications. The improvements in accordance with the Final Space Plan and the Final Cost Proposal are referred to herein as the “Tenant Improvements”). Unless otherwise agreed in writing by Landlord and Tenant, all subsequent plans shall be consistent with the Final Space Plan.

As used herein, “Initial Cost Proposal” means 1) the Scope of Work and Remarks provided in OPI Commercial Builder Inc. Preliminary Budget- dated 8/6/10 in the amount of $3,485,110.00 and attached hereto as Exhibit “A-1”, 2) the Scope of Services outlined in the Arc Tec-contract architectural services proposal dated 6/16/10 revised 6/23/10 and 6/25/10 in the amount of $160,201.01 and attached hereto as Exhibit “A-2”, and 3) Skyline Partners, Inc. construction management proposal dated 6/25/10 in the amount of $37,000.00; provided, however, the Initial Cost Proposal excludes any items or specifications not included in Exhibits “A-1” or “A-2” as well as any additional work or costs related to the Assumptions/Exceptions section on page 9 of said Arc Tec-contract architectural services proposal (see Exhibit “A-2”), and the Qualifications and Exclusions section on page 2 of said OPI Commercial Builders, Inc proposal (see Exhibit “A-1”).

Landlord shall retain Arc Tec Inc. (the “Architect”) and shall retain engineering consultants reasonably acceptable to Landlord and Tenant (the “Engineers”) to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life safety, sprinkler and IT engineering work in the Leased Premises (collectively as the “Construction Drawings”). All Construction Drawings shall comply with the drawing format and specifications reasonably determined by Landlord, and shall be subject to Landlord’s and Tenant’s approval, which approval shall not be unreasonably conditioned or denied. Tenant shall supply the Engineers with a complete listing of standard and non-standard equipment and specifications, including, without limitation, B.T.U. calculations, electrical requirements and special electrical receptacle requirements for the Leased Premises, to enable the Engineers and the Architect to complete the Final Working Drawings (defined below) in the manner as set forth below. The Architect and the Engineers shall complete the architectural and engineering drawings for the Leased Premises, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical, fire life safety, plumbing and telecommunications working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, as reasonably approved by Landlord and Tenant, the “Final Working Drawings”). Landlord shall construct the Tenant Improvements in accordance with the Final Working Drawings. Tenant shall make no changes or modifications to the Final Working Drawings without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, any delay in “Substantial Completion,” as that term is defined in Section 5.1 of this Work Letter caused by such changes or modifications by Tenant to the Final Working Drawings previously approved by Landlord and Tenant shall be a Tenant Delay and any increase in the cost of designing or constructing the Tenant Improvements as a result of such changes to the previously approved Final Working Drawings shall be at Tenant’s cost.

SECTION 2

OVER-ALLOWANCE AMOUNT; ALLOWANCES

        Landlord shall construct, at its cost (except as specifically set forth herein) the Tenant Improvements described in the Final Working Drawings. As of the date hereof the total estimated cost of the Tenant Improvements pursuant to the Draft Space Plan and the Initial Cost Proposal is $3,682,311.01 (the “Estimated TI Costs”). Landlord shall be responsible for the costs of the Tenant Improvements in excess of the Estimated TI Costs, except

B-1.

that any actual increase in costs incurred by Landlord as a result of Space Plan Modifications to the Draft Space Plan or changes in the scope of work set forth in the Initial Cost Proposal or other changes requested by Tenant (subject to Landlord’s approval of the same) to the Final Space Plan or the scope of work described in the Final Cost Proposal shall be paid by Tenant (any such amounts are referred to herein as the “Over-Allowance Amount”). Landlord shall request payment of the Over-Allowance Amount from time to time as costs are incurred and the same shall be paid by Tenant to Landlord within ten (10) days of Landlord’s request. Landlord shall disburse the Over-Allowance Amount concurrently with disbursements of Landlord’s contribution to the construction of the Tenant Improvements, on a pro rata pari passu basis.

Upon final completion of the Tenant Improvements, Landlord shall provide reasonable evidence to Tenant of all of the hard and soft cost of construction of the Tenant Improvements (collectively, the “Final TI Costs”) including, without limitation, copies of contractor and subcontractor invoices and any other vendor invoices constituting part of the Final TI Costs. In addition, Landlord shall provide an additional allowance (the “Additional Allowance”) in an amount equal to the sum of (i) $218,711.99, plus (ii) if the Final TI Costs are less than the Estimated TI Costs, one hundred percent (100%) of the difference between the Estimated TI Costs less the Final TI Costs. Tenant shall be entitled to use the Additional Allowance to pay for Tenant’s wiring and furniture in the Leased Premises in an amount not to exceed eight dollars ($8.00) per rentable square foot of the Leased Premises and any remaining portion of the Additional Allowance shall be credited against installments of Base Monthly Rent due under the Lease after application of any rent abatement pursuant to Section 3.1 of the Lease, provided and on condition that Tenant is not in default under the Lease at the time such credit is to be applied. After all costs of the Tenant Improvements have been paid in full, Landlord shall disburse that portion of the Additional Allowance Tenant elects to use for wiring and furniture directly to Tenant within thirty (30) days of Landlord’s receipt from Tenant of original or certified copies of all invoices for such expenses, together with reasonable supporting documentation.

For purposes of this Section 2, the Final TI Costs shall not be deemed to include, and Landlord shall be solely responsible for, any of the following: (a) costs incurred to remove Hazardous Materials from the premises or the surrounding area; (b) attorneys’ fees incurred in connection with negotiation of construction contracts, and attorneys’ fees, experts’ fees and other costs in connection with disputes with third parties; (c) interest and other costs of financing construction costs; (d) costs to bring the Leased Premises or the Building into compliance with applicable laws, building codes and restrictions, including, without limitation, the Americans with Disabilities Act and environmental laws; or (e) wages, labor and overhead for overtime and premium time, unless requested or approved by Tenant.

SECTION 3

CONSTRUCTION OF TENANT IMPROVEMENTS

Landlord shall retain OPI (“Contractor”) to construct the Tenant Improvements in accordance with the Final Working Drawings. Landlord shall require that Contractor obtain at least three (3) competitive bids for each major trade. Landlord shall cause the Contractor to construct the Tenant Improvements in accordance with the Final Working Drawings and all Laws in a good and workmanlike manner. Landlord shall deliver the Leased Premises to Tenant promptly upon Substantial Completion of the Tenant Improvements. Landlord shall, at Landlord’s sole cost and expense, repair any defects in the Tenant Improvements (other than those caused by or resulting from the negligence or willful misconduct of a Tenant Party) for a period of one year following Substantial Completion thereof. Landlord hereby assigns, on a non-exclusive basis, to Tenant all warranties and guaranties by Contractor and other third party contractors, subcontractors and vendors relating to the Tenant Improvements from and after the date that is one year after Substantial Completion thereof. From and after such date, Tenant hereby waives all claims against Landlord relating to, or arising out of the construction of the Tenant Improvements.

        If Landlord fails to cause construction of the Tenant Improvements in accordance with this Work Letter and such failure continues for a period of thirty (30) days after written notice to Landlord, Tenant shall have the right at any time after such thirty (30) day period while such failure is continuing, to elect to undertake the Tenant Improvements on Landlord’s behalf and, upon such election Tenant shall have the right to offset the cost of such undertaking against payments of Rent due under the Lease (with interest accruing thereon at the lesser of 10% per annum or the then maximum rate of interest not prohibited or made usurious by Law from the date of the expenditure until the date Tenant has been reimbursed therefor through such offset), provided that notwithstanding any such undertaking, Tenant shall remain responsible for any Over-Allowance Amount. Any work so undertaken by Tenant shall be performed by the Contractor, Architect, and Engineers named herein unless otherwise approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

SECTION 4

TENANT’S COVENANTS

        Tenant shall cooperate with Landlord with respect to construction of the Tenant Improvements, Tenant shall timely comply with all Time Deadlines set forth on the attached Schedule 1 and Tenant shall promptly reply to any other requests for information or approval Landlord may make with respect to the Tenant Improvements.

SECTION 5

COMPLETION OF THE TENANT IMPROVEMENTS;

LEASE COMMENCEMENT DATE

5.1 Ready for Occupancy. As used herein “Substantial Completion” means that the Tenant Improvements have been completed, as reasonably determined by Architect, with a Certificate of Occupancy

B-2.

granted from the City of Sunnyvale, with the exception of any punch list items including minor details of construction and mechanical adjustments and any tenant fixtures, work-stations, built-in furniture, or equipment to be installed by Tenant.

5.2 Delay of the Substantial Completion of the Leased Premises. Except as provided in this Section 5.2, the Commencement Date shall occur as set forth in the Lease. If and to the extent there are delays in the Substantial Completion of the Tenant Improvements or in the occurrence of any of the other conditions precedent to the Commencement Date, as set forth in of the Lease, to the extent resulting from:

5.2.1 Tenant’s failure to comply with Section 4 of this Work Letter;

5.2.2 A breach by Tenant of the terms of this Work Letter or the Lease;

5.2.3 Tenant’s request for changes in the Final Working Drawings;

5.2.4 Tenant’s requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time given the anticipated date of Substantial Completion of the Tenant Improvements, as set forth in the Lease, to the extent such lead times are in excess of the those applicable to the materials, components, finishes or improvements set forth in the Approved Scope Proposal;

5.2.5 Tenant’s request for changes to the Final Work Drawings previously approved by Tenant and Landlord that involve changes to the base Building shell and core;

5.2.6 Any failure by Tenant to timely pay any Over Allowance Amount.

5.2.7 Any other acts or omissions of Tenant, or its agents, or employees;

(individually and collectively, “Tenant Delay”) then, notwithstanding anything to the contrary set forth in the Lease or this Work Letter and regardless of the actual date of the Substantial Completion of the Tenant Improvements, the date of Substantial Completion of the Leased Premises shall be deemed to be the date the Substantial Completion of the Tenant Improvements would have occurred if no Tenant Delay(s), as set forth above, had occurred.

SECTION 6

MISCELLANEOUS

6.1 Freight Elevators. Landlord shall, consistent with its obligations to other tenants of the Building, make the freight elevator reasonably available to Tenant in connection with initial decorating, furnishing and moving into the Leased Premises.

6.2 Tenant’s Representative. Tenant has designated Don Thiel as its sole representative with respect to the matters set forth in this Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter.

6.3 Landlord’s Representative. Landlord has designated Richard Czerwinski as its sole representative with respect to the matters set forth in this Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter.

6.4 Tenant’s Agents. All subcontractors, laborers, materialmen, and suppliers retained directly by Tenant shall all be union labor in compliance with the then existing master labor agreements (except as otherwise approved by Landlord, which approval shall not be unreasonably withheld). This Section 6.4 shall not apply to furniture installers, movers, data cabling contractors, AV contractors, security contractors and signage contractors.

6.5 Time of the Essence in This Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, Landlord may, but shall not be obligated to send Tenant written notice of Tenant’s failure to so approve or deliver. If such failure continues for a period of three (3) Business Days after such notice, then at Landlord’s sole option, at the end of such period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.

        6.6 Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in this Lease, if an event of default as described in the Lease, or a default by Tenant under this Work Letter, has occurred at any time on or before the Substantial Completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, upon written notice to Tenant of such default, Landlord shall have the right to cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Premises caused by such work stoppage as set forth in Section 5 of this Work Letter), and (ii) all other obligations of Landlord under the terms of this Work Letter shall be suspended until such time as such default is cured pursuant to the terms of the Lease.

B-3.

SCHEDULE 1

TIME DEADLINES

Deadline	Actions to be Performed

Within 21 days after approval of Final Space Plan.	Working Drawings to be provided for Tenant review.

Within 3 business days after receipt of Working Drawings.	Tenant to approve or provide any comments to Working Drawings.

Within 3 business days after receipt of revised Working Drawings.	Tenant to approve or provide any comments.

B-4.

EXHIBIT A-1 TO WORK LETTER

OPI

Commercial Builders

Design

Build… Repeat

August 6, 2010

RE: PMC Sierra Tenant Improvements - Rev 8-6-10

Dear Gentlemen:

OPI Commercial Builders is pleased to provide you with the following revised preliminary budget for the PMC Sierra Tenant Improvements at 1380 Bordeaux per plans dated 7.29.10, by ARCTEC, the revised scope of work by Skyline Partners dated August 5, 2010 and attached hereto, the following descriptive cost breakdown, and the qualifications and exclusions.

Our budget for the work as described is: $3,485,110.00

Please review the following scope of work and the qualifications and exclusions. Feel free to call me if you have any questions or if you need any additional information. I can be reached at (408) 209-1383.

We have not included any hazardous material removal, permits, or latent conditions in this budget. In addition, we have based this budget on all work taking place during normal working hours.

Thank you for the opportunity to provide this budget.

Sincerely,

Jon Persing

President

445 Leigh Avenue, Los Gatos, CA 95032 Ph: 408-377-4800 Fax: 408-377-4804 Lic #816254

B-5.

QUALIFICATIONS AND EXCLUSIONS

This budget shall be subject to an AIA107 Guaranteed Maximum Price provided final drawings are based upon the finishes stated herein (or equal) and layout is based upon plans dated 7.29.10, by ARCTEC.

We exclude any hazardous material removal.

This budget is based upon normal working hours.

Tenant signage is assumed to be provided and installed by tenant.

Low-voltage / data cabling are not included.

445 Leigh Avenue, Los Gatos, CA 95032 + Ph: 408-377-4800 + Fax: 408-377-4804 + Lic #816254

B-6.

OPI
Commercial Builders

Design
Build... Repeat

PMC SIERRA
1380 BORDEAUX DRIVE
SUNNYVALE, CA
PRELIMINARY BUDGET - REVISED
AUGUST 4, 2010

CODE	ACTIVITY DESCRIPTION	ESTIMATE	PSF	REMARKS
01	**GENERAL REQUIREMENTS**			
1000	INSURANCE	49,943	0.82	Liability insurance at 1.5% of the project cost.
1010	PRINTING AND SUPPLIES	1,500	0.02	Cost to reproduce drawings for permit and subcontractors.
1020	PERMITS	75,000	1.23	Allowance for permit fees.
1200	PROJECT EXPENSES	20,000	0.33	Cost for dumpsters, small tools and protection of existing finishes.
1220	RENTALS	8,000	0.13	Cost for equipment rentals and portable toilet rental.
1510	PROJECT SUPERVISION	62,800	1.03	Cost for field supervision.
1520	PROJECT MANAGEMENT	34,200	0.56	Cost for project management.
1700	DAILY CLEANUP	15,000	0.25	Daily clean up based upon 4 hours per day.
1800	FINAL CLEAN UP	5,400	0.09	Final clean the entire space and stock bathrooms.
1900	OVERHEAD AND FEE	128,058	2.10	
05	**METALS**			
5700	ORNAMENTAL METAL	38,000	0.62	Includes aluminum column covers at the lobby.
06	**WOOD AND PLASTICS**			
6100	ROUGH CARPENTRY	7,500	0.12	Install sleepers for fan coils and new framing for the roof top boiler. Cost includes miscellaneous backing and deck repair at penetrations.
6400	CUSTOM CASEWORK	74,582	1.22	Supply and install P-lam case work in standard P-lam colors with white melamine interiors per layout shown at phone rooms, copy and office break areas. Also includes new counters in restroom cores, lockers in showers, and an allowance for a new reception desk.
6400	CUSTOM CASEWORK	24,110	0.40	Supply and install 3 form feature wall behind the reception desk at the first floor lobby.
6400	CUSTOM CASEWORK	26,800	0.44	Interlam panels at 1st, second, and third floor lobby per notes.
7010	CAULKING	2,500	0.04	Allowance to fire caulk penetrations in rated walls.
7200	INSULATION	12,587	0.21	Supply and install R-11 unfaced batts at new walls.
7500	BUILT UP ROOFING	2,500	0.04	Allowance to patch miscellaneous rooftop penetrations as a result of our work.

445 Leigh Avenue, Los Gatos, CA 95032 • Ph: 408-377-4800 • Fax: 408-377-4804 • Lic #816254
3

08	**DOORS AND WINDOWS**			
8100	DOORS, FRAMES & HARDWARE	72,480	1.19	Supply and install (37) 3080 pre-finished maple doors with integral sidelights per layout shown. Supply and install (11) pre-finished maple doors with no sidelights. Door hardware to be Schlage ND-series.
8800	GLASS & GLAZING	64,528	1.06	Supply and install 1/4" clear tempered glass at offices and small conference rooms. Supply and install 3/8" butt glazing in expanded sidelight frames at large conference rooms. New mirrors in gym and new restroom core. New storefront system at second floor lobby balcony.
09	**FINISHES**			
9250	DRYWALL	217,859	3.57	Supply and install walls per layout shown in a level 4 smooth wall finish. Office and conference room walls to be under grid. Includes soffets shown as dotted line on plan. Includes an allowance for an additional 21 ea. 10x14 offices.
9300	CERAMIC TILE	81,439	1.34	New Dal Group 1 or II tile in showers. New Dal Terrazzo tile in lobby and elevator lobbies per plans.
9500	SUSPENDED CEILINGS	201,568	3.30	Supply and install 2'x4' Armstrong 15/16" Prelude ceiling grid with 2'x4' Armstrong Dune # 2712 Second Look ceiling tile at office areas. Provide Armstrong Metalworks ceiling in copy areas and elevator lobbies as shown. Install new 2x2 grid in main lobby and hallways shown.
9540	WAINSCOT / WALL SPECIALTY	4,500	0.07	Supply and install standard FRP at the galley and janitors closets.
9650	FLOOR COVERINGS	228,410	3.74	Supply and install carpet as direct glue using a field carpet of Patcraft Razzle 10118 or equal at office areas. Upgraded carpet at the board room. Supply and install Armstrong Standard Excelon VCT at Server, IDF rooms and Labs. Supply and install Armstrong Stone-Tex VCT in the break room. Supply and install Burke 4" rubber base at new walls. Cost includes a Pedimat entry at the lobby doors.
9900	PAINTING	31,400	0.51	Paint new walls in (2) coats of latex enamel paint.
9950	WALL COVERINGS	26,800	0.44	Interlam panels at 1st, second, and third floor lobby per notes.
10	**SPECIALTIES**			
10100	CHALKBOARDS, TACKBOARDS	12,000	0.20	Standard 4'x8' whiteboards at conference rooms and huddle room.
10520	FIRE EXTINGUISHERS	4,500	0.07	Allowance for paintable fire extinguishers and cabinets.
10655	SIGNAGE	3,500	0.06	Allowance for tactile signage per code.
10670	STORAGE SHELVING	1,500	0.02	Shelves at storage areas.
10800	TOILET AND BATH ACCESSORIES	4,580	0.08	Partitions and accessories in showers.

445 Leigh Avenue, Los Gatos, CA 95032 • Ph: 408-377-4800 • Fax: 408-377-4804 • Lic #816254
4

11	**EQUIPMENT**			
11130	AUDIO VISUAL EQUIPMENT	21,000	0.34	(8) New ceiling mounted standard projection screens.
11400	FOOD SERVICE EQUIPMENT	8,000	0.13	Supply and install (3) GE ADA compliant dishwashers and refrigerators at coffee stations and break rooms, provide new refrigerators at galley and lunch rooms.
12500	WINDOW TREATMENT	28,000	0.46	New Levolor 1" mini blinds at all perimeter windows.
13	**SPECIAL CONSTRUCTION**			
13950	PRE-ACTION SYSTEM	17,500	0.29	Provide dry pre-action system at server room.
15	**MECHANICAL**			
15300	FIRE PROTECTION SYSTEMS	78,425	1.29	Add and relocate sprinkler heads as required by code. Office area heads to be semi-recessed, heads at the lobby to be recessed. Relocate sprinkler lines at trusses on each floor for HVAC ducting.
15400	PLUMBING	61,880	1.01	Supply and install (5) break room sinks at the break areas. Supply and install new showers and restroom core on second floor. Plumbing to galley as shown. Install condensates to new HVAC units.
15500	HVAC	958,222	15.71	Supply and install 1 hot water fan coil system at first floor, 3 VAV zones (3) 20 ton units with air cooled condensers on roof, (3) 15 ton split systems in server room, (1) new VAV zone and exhaust for gym, coffee bars, and (1) solder exhaust hood, (3) new VAV zones and exhaust at lunch room, (3) conference room zones, and (1) lobby zone. New ductwork on second floor with 22 VAV zones, (2) 5 ton split systems in lab, and (1) 2 ton split system in IDF room, (1) 5 ton split system in IT setup room,4 hot water coils on 3rd floor with 25 new VAV zones, 2 ton split in IDF, drawings, engineering, and permit.
15950	CONTROLS	110,258	1.81	Supply and install a Johnson Controls Metasys digital controls system for the HVAC system or equal.
16	**ELECTRICAL**			
16100	ELECTRICAL	483,800	7.93	Supply and install Avanti indirect T-8 light fixtures at office areas, (2) receptacles per office and conference room, (4) GFI outlets per break area, power for split systems. Supply and install cubicle power at (3) cubes per circuit. Supply and install new panels and transformers as required for new work. Supply and install (60) new 120V-30 amp receptacles at the server room, (134) 120V 20 amp dedicated receptacles at lab, (3) at each IDF room, (47) new ceiling boxes for new cubes, (15) power, date poke throughs, connect new HVAC equipment, includes plans and permit.

445 Leigh Avenue, Los Gatos, CA 95032 • Ph: 408-377-4800 • Fax: 408-377-4804 • Lic #816254
5

16700 COMMUNICATIONS

0

0.00

NIC

16760 FIRE ALARM SYSTEMS

68,826

1.13

Full evacuation system along with Preaction panel and tie in to server room.

SUBTOTAL

$3,379,455

55.40

UPS System

105,655

1.73

Furnish and install new 225 KVA APC UPS system with bypass, and in server room.

TOTAL

$3,485,110

57.13

445 Leigh Avenue, Los Gatos, CA 95032 + Ph: 408-377-4800 + Fax: 408-377-4804 + Lic #816254

B-10.

Exhibit A

Exhibit A

PMC Sierra Scope Proposal

Issued: 6/2/2010

The specifications and scope listed in this document shall be considered a minimal guideline. Should these change after the design is complete it is agreed the equivalent manufacturers and products (equivalent shall mean equal in price and quality) will be acceptable.

			Description	PMC Specific Requirements
Division 1				
	1900		Demolition	
Division 2			Site Construction	
Division 3			Concrete	As required
Division 4			Masonry	
Division 5			Metals	As required. Include angle at: A) all stair stringers that are not flush with gypboard wall B) all areas where there is a gap at slab and curtain wall system such that flooring has material to adhere to.
Division 6			Wood and Plastics	
	6100		Rough Carpentry	Provide required backing for wall hung TV's at Game Room, and Gym. Provide backing as required for wall hung plasma screens in board room.
	6200		Finish Carpentry	
	6400		Architectural Woodwork / Millwork	All cabinets to be plastic laminate exteriors and melamine interiors. Uppers to have adjustable shelving. The following rooms shall have enclosed uppers and lowers: Coffee Station, Copy / Mail, lunch room, first aid room, Gallery - Gallery also to have a countertop / pass-through with sliding doors. Include an allowance of $20000 for reception desk. Install wood veneer on boardroom wall.
Division 7			Thermal and Moisture Protection	Provide floor / moisture sealer if required to accommodate vinyl flooring in 1st floor lab, IT Set Up Room and server room.
	7100		Dampproofing and Waterproofing	
	7800		Fire and Smoke Protection	Provide fire life safety system per code.
	7900		Joint Sealers	
Division 8			Doors and Windows	
	8100		Metal Doors and Frames	
	8200		Wood and Plastic Doors	Solid core doors with wood veneer faces and transparent finish. Doors For Transparent Finish: Standard White Maple doors with factory finish Provide 9' wood veneer doors with anodized aluminum frames. Hardware to be Schlage ND series. Provide electronic latch sets to accommodate card readers where noted on the plan. All conference rooms and offices to have locksets. IDF Rooms to have lockset, Quite room to have an "in use" lockset. Galley Room to have lockset.
	8300		Specialty Doors	
	8400		Entrances and Storefronts	Provide full height storefront glazing at second floor lobby.
	8500		Windows	
	8700		Hardware	See section 8200

Page 1 of 4

Exhibit A

	8800		Glazing	Glazing at all offices, labs, huddle rooms, conference rooms, and coffee stations, to be butt glazed and have dusted crystal frost film on 1/3 of elevation. Gym to have all glass mirror floor to ceiling on one wall.
	8900		Glazed Curtain Wall	
Division 9			Finishes	In general the intent is to match the finishes found in Cortina for quality.
	9200		Gypsum Board	Gypboard to have a level 4 finish (deleted level 5 as Cortina did not have this). All conference room (deleted office walls) to be 6" through grid (deleted to deck) with insulation. All walls that share electric panels to be 6" studs or as required to accommodate recessed panels. Board room to have 50% gypsum board ceiling. Locker rooms to have gypsum board ceilings. Elevator lobbies to have a barrel gypsum board ceiling. All existing fire taped walls to be finish taped. Contractor to verify that all existing framing is plumb and true. Should framing not be plumb and true, contractor to repair. Insulation to be placed on top of ceiling where wall goes 6" through grid.
	9300		Tile	Locker rooms on floor 1 shall have a ceramic tile wainscot throughout. (deleted coffee) Reception area to have terrazzo tile flooring or equivalent. All showers to be ceramic tile showers, no pre-manufactured fiberglass showers.
	9400		Terrazzo	
	9500		Ceilings	Acoustic T-Bar ceiling specification in lobby to be Optima 2 x 2 with 9/16" grid and square tegular tile . Remaining office area shall have Dune 2x4 Second Look Ceiling tiles with 15/16" grid, Labs on floor 1, Server Room on floor 1, lab on floor 2, which shall have 2 x 4 Cortega 2nd Look in 15/16 lay in grid. . All elevator lobbies and coffee break areas to have Armstrong Metal works ceilings.
	9600		Flooring	Lab on floor 1, server room, lab on floor 2, IT Set Up room on floor 1 shall have VCT flooring with static dissapative wax Gym to have rubber floor tiles designed for commercial weight rooms. Locker rooms on floor 1 shall have ceramic tile flooring. All storage rooms to have VCT, Lunch room to have VCT, copy rooms to have sheet vinyl, coffee stations to have sheetvinyl, IDF rooms to have VCT with static dissapative wax, The following areas to have Building standard carpet which is to be comparable to Patcraft carpet tile: Razzle I0118carpet: Stairs, Conf. Rooms, Offices, Specialty / Quite Room, huddle rooms, game area. First Aid Room to have VCT, CL room to have VCT. Lobby to receive a terrazzo tile. Elevator lobbies to receive terrazo tile. Board room to have a carpet based upon a $50.00 yd material cost Galley Room to have VCT flooring. All floors to be prepped and leveled. <u>Lunch room to have VCT flooring.</u>
	9700		Wall Finishes	
	9800		Acoustical Treatment	
	9900		Paints and Coatings	Space to be painted throughout. (1) coat of primer (2) coats of finish paint
Division 10			Specialties	
	10100		Visual Display Boards	
	10200		Louvers and Vents	Building standard to match 1376 Bordeaux.
	10240		Grilles and Screens	Building standard to match 1376 Bordeaux.
	10260		Wall and Corner Guards	Provide stainless steel corner guards on all corners where applicable.
	10270		Access Flooring	

Page 2 of 4

Exhibit A

	10400		Identification Devices	
	10500		Lockers	Provide laminate lockers with the ability to be locked with a padlock in the men's & women's locker rooms off of the gym.
	10520		Fire Protection Specialties	All fire extinguishers shall be placed in recessed fire extinguisher cabinets clear anodized finish with black vertical lettering and no window.
	10600		Partitions	
	10670		Storage Shelving	6' high Storage shelving to be placed in the following rooms on two walls: Any storage room.
	10800		Toilet, Bath, and Laundry Specialties	
	10900		Window Coverings	All exterior glazing to have perforated 'aluminum' finish 1" levelor mini-blinds to match 1376 Bordeaux.
Division 11			Equipment	
	11130		Audio-Visual Equipment	Provide 8' electrical projection screen in conference rooms and boardroom.
	11460		Appliances	Provide the following appliances: Dishwasher at: lunch room, coffee station floor 2 & 3, Gallery, lunch room. Full size stainless steel refrigerator at coffee station floor 2 and 3, Gallery, (2) at Lunch Room
Division 12			Furnishings	
	12050		Fabrics	
	12300		Manufactured Casework	
	12400		Furnishings and Accessories	
	12500		Furniture	
Division 13			Special Construction	
Division 14			Conveying Systems	
Division 15			Mechanical	Mechanical Loads shall be as follows: Server Room Equipment Loads Only shall require 30 Tons of 24 / 7 HVAC distributed via a minimum of at leaset two seperate units. Lab floor # 2 Provide 11 tons of 24/7 Cooling. Lab Floor #1 Provide 60 tons of 24/7 cooling. IT Set Up Room Floor 1 provide 5 tons of 24 / 7 cooling. Provide exhaust fans in the following rooms: Gym, Galley, Coffee stations, copy mail room, locker rooms floor 1. Office space shall be zoned per industry standards(I changed since I don't have design criteria referenced) Provide fully engineered drawings and obtain all permits as required. Include (1) 6' long soldering hood. Provide a DDC building control system. Oven Lab shall receive upt to 7.5 tons of dedicted cooling.
			Plumbing	Provide complete design build plumbing to include: All permits necessary, garbage disposals with an air switch at each sink, pre-manufactured fiberglass showers will not be acceptable, all showers to be ceramic tile. Provide water and hook up at all: refrigerators, coffee machines (assume two coffee machines at each coffee bar, galley, and lunch room), Don't have water coolers and CDA isn't in their labProvide gas & Plumbing as required to all mechanical units.
			Fire Protection	Provide a complete code compliant fire protection system to include: Preaction system and server room, provide recessed heads at all gypsum board ceilings. Provide fully engineered drawings and obtain all permits as required.

Page 3 of 4

Exhibit A

Division 16			Electrical	Every office shall have two duplex receptacles. A 20 AMP dedicated circuit shall be shared by two offices. Open cubicle areas shall have direct / indirect ceiling lay in light fixtures. Offices shall have 2 x 4 direct / indirect Lithonia lay in to match Cortina. Provide electrical for vending machines at lunch room. Provide power and hook up to cubicles, provide 3 circuits per cluster of 9 cubes. Server Room Power Requirements: Provide electrical distribution of 5.5 KW per rack, assume 30 racks total, power to be distributed overhead, all power to be back up by UPS that shall last 15 minutes- furnish and install of UPS shall be part of scope. Lab Requirements (Lab on Floor 1, Lab on Floor 2, IT Set Up Room on floor 1): Labs shall receive 1 dedicated 20 amp 120V circuit for every 2 benches. There will be a total of 8 ovens in the lab which will require a 112 KVA transformer and a 25 AMP subpanel in total for the ovens. Total of 8 ovens. Each bench shall have two duplex receptacles. Assume 3 benches in IT set Up Room. Quite room to have an "in use" light on the corridor side. Provide all electrical as required for vending ma
			Shell Construction	Any existing shell construction to be made code compliant and of good workmanship that would ordinarily be found of the industry.
			Architecture & Engineering	Provide complete architecture and engineering to include: All specialty lighting specifications, all color and finish specifications, all evacuation and other code signage, all reimbursable expenses and plan copies needed to construct space to include complete sets to tenant of each revision as needed, completeness to obtain all building permits.
			Permits	Include the cost of all building permits as needed.
			Signage	Provde all code required signage.

Page 4 of 4

DEXHIBIT A-2 TO WORK LETTER

June 16, 2010

Revised June 23, 2010

Revised June 25, 2010 (Revisions in bold italics)

Mr. Keith DeBrine

Managing Partner

Skyline Partners, Inc.

270 Chestnut Street, Suite 201

Redwood City, CA 94063

Phone (650) 367-9657

Fax (650) 367-9657

Email: keith@skylinepartnerscm.com

Arizona

2960 E. Northern Avenue

Building {

Phoenix, AZ 85028

602.953.2355

602.953.2988

California

99 Almaden Boulevard

Suite 840

San Jose, CA 95113

408.496.0676

408.496.1121

FOR

Mr. Rick Czerwinski

Asset Manager

Wrightwood Capital

2 N. La Salle Street, 9th Floor

Chicago, IL 60602

Phone (312)324-5963

Email: rczerwinski@wrightwoodcapital.com

Cc: Jeff.Houston@cbre.com

Re: Contract Architectural Services

PMC-Sierra Build-out

1380 Bordeaux Drive, Sunnyvale

ARC TEC # 092370.06

Dear Keith:

In response to your request, ARC TEC is very enthusiastic about the prospect of working with you, Skyline Partners, Inc. and Wrightwood Capital on this project. ARC TEC is pleased do submit this proposal for professional services.

SCOPE OF PROJECT

PMC-Sierra, the premier internet infrastructure semiconductor solution provider, has entered into an agreement with Wrightwood Capital (the Client) to lease the building located at 1380 Bordeaux Drive in Sunnyvale. The building is an existing three-story warm shell building. Their requirements will include 10,000 square feet of Light Dry Lab, 51,000 square feet of office space to include offices, conference rooms, open cubicle areas, gym and lunch room. PMC Sierra requires the value of a flexible and timeless design to last a minimum of 10 years. ARC TEC assumes the General Contractor will be negotiated and will be part of the team at the commencement of the project.

This proposal is based upon the space plans prepared by ARC TEC dated June 10, 2010. Any program changes will be reviewed. If changes in the scope of work are significant, this proposal will be revised accordingly.

B-15.

ARC TEC # 092370.06

Mr. Keith DeBrine

June 16, 2010

Revised June 23, 2010

Revised June 25, 2010

SCOPE OF SERVICES

ARC TEC understands the goal of Wrightwood Capital is to provide an efficient, design oriented, flexible, innovative and highly interactive tenant improvement. We believe that the only means of achieving this goal is through a highly creative and proven design process that delivers an excellent quality product. ARC TEC’s team assembled for this project possesses a vast wealth of experience on projects delivered under this approach. This experience enables us to provide programming, site planning, design and engineering services for this project. ARC TEC shall provide the following professional Architectural and Engineering services for the Project:

Program Validation

As a process, programming involves the analysis and identification of a problem and its context. This process centers on translating the functional requirements into architectural vocabularies. It involves the investigation of the organizational, social and individual aspects of the organization or projects and considers the physical, psychological, sociological, and cultural attributes of the uses involved. This is achieved by defining project objectives (GOALS), collecting factual data (FACTS), determining spatial and physical requirements (NEEDS), and uncovering functional operational structures (CONCEPTS), to arrive at a final problem definition. Professional services will include:

Review and discuss the current and intended organization of the company process as it affects design. Discuss potential future operational developments that could affect design.

Review and discuss organizational and functional requirements for initial and long-term operational uses.

Review and discuss facility form and image and their impact on the functional requirements.

Review and discuss schedule issues, including projected growth and project phasing.

Review and discuss project budget and its relationship with image, function and schedule.

Obtain interior functional & qualitative requirements & data through interviews with management.

Identify group space, adjacency and interaction requirements.

Compile space demand data, which will include personnel, support, equipment and circulation space, as well as future growth requirements.

Schematic Design

Based on a mutually agreed upon program, schedule, and construction budget requirements, ARC TEC shall prepare for approval by the Client, schematic design documents illustrating the scale and relationship of the Project components. These Professional services will include:

Attend design meetings deemed necessary to complete the project.

Prepare schematic floor plans to indicate new construction, new construction and adjacencies to existing construction, if applicable, and identify fixed equipment and architectural woodwork.

Furniture and moveable equipment layouts (1/8”=1’-0” for all areas: ¼”=1’0” for specialty areas).

Prepare interior and exterior elevations.

Prepare diagrammatic building sections.

Prepare typical wall sections indicating materials, relationships and design intent.

Prepare key architectural details.

Prepare room finishes and material outline.

Perform a building code analysis.

Prepare outline specifications.

Conduct preliminary review meeting with the City of Sunnyvale for compliance with city requirements.

B-16.

ARC TEC # 092370.06

Mr. Keith DeBrine

June 16, 2010

Revised June 23, 2010

Revised June 25, 2010

Design Development

Based on the approved Schematic Design Documents and any adjustments in the program, schedule or construction budget authorized by the Client, ARC TEC will prepare, for approval by the Client, Design Development Documents consisting of drawings and other documents to fix and describe the size and character of the Project as to architectural, the acceptance of the interior design, and all other systems and components which are appropriate for the building, structural, mechanical and electrical systems, materials and such other elements as may be appropriate. Professional services will include:

Prepare final floor and reflected ceiling plans in AutoCAD for Client review and approval, to also be serve as CAD base files for design-build mechanical, electrical and plumbing subcontractors to utilize for preparation of MEP construction documents for permit.

Select interior finishes and colors.

Provide preliminary and final finish presentation for Client approval.

Prepare presentation boards with color and finish samples.

Prepare section drawings indicating the type(s) of material(s), construction type, and vertical dimensions.

Provide finish selections, furniture, typical millwork layouts, technical documentation regarding design elements, and details and specifications, which will be reviewed by the Client.

Coordinate corporate workstation design and standards for each functional level.

Develop design scheme with finishes, for the Reception Desk in the Main Lobby. A separate line item is provided in the fee section.

Coordinate finish specifications, and furniture and workstation specifications from selected vendors.

Coordinate MEP Design-Build sub-contractor design.

Assistance in review of colors and design for modular furniture and office furniture systems.

Recommend interior acoustical concepts.

Recommend lighting and ceiling concepts.

At completion of Design Development, Skyline Partners, Inc. will conduct a thorough review of the Design Development documents and create a list of clarifications and questions for ARC TEC and/or PMC Sierra to consider. ARC TEC will incorporate all approved changes into the documents.

B-17.

ARC TEC # 092370.06

Mr. Keith DeBrine

June 16, 2010

Revised June 23, 2010

Revised June 25, 2010

Construction Documentation

Based on the approved Design Development Documents and any further adjustments in the scope or quality of the Project or in the construction budget authorized by the Client, ARC TEC shall prepare, for approval by the Client, Construction Documents consisting of Drawings and Specifications setting forth in detail the requirements for the construction of the Project. Professional services will include:

Prepare dimensioned site, floor, and reflected ceiling plans for the defined Scope of Work.

Prepare interior elevations and details.

Prepare door and hardware schedules.

Develop architectural detailing to describe design intent, obtain contractor bids, and construct the improvements.

Prepare architectural specifications.

Prepare finish and material drawing(s) and review documentation of Client’s selected furniture supplier.

Prepare a complete color board for Tenant presentation.

Coordinate the documentation of Mechanical, Plumbing, Electrical and Fire Protection design build contractors relative to Architectural intent and design.

Coordinate audio/visual consultant relative to architectural intent and design.

Provide design criteria which will outline the rooms that will require AV and the specific requirements of each room. Equipment specification is not included.

Participate in a value Engineering studies. Drawing changes are not included.

Follow the City of Sunnyvale Building Department plan check process through to Permit.

Two individual Permit Packages will be submitted; one for the Data Center, and one for the balance of the build-out.

Architectural Drawings to be produced on AutoCADTM 2008.

Bidding and Construction Contract Award

Upon the Client’s approval of the Construction Documents and the recent probable Construction Cost, ARC TEC shall assist the Client in obtaining bids or negotiated proposals and assist in awarding and preparing contracts for construction. Professional Services will include:

Recommend prospective qualified bidders to Client.

Conduct, or assist Client in conducting, the pre-bid conference with qualified bidders.

At Client’s direction, distribute construction documents to qualified bidders (reproduction costs are a reimbursable expense).

Respond to bidder’s questions and requests for clarifications regarding the construction documents.

Issue appropriate addenda to the construction documents to the bidders.

Assist the Client in the evaluation of bids and make recommendations for bid selection.

Conduct, or assist Client in conducting, the pre-construction conference with the successful bidder and subcontractors.

B-18.

ARC TEC # 092370.06

Mr. Keith DeBrine

June 16, 2010

Revised June 23, 2010

Revised June 25, 2010

Construction Administration

ARC TEC’s responsibility to provide Basic Services for the construction phase commences with the award of the initial contract for construction and terminates sixty (60) days after the originally scheduled date of Substantial Completion of Work. Professional services will include:

Arrange and conduct the pre-construction conference with the successful bidder and subcontractors.

Attend weekly project meetings for a period of twelve (12) weeks. The General Contractor or Construction Manager will be responsible for writing and distributing minutes for these meetings.

Process relevant documents, including interpretation of construction documents, shop drawings and submittals.

Provide clarification of project documents, including written responses to written requests for information.

Perform site observation visits for a period of twelve (12) weeks. Scheduling of observation visits will be at intervals appropriate to the stage of construction, or as otherwise agreed in writing by the Client and ARC TEC, in order to become generally familiar with the progress and quality of the work completed and to determine, in general, if the work is being performed in a manner indicating that the work, when completed will be in accordance with the construction documents.

On the basis of on-site observation as an architect, ARC TEC shall keep the Client informed of the progress and quality of the work, and shall endeavor to guard the Client against defects and deficiencies in the work. (Additional and more extensive site representation may be authorized as an Additional Service.)

Prepare changes to construction documents and specifications to reflect Client approved change orders. Redesign due to changes and modifications would justify adjustments to our professional service fee, and will be authorized upon acceptance of an Additional Service proposal.

Maintain responsibility for design, documentation, and construction administration for the project.

Provide a document control log.

Provide deficiency “punch list” and track issues through completion.

Other Included Services

Assist the Client by preparing a Certificate of Substantial Completion and in obtaining a Temporary Certificate of Occupancy.

Assist in preparing application in order to obtain the Building Permit.

Prepare Evacuation Maps to be approved by the City of Sunnyvale. A separate line item is provided in the fee section.

Provide one set of Record Documents and Specs in both hard and electronic copies. Record Documents and defined as a reproducible set of drawings that conform to the marked-up prints, drawings and other data furnished to ARC TEC by the General Contractor (shall include all RFI’s, ASI’s, superintendent red lines, and any other changes made during the course of construction). This set of Record Documents will show the reported location of the Work and significant changes made during the construction process. The Record Documents are based on unverified information provided by other parties, which will be assumed reliable. ARC TEC cannot and does not warrant the accuracy of Record Documents. A separate line item is provided in the fee section.

B-19.

Mr.Keith DeBrine

ARC TEC # 092370.06

June 16, 2010

Revised June 23, 2010

Revised June 25, 2010

FURNITURE

Develop the criteria to direct the design-build furniture vendors. Criteria will include:

Prepare a block plan showing the entire floor areas to include:

Complete layout and size of all cubes.

Complete layout and size of all hard wall offices.

Complete layout and size of all conference tables.

A layout of the lineal footage of filing needed.

Prepare a generic finish plan or schedule. This shall identify generally the color selections of the finishes. The exact spec will be identified upon completion of the Client’s selected furniture vendor contract documents.

Review computer generated furniture layouts provided by the Client’s selected furniture vendor.

Coordinate of furniture layouts provided by the furniture vendor.

Provide generic specifications. This shall identify general requirements of each cube to include 1) acoustic qualities, 2) electrical requirement (how many outlets, where located, height), 3) depth of pedestals, 4) etc.

Provide a typical layout that lists the specific heights and dimensions of power and data that is coordinated with the furniture.

All items listed above are included in our base bid. The last two bullet items are included as a separate line item in the fee section.

IT ENGINEERING

If independent consultant documentation in lieu of design build sub-contractor documentation is deemed necessary, the following scope of work will be provided by the IT vendor design-build subcontractor.

Attend design meetings deemed necessary to complete the project.

Provide other engineering disciplines with pertinent information to support the telecommunications infrastructure.

Provide diagrams for copper, fiber optic, grounding and pathway risers indicating sizes, quantities and destinations as required. All riser diagrams shall indicate new and existing facilities.

Provide floor plan drawings indicating all voice, data outlet and equipment locations to include numbering sequences and distribution method; i.e., conduit, J-hooks, etc. All pathways shall be dimensioned and coordinated with the other disciplines.

Provide enlarged plans of all telecommunications rooms, server rooms, equipment rooms and engineering labs as applicable. Drawings shall include all new equipment locations, frame locations, power receptacle requirements (circuiting provided by the electrical engineer), cooling requirements, fire suppression systems, racking systems, grounding locations and sizing. All drawings shall provide plan view and sectional views of all walls, racks, and pertinent systems to include all dimensions for all new or relocated equipment.

Provide a full set of detailed drawings indicating mounting and support systems and requirements. Details shall include, but are not limited to the following, rack mounting, seismic support systems, ground bus and hardware installation and termination requirements, cable tray mounting and seismic support) as required. J-hook mounting and requirements, cable termination hardware mounting, cable termination requirements, outlet types and configurations complete fire stop systems details, cable routing practices and

B-20.

Mr. Keith DeBrine

ARC TEC # 092370.06

June 16, 2010

Revised June 23, 2010

Revised June 25, 2010

requirements, coordination details for installation of non-telecom contractor installed systems such as plywood backboards, conduits, cable trays, etc., manhole butterfly details, duct bank installation requirements, waterproofing requirements and all other pertinent information required for complete server room and telecommunications infrastructure and support systems.

The specifics shall address the following items:

Telecommunications and IT Rooms System General Conditions

Telecommunications and IT Rooms Outside Plant Support Systems (as required)

Telecommunications and IT Rooms Equipment Racks/Cabinets, Distribution Frames, Shelving, Rails, Fasteners and Cable Management Devices

Telecommunications and IT Rooms Copper Cabling and Termination

Telecommunications and IT Rooms Fiber Optic Cabling and Termination

Fire Stop and Suppression Systems

Telecommunications and IT Rooms Cabling Schedules

Testing and Acceptance Requirements

All of the items listed above shall be fully coordinated with all other applicable disciplines for architectural, electrical, mechanical, structural, and civil requirements throughout the design process. All drawings shall be provided in AutoCAD Release 2007 and PDF format.

Provide all Programming Questionnaires, Calculations, Spreadsheets, and Designs.

Provide Bidding and Negotiation Services to include:

Assist Owner’s representative with selection of qualified Telecommunications Contractors and Vendors.

Provide a Request for Proposal document to qualified Telecommunications Contractors to include detailed drawings, specifications, scope of work and pricing breakdown requirements for the completion of the project.

Conduct bidders’ conference and walk-through of the project site, addressing all bidders questions.

Address all bidder written requests for information.

Review all submitted bids for technical compliance and budgetary quality.

Assist Client personnel in the selection of the most qualified Telecommunications Vendors for the project.

Assist and guide the Client through the process of both designing for and getting any possible rebates from PG&E.

Provide Construction Administration Services to include:

Conduct a telecommunications kick-off meeting with Owner’s representative, the General Contractor, and the Telecommunications Contractor in order to coordinate responsibilities and scheduling. Develop a telecommunications installation schedule in accordance with the results from the kick-off meeting.

Attend weekly progress meetings at the request of the Owner, throughout the construction phase of the project. Conduct site visits and provide field observation reports as necessary for each visit, indicating any discrepancies with the overall telecommunications design and/or failure to comply with specifications and drawings.

Review and comment on all required submittals, shop drawings, cable placement schedules and other documentation from the selected Telecommunications Contractor as required in the Telecommunications Specification.

B-21.

Mr. Keith DeBrine ARC TEC # 092370.06
June 16, 2010
Revised June 23, 2010
Revised June 25, 2010
Page 8

- ***Review and advise on any and all telecommunications related change orders.***
- ***Assist Owner's representative in resolving any telecommunications related disputes, which may arise and review contractor's applications for payment at the request of the Owner's representative.***
- ***Review all as-built drawings, test results and cable documentation for compliance with the requirements as stated in the telecommunications specifications prior to acceptance of the specified system. Coordinate the as-builts for issuance to Owner's representative as indicated in the specification.***

ITEMS NOT INCLUDED

The following items are not part of Basic Services, but may be provided as an Additional Service if requested and authorized by the Client:

Acoustical design and vibration analysis
Audio / Visual design
Cafeteria design
Cost estimating
Electrical engineering
Energy evaluation and conservation studies
Exterior work of any kind
Fire protection engineering
Food consultant
Furnishings, fixtures and equipment **specification**
Lighting design
Mechanical and plumbing engineering
Modular furniture design
Planning submittal
Renderings
Security system design
Signage design
Title 24 building envelope energy calculations
Telecommunications, telephone, data network design.
Value engineering
Work due to existing conditions uncovered during construction
Work due to constructed conditions not in accordance with contract documents

CLIENT REQUIREMENTS

- The Client will provide **ARC TEC** access to the site and existing facilities for field and inventory activities.
- The Client shall designate a representative authorized to act on the Client's behalf with respect to the Project. The Client or such designated representative shall render decisions in a timely manner pertaining to documents submitted by **ARC TEC** in order to avoid unreasonable delay in the orderly and sequential progress of **ARC TEC**'s services.
- The Client shall provide sign-offs in accordance with scope of work and schedule requirements.
- The services, information, surveys and reports required by the Project will be furnished at the client's expense, and **ARC TEC** shall be entitled to rely upon the accuracy and completeness thereof.
- The Client shall provide prompt written notice to **ARC TEC** if the Client becomes aware of any fault or defect in the Project, including any errors, omissions or inconsistencies in **ARC TEC**'s Documentation.
- The Client will pay for all City and other miscellaneous fees required to complete the project.

ARC TEC # 092370.06

Mr. Keith DeBrine

June 16, 2010

Revised June 23, 2010

Revised June 25, 2010

ASSUMPTIONS/EXCEPTIONS

We assume there will not be any modifications required to the existing exterior of the building, the existing roof, or the existing roof screening.

We assume there will not be a requirement for any energy evaluations or studies, including Title 24 calculations.

We assume we will not be required to prepare BOMA calculations for the building.

We assume site modifications are not required.

We assume the Client will provide ARC TEC with all programming information, direction and approval in a manner consistent with the agreed upon schedule.

We assume that there will not be any hazardous material review required by the City.

We assume a planning submittal will not be required.

We assume fire protection systems will be a deferred submittal, but information required for permitting by the City will be provided to ARC TEC during the CD phase.

We assume the City Permit Submittal will be acceptable for bidding purposes by the General Contractor.

We assume no civil engineering will be required for this scope of work.

We assume the Client will provide directly, or contracted through the General Contractor, the services of Mechanical, Plumbing, Fire Protection, and Electrical Engineering (including: design, drawings, specifications, and necessary Title 24 calculations).

We assume the Client will contract directly (or contractually through ARC TEC) for any other consultants required by the governing jurisdiction regulating agency to complete the Project.

We assume the Client will provide the necessary and required consultant services. Should ARC TEC be required to secure such services, the expense will be cost +15% markup.

We assume audio/visual and acoustical expertise will be provided by the Client’s in-house staff.

We assume the Client will provide “in-house” design for security systems.

We assume landscape architectural design is not required.

We assume the General Contractor will prepare Record Documents and As-Builts.

We assume the General Contractor will be the engineer-of-record for the fire sprinkler and fire alarm

B-23.

Mr. Keith DeBrine

ARC TEC # 092370.06

June 16, 2010

Revised June 23, 2010

Revised June 25, 2010

SCHEDULE

Our proposal is based on the following project schedule. The basis for the project schedule is an initiation date indicated of June 28, 2010. Slippage in the project initiation date may result in an overall schedule slippage.

Program Validation 1 Week

Schematic Design 1 Week

Design Development 3 Weeks

Construction Documents 4 Weeks

Submit Data Center to City of Sunnyvale On or before August 2, 2010

Submit TI plans to City of Sunnyvale On or before September 1, 2010

City plan check comments* To be Determined

Building permit** To be Determined

Construction begins To be Determined

Data Center Move In September 1, 2010

PMC Sierra Moved In December 1, 2010

*Scheduling beyond the control of ARC TEC. ARC TEC will work with City of Sunnyvale Building Department in an effort to expedite the City’s plan check and approval process.

**Should any construction begin prior to obtaining a Building Permit, the Client acknowledges that the Construction is at risk. Redesign and modification to the in-place construction is a possibility.

COMPENSATION

ARC TEC’s approach to the development of professional services fees is one of flexibility and responsiveness to owner requirements. The firm has taken projects on a variety of fee basis methods including: percentage of construction cost; lump sum fixed fee; various forms of cost reimbursable, labor and expenses; and combinations of the above for various phases of projects.

The needs and requirements of each client and project are carefully reviewed by ARC TEC, and a fee structure is established which closely matches project requirements. ARC TEC has developed a consistent track record of satisfactorily arriving at agreements with clients regarding our fees for services, based on the cost effectiveness of services rendered.

B-24.

ARC TEC # 092370.06

Mr. Keith DeBrine

June 16, 2010

Revised June 23, 2010

Revised June 25, 2010

ARC TEC will perform the professional services associated with the scope of work defined above for a stipulated sum to be billed monthly on a percent complete basis.

The breakdown for the professional service fee is as follows:

Money Spent to Date Thru 05/31/10 (ARC TEC # 092370.05):

Labor Fee $6,820.00

Reimbursable Expenses $206.01

Total $7,026.01

Architectural (ARC TEC)

Program Validation $4,000.00

Schematic Design $5,000.00

Design Development $16,500.00

Basic Furniture Layouts * Included

Construction Documents $39,000.00

Bid Coordination $2,000.00

Construction Administration $18,000.00

Furniture Architectural Assistance $3,000.00

Custom Reception Desk Design $2,000.00

Evacuation Maps $1,000.00

Record Documents $2,000.00

Drawing Coordination * Included

Specifications * Included

Estimated Reimbursable Expenses $9,500.00

Sub-Total Architectural $102,000.00

IT Engineering (NETCOR)

Programming $1,365.00

Schematic Design $2,270.00

Design Development $9,085.00

Construction Documents $18,170.00

Bid Coordination $2,725.00

Construction Administration $11,810.00

Drawing Coordination * Included

Specifications * Included

Sub-Total IT Engineering $45,425.00

Structural (Allowance) $5,750.00

* Included In Construction Documents Fee

B-25.

Mr. Keith DeBrine

ARC TEC # 092370.06

June 16, 2010

Revised June 23, 2010

Revised June 25, 2010

In addition to the above labor fees, reimbursable expenses include all printing for design review, project coordination (other than ARC TEC review) and government agencies review; express courier service; one reproducible set for bidding; and other direct expenses incurred in performing Work on this project will be charged. The fee for these expenses shall be the actual expense +15%.

If ARC TEC is required to perform any services in addition to those described in this Agreement, whether by reason of substantial changes ordered by the Client, or for any reason beyond ARC TEC’s reasonable control, ARC TEC will be entitled to receive payment of such additional services in accordance with rates provided for additional services under the Proposal. ARC TEC will not be obligated to perform these additional services until it receives authorization in writing from the Client.

Keith, please find attached a copy of our terms and conditions and hourly rate schedule. Should you have any questions, or if I can be of further assistance, feel free to contact me at any time.

Upon your review and acceptance, please forward a signed copy of this proposal to my attention at ARC TEC. Thank You.

Sincerely,

ARC TEC, Inc.

[GRAPHIC APPEARS]

Craig Almeleh, NCARB

Principal

Accepted by:

Signature

Date

Title

B-26.

TERMS AND CONDITIONS

Capitalized words are defined in the Definitions section at the end of this Terms and Conditions.

BILLING

Progress invoicing is monthly and payment is expected within 30 days of the date of the invoice. All fees unpaid after 60 days will accrue interest at a rate of 1 1/2% per month.

ADA COMPLIANCE

The Americans with Disabilities Act (ADA) requires the removal of architectural barriers in existing facilities where removal is readily achievable. The Client acknowledges that the definition of “readily achievable” contained in the ADA is flexible and subject to interpretation on a case-by-case basis. The requirements of the ADA will therefore be subject to various and possible contradictory interpretations. ARC TEC will use its reasonable professional efforts and judgment to interpret applicable ADA requirements and to advise the Client as to the modifications to the Client’s facility that may be required to comply with the ADA. ARC TEC cannot and does not warrant or guarantee that the Client’s facility will fully comply with interpretations of ADA requirements by regulatory bodies or court decisions.

INSURANCE

ARC TEC will maintain the following insurance, and upon request by the Client, ARC TEC will provide the Client with Certificates of insurance:

Workers’ Compensation coverage as required by law.

Professional liability insurance including errors and omissions in the amount of $1,000.000. This insurance will remain in effect during the term of this Agreement and for a period of one year after completion of the services performed by ARC TEC.

General Liability and Automobile coverage with personal injury limits of at least $1,000,000.

OWNERSHIP OF DOCUMENTS

The Client acknowledges and agrees that the Documents may be used only for this Project. The parties agree that the Design Team will be the author of the Documents and will retain all common law, statutory and other reserved rights, including copyright. Upon request, the Client will be provided with reproducible copies of the Documents.

The Client will not use or authorize any person to use the Documents for anything other than the Project. The Client will indemnify and hold harmless the Design Team, its officers, directors, employees, agents, contractors, sub-contractors, consultants and sub-consultants against claims, damages, losses and expenses, including but not limited to attorney’s fees, arising out of the unauthorized use of the Documents.

ASSIGNMENT

Neither party to this Agreement will transfer, subject or assign any rights under or interest in this Agreement (including but not limited to monies that are due or monies that may be due) without the prior written consent of the other party.

WAIVERS

No act, failure or delay by any party will constitute a waiver of any its rights and remedies. Each party will retain the right to enforce any provision of this Agreement.

B-27.

TERMS AND CONDITIONS

LIMITATION OF LIABILITY

In recognition of the relative risks and benefits of the Project to both the Client and the Design Team, the total aggregate liability of the Design Team to the Client and to all construction contractors and sub-contractors on the Project for any and all claims, losses, costs, expenses or damages of any nature whatsoever arising out of or in any way connected with the performance of this Agreement or the services provided under this Agreement is hereby limited to $100,000 or the amount paid by the Client under this Agreement, whichever is less. This limitation applies to all liability, including, but not limited to, negligence, professional errors or omissions, strict liability, breach of contract or warranty claims.

The Client will, to the fullest extent permitted by law and subject to the limit set forth in the previous paragraph, indemnify and hold harmless the Design Team and its officers, directors, employees, agents, contractors, sub-contractors, consultants and sub-consultants from all losses, claims, demands, damages, assessments, reasonable attorney’s fees, costs and expenses arising out of or in any way connected with the performance of this Agreement by the Design Team except to the extent such damages, liabilities or costs are caused by the sole negligence or willful misconduct of the Design Team or any of its members.

The Design Team will not be responsible for, have authority over, or be subject to any liability for construction, construction supervision or observation of construction means, methods, techniques, or safety measures.

SEVERABILITY

If any provision of this Agreement is held to be invalid or unenforceable, the remainder of the provisions will remain in full force and effect.

COMPLIANCE WITH LAWS

The Client and ARC TEC shall comply with the provisions of the applicable federal, state, county and local laws, ordinances, regulations and codes.

NOTICES

Any notice, demand or request required or permitted to be given under the provisions of this Agreement must be in writing and will be deemed to have been duly delivered on the date of personal delivery or on the date of mailing if mailed by registered or certified mail, postage prepaid and return receipt requested to the other party at the address set forth in this Agreement, unless either party gives written notice to the other party of a change of address.

FORCE MAJEURE

Neither party will be liable for delays or failure to meet its obligations under this Agreement due to causes beyond the party’s reasonable control, provided the non-performing party promptly notifies the other party of the nonperformance and takes all reasonable steps to recommence performance promptly.

SURVIVAL

Notwithstanding anything else in this Agreement, all rights and obligations of the parties, specifically including but not limited to those set forth in the Section entitled “Ownership of Documents” and any other terms, which by the specific language or by reasonable implication are to continue beyond the term of this Agreement, will survive the expiration or termination of this Agreement.

B-28.

TERMS AND CONDITIONS

APPLICABLE LAW

This Agreement will be governed by and construed in accordance with the laws of the State of California.

HAZARDOUS MATERIALS

It is acknowledged by both parties that the services to be provided by ARC TEC under this Agreement do not include any services related to asbestos or hazardous or toxic materials. In the event ARC TEC or any other party encounters asbestos or hazardous or toxic materials at the Project site, or it becomes known in any way that such materials may be present at the Project site or any adjacent areas that may affect the performance of ARC TEC’s service, ARC TEC may, at its option and without liability for consequential or any other damages, suspend performance of its services on the Project until the Client retains appropriate specialty consultants or contractors to identify, abate and/or remove the asbestos, hazardous or toxic materials, and such specialty consultants or contractors warrant in writing that the Project site is in full compliance with applicable laws and regulations.

WARRANTY OF CONDITIONS

ARC TEC will not be required to execute any document that would result in the certifying, guaranteeing and warranting of concealed conditions whose existence cannot be ascertained by ARC TEC at the Project site.

CHANGES AND ADDITIONAL SERVICES

If ARC TEC is required to perform any services in addition to those described in this Agreement, whether by reason of substantial changes ordered by the Client, or for any reason beyond ARC TEC’s reasonable control, ARC TEC will be entitled to receive payment for such additional services in accordance with rates provided for additional services under the Proposal. ARC TEC will not be obligated to perform these additional services until it receives authorization in writing from the Client.

CALIFORNIA ARCHITECTURAL REGISTRATION

Pursuant to the California Architectural Practice Act, Section 5536.22, any contract for architectural services must contain the name and license number of the architect providing the architectural services. The following architects, who are licensed in good standing in the State of California, may be providing services on the Project, and may seal and sign any required documentation:

Craig J. Almeleh License # C-21289 Expires 10/31/2011

Daniel S. Kirby License # C-19463 Expires 09/30/2011

MEDIATION

All claims, disputes and other matters in question between the parties to this Agreement, arising out of, or relating to, this Agreement or the breach of this Agreement, will be submitted to non-binding mediation under the auspices of a mutually agreed upon mediation service, experienced in the resolution of construction disputes, prior to initiation of any lawsuit or other litigation. The cost of the mediation will be split equally between the parties.

The Client and ARC TEC further agree to include a similar mediation provision in all agreements with independent contractors and consultants retained for the Project and to require all independent contractors and consultants to include a similar mediation provision in all agreements with sub-contractors, sub-consultants, suppliers or fabricators so retained.

B-29.

TERMS AND CONDITIONS

TERMINATION OR SUSPENSION

Either party may terminate this Agreement at any time with or without cause upon giving the other party seven calendar days prior written notice. The Client will within 30 calendar days of termination pay ARC TEC for all services rendered and all costs incurred up to the date of termination, in accordance with the Billing provisions of this Agreement.

If the Client elects to suspend the project for more than thirty (30) consecutive days, ARC TEC shall be compensated for services performed prior to notice of such suspension. When the Project is resumed, ARC TEC shall be compensated for expenses incurred in the interruption and resumption of ARC TEC’s services. The Architect’s fees for the remaining services and the time schedules shall be equitably adjusted.

COMPLETE AGREEMENTS

The Agreement constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement. This Agreement supersedes and cancels all prior oral and written agreements between the parties with respect to this subject matter. This Agreement may not be changed in any way except by an instrument in writing signed by both parties. No representations or statements of any kind made by a representative of either party, which are not stated herein, will be binding on that party. No course of dealing or course of performance will be relevant to explain or supplement any term expressed in this contract.

DEFINITIONS

The following terms are defined below and will have that meaning throughout the Agreement:

“Agreement” will mean the Proposal and this Terms and Conditions.

“ARC TEC” will mean ARC TEC, Inc.

“Client” will mean Wrightwood Capital.

“Design Team” will mean ARC TEC and any contractors, sub-contractors, consultants and sub-consultants used on the Project by ARC TEC.

“Documents” will mean all drawings, specifications and other documents prepared by ARC TEC, either through its own employees or through contractors or consultants, for the Project.

“Project” will mean PMC-Sierra, Inc., 1380 Bordeaux Drive, Sunnyvale.

“Proposal” will mean the attached revised letter June 25, 2010, from ARC TEC to the Client, which describes the specific architectural services for the Project.

WRITTEN CONTRACT

ARC TEC will not perform any services until a signed copy of this Agreement is returned. This offer will remain valid for 30 days from the date first identified in the Proposal.

The Client and ARC TEC acknowledge that they have read this Agreement, understand the terms and agree to be bound by this Agreement.

The Client and ARC TEC acknowledge that they have read this Agreement, including Appendices and Addenda, if any, understand them and agree to be bound by their terms and conditions.

B-30.

HOURLY RATE SCHEDULE

ARCHITECTURAL (ARC TEC)

Principal $145.00 - $165.00/hr.

Project Manager $110.00 - $130.00/hr.

Project Designer $95.00 - $120.00/hr.

Project Captain $80.00 - $110.00/hr.

Technical Support $65.00 - $85.00/hr.

Administrative $65.00/hr.

STRUCTURAL (S.E.I.) Structural Engineers Inc.)

Principal $145.00-165.00/hr.

Associate- Structural Engineer $110.00-145.00/hr.

Project Manager- Civil Engineer $95.00-120.00/hr.

Project Engineer $80.00-105.00/hr.

CAD Operator $75.00-110.00/hr.

Administrative $65.00-90.00/hr.

B-31.

EXHIBIT A-3 TO WORK LETTER

B-32.

FIRST FLOOR PLAN

ELEVATION AT LOBBY FEATURE WALL

PMC-Sierra

1380 Bordeaux Drive, Building A

Sunnyvale, DA

B-33.

FIRST FLOOR PLAN

ELEVATION AT LOBBY FEATURE WALL

PMC-Sierra

B-34.

ARC TEC

SECOND FLOOR

REFLECTED CEILING PLAN

PMC-Sierra

SP-7

B-35.

SECOND FLOOR PLAN

PMC-Sierra

B-36.

THIRD FLOOR REFLECTED CEILING PLAN

PMC-Sierra

B-37.

ARC TEC

THIRD FLOOR PLAN

PMC-Sierra

SP-7

B-38.

B-39.

EXHIBIT C

FORM OF COMMENCEMENT CERTIFICATE

                           , 200

__________________

__________________

__________________

__________________

RE: Office Lease (“Lease”) dated                 , 200     between,                  as

“Tenant”, and, as “Landlord”, for the premises located at

Commencement Certificate

Dear                     :

We have deemed the Improvement Work in the Leased Premises “substantially complete” (subject to punchlist items that have been noted by Tenant in writing) as of                 . In accordance with the above Lease, this letter is to confirm the following:

Commencement Date is/occurred on                 .

Expiration Date is                 , 20     unless earlier terminated.

[LANDLORD/PROPERTY MANAGER TO INCLUDE OTHER VARIABLE INFORMATION THAT MUST BE CONFIRMED AFTER THE COMMENCEMENT DATE]

If you concur with the aforementioned, please execute and return one original copy to my attention.

Thank you.	ACCEPTED AND AGREED:

Sincerely,

By:

Name:

Title:

Property Manager

C-1.

EXHIBIT D

FORM OF SNDA

Attached.

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

Bank of America, N.A. c/o Jeremy Bunnow
Barack, Ferrazzano, Kirschbaum & Nagelberg LLP
200 West Madison Street, Suite 3900
Chicago, Illinois 60606

Space above for Recorder’s Use

SUBORDINATION, NONDISTURBANCE AND

ATTORNMENT AGREEMENT

This Subordination, Nondisturbance and Attornment Agreement (“Agreement”) is entered into as of                     , 20        , by BANK OF AMERICA, N.A. (“Bank”), and (“Tenant”).

RECITALS

A. WCP BORDEAUX CENTRE LLC, a Delaware limited liability company (“Landlord”), owns the real property located at 1376 Bordeaux Drive, Sunnyvale, California (such real property, including all buildings, improvements, structures and fixtures located thereon, “Landlord’s Premises”), as more particularly described in Schedule A.

B. Landlord has encumbered Landlord’s Premises by entering into that certain Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing (“Deed of Trust”) dated as of July 29, 2009, and recorded on July 30, 2009, as Instrument No. 20371108 in the Official Records of Santa Clara County, California, encumbering the Property. The Deed of Trust secures certain obligations to Bank as more particularly described therein.

C. Pursuant to a Lease, dated as of                      (the “Lease”); Landlord demised to Tenant a portion of Landlord’s Premises (“Tenant’s Premises”).

D. Tenant and Bank desire to agree upon the relative priorities of their interests in Landlord’s Premises and their rights and obligations if certain events occur.

NOW, THEREFORE, for good and sufficient consideration, Tenant and Bank agree:

1. Definitions.

The following terms shall have the following meanings for purposes of this Agreement.

1.1 Construction-Related Obligation. A “Construction-Related Obligation” means the “Additional Allowance” under Exhibit B to the Lease and any other obligation of Landlord under the Lease to make, pay for, or reimburse Tenant for any alterations, demolition, or other improvements or work at Landlord’s Premises, including Tenant’s Premises. “Construction-Related Obligations” shall not include: (a) reconstruction or repair following fire, casualty or condemnation; or (b) day-to-day maintenance and repairs.

1.2 Foreclosure Event. A “Foreclosure Event” means: (a) foreclosure under the Deed of Trust; (b) any other exercise by Bank of rights and remedies (whether under the Deed of Trust or under applicable law, including bankruptcy law) as holder of the Loan and/or the Deed of Trust, as a result of

D-1.

which Successor Landlord becomes owner of Landlord’s Premises; or (c) delivery by Landlord to Bank (or its designee or nominee) of a deed or other conveyance of Landlord’s interest in Landlord’s Premises in lieu of any of the foregoing.

1.3 Former Landlord. A “Former Landlord” means Landlord and any other party that was landlord under the Lease at any time before the occurrence of any attornment under this Agreement.

1.4 Offset Right. An “Offset Right” means any right or alleged right of Tenant to any offset, defense (other than one arising from actual payment and performance, which payment and performance would bind a Successor Landlord pursuant to this Agreement), claim, counterclaim, reduction, deduction, or abatement against Tenant’s payment of Rent or performance of Tenant’s other obligations under the Lease, arising (whether under the Lease or other applicable law) from Landlord’s breach or default under the Lease.

1.5 Rent. The “Rent” means any fixed rent, base rent or additional rent under the Lease.

1.6 Successor Landlord. A “Successor Landlord” means any party that becomes owner of Landlord’s Premises as the result of a Foreclosure Event.

1.7 Termination Right. A “Termination Right” means any right of Tenant to cancel or terminate the Lease or to claim a partial or total eviction arising (whether under the Lease or under applicable law) from Landlord’s breach or default under the Lease.

2. Subordination.

The Lease shall be, and shall at all times remain, subject and subordinate to the Deed of Trust, the lien imposed by the Deed of Trust, and all advances made under the Deed of Trust.

3. Nondisturbance, Recognition and Attornment.

3.1 No Exercise of Deed of Trust Remedies Against Tenant. So long as the Lease has not been terminated on account of Tenant’s default that has continued beyond applicable cure periods (an “Event of Default”), Bank shall not name or join Tenant as a defendant in any exercise of Bank’s rights and remedies arising upon a default under the Deed of Trust unless applicable law requires Tenant to be made a party thereto as a condition to proceeding against Landlord or prosecuting such rights and remedies. In the latter case, Bank may join Tenant as a defendant in such action only for such purpose and not to terminate the Lease or otherwise adversely affect Tenant’s rights under the Lease or this Agreement in such action.

3.2 Nondisturbance and Attornment. If the Lease has not been terminated on account of an Event of Default by Tenant, then, when Successor Landlord takes title to Landlord’s Premises: (a) Successor Landlord shall not terminate or disturb Tenant’s possession of Tenant’s Premises under the Lease, except in accordance with the terms of the Lease and this Agreement; (b) Successor Landlord shall be bound to Tenant under all the terms and conditions of the Lease (except as provided in this Agreement); (c) Tenant shall recognize and attorn to Successor Landlord as Tenant’s direct landlord under the Lease as affected by this Agreement; and (d) the Lease shall continue in full force and effect as a direct lease, in accordance with its terms (except as provided in this Agreement), between Successor Landlord and Tenant.

3.3 Further Documentation. The provisions of this Article shall be effective and self-operative without any need for Successor Landlord or Tenant to execute any further documents. Tenant and Successor Landlord shall, however, confirm the provisions of this Article in writing upon request by either of them.

D-2.

4. Protection of Successor Landlord.

Notwithstanding anything to the contrary in the Lease or the Deed of Trust, Successor Landlord shall not be liable for or bound by any of the following matters:

4.1 Claims Against Former Landlord. Any Offset Right that Tenant may have against any Former Landlord relating to any event or occurrence before the date of attornment (except for any such Offset Right specifically set forth in the Lease), including any claim for damages of any kind whatsoever as the result of any breach by Former Landlord that occurred before the date of attornment. (The foregoing shall not limit either (a) Tenant’s right to exercise against Successor Landlord any Offset Right specifically set forth in the Lease whether occurring prior to or after the date of attornment; (b) Tenant’s right to exercise against Successor Landlord any Offset Right otherwise available to Tenant because of events occurring after the date of attornment or (c) Successor Landlord’s obligation to correct any conditions that existed as of the date of attornment and violate Successor Landlord’s obligations as landlord under the Lease.)

4.2 Prepayments. Any payment of Rent that Tenant may have made to Former Landlord more than thirty days before the date such Rent was first due and payable under the Lease with respect to any period after the date of attornment other than, and only to the extent that, the Lease expressly required such a prepayment.

4.3 Payment; Security Deposit. Any obligation: (a) to pay Tenant any damages that any Former Landlord owed to Tenant or (b) with respect to any security deposited with Former Landlord, unless such security was actually delivered to Bank. This paragraph is not intended to apply to Landlord’s obligation to make any payment that constitutes a “Construction-Related Obligation” or to provide any rent credit specifically set forth in the Lease.

4.4 Modification, Amendment, or Waiver. Any modification or amendment of the Lease, or any waiver of any terms of the Lease, made without Bank’s written consent.

4.5 Surrender, Etc. Any consensual or negotiated surrender, cancellation, or termination of the Lease, in whole or in part, agreed upon between Landlord and Tenant, unless approved in writing by Bank or unless effected unilaterally by Tenant or Landlord pursuant to the express terms of the Lease.

4.6 Construction Related Obligations. Any Construction Related Obligation of Landlord under the Lease, but subject to any Offset Right specifically set forth in the Lease.

4.7 Default Under Deed of Trust. In the event that Bank notifies Tenant of a default under the Deed of Trust and demands that Tenant pay its rent and all other sums due under the Lease directly to Bank, Tenant shall honor such demand and pay the full amount of its rent and all other sums due under the Lease directly to Bank, without offset, or as otherwise required pursuant to such notice beginning with the payment next due after such notice of default, without inquiry as to whether a default actually exists under the Deed of Trust and notwithstanding any contrary instructions of or demands from Landlord.

5. Exculpation of Successor Landlord.

Notwithstanding anything to the contrary in this Agreement or the Lease, upon any attornment pursuant to this Agreement the Lease shall be deemed to have been automatically amended to provide that Successor Landlord’s obligations and liability under the Lease shall never extend beyond Successor Landlord’s (or its successors’ or assigns’) interest, if any, in Landlord’s Premises from time to time, including insurance and condemnation proceeds, Successor Landlord’s interest in the Lease, and the proceeds from any sale or other disposition of Landlord’s Premises by Successor Landlord (collectively, “Successor Landlord’s Interest”). Tenant shall look exclusively to Successor Landlord’s Interest (or that of

D-3.

its successors and assigns) for payment or discharge of any obligations of Successor Landlord under the Lease as affected by this Agreement. If Tenant obtains any money judgment against Successor Landlord with respect to the Lease or the relationship between Successor Landlord and Tenant, then Tenant shall look solely to Successor Landlord’s Interest (or that of its successors and assigns) to collect such judgment. Tenant shall not collect or attempt to collect any such judgment out of any other assets of Successor Landlord.

6. Bank’s Right to Cure.

6.1 Notice to Bank. Notwithstanding anything to the contrary in the Lease or this Agreement, before exercising any Termination Right, Tenant shall provide Bank with notice of the breach or default by Landlord giving rise to same (the “Default Notice”) and, thereafter, the opportunity to cure such breach or default as provided for below.

6.2 Bank’s Cure Period. After Bank receives a Default Notice, Bank shall have a period of thirty days beyond the time available to Landlord under the Lease in which to cure the breach or default by Landlord. Bank shall have no obligation to cure (and shall have no liability or obligation for not curing) any breach or default by Landlord, except to the extent that Bank agrees or undertakes otherwise in writing.

6.3 Extended Cure Period. In addition, as to any breach or default by Landlord the cure of which requires possession and control of Landlord’s Premises, provided only that Bank undertakes to Tenant by written notice to Tenant within thirty days after receipt of the Default Notice to exercise reasonable efforts to cure or cause to be cured by a receiver such breach or default within the period permitted by this paragraph, Bank’s cure period shall continue for such additional time (the “Extended Cure Period”) as Bank may reasonably require to either (a) obtain possession and control of Landlord’s Premises and thereafter cure the breach or default with reasonable diligence and continuity or (b) obtain the appointment of a receiver and give such receiver a reasonable period of time in which to cure the default.

7. Confirmation of Facts.

Tenant represents to Bank and to any Successor Landlord, in each case as of the date hereof:

7.1 Effectiveness of Lease. The Lease is in full force and effect, has not been modified, and constitutes the entire agreement between Landlord and Tenant relating to Tenant’s Premises. Tenant has no interest in Landlord’s Premises except pursuant to the Lease. No unfulfilled conditions exist to Tenant’s obligations under the Lease.

7.2 Rent. Tenant has not paid any Rent that is first due and payable under the Lease after the date hereof except for the prepaid rent specifically required under Paragraph 3.6 of the Lease.

7.3 No Landlord Default. To Tenant’s knowledge, no breach or default by Landlord exists and no event has occurred that, with the giving of notice, the passage of time or both, would constitute such a breach or default.

7.4 No Tenant Default. Tenant is not in default under the Lease and has not received any uncured notice of any default by Tenant under the Lease.

7.5 No Termination. Tenant has not commenced any action nor sent or received any notice to terminate the Lease. Tenant has no presently exercisable Termination Right(s) or Offset Right(s).

D-4.

7.6 No Transfer. Tenant has not transferred, encumbered, mortgaged, assigned, conveyed or otherwise disposed of the Lease or any interest therein, other than sublease(s) made in compliance with the Lease.

7.7 Due Authorization. Tenant has full authority to enter into this Agreement, which has been duly authorized by all necessary actions.

8. Miscellaneous.

8.1 Notices. All notices or other communications required or permitted under this Agreement shall be in writing and given by certified mail (return receipt requested) or by nationally recognized overnight courier service that regularly maintains records of items delivered. Each party’s address is as set forth in the opening paragraph of this Agreement, subject to change by notice under this paragraph. Notices shall be effective the next business day after being sent by overnight courier service, and five business days after being sent by certified mail (return receipt requested).

8.2 Successors and Assigns. This Agreement shall bind and benefit the parties, their successors and assigns, any Successor Landlord, and its successors and assigns. If Bank assigns the Deed of Trust, then upon delivery to Tenant of written notice thereof accompanied by the assignee’s written assumption of all obligations under this Agreement, all liability of the assignor shall terminate.

8.3 Entire Agreement. This Agreement constitutes the entire agreement between Bank and Tenant regarding the subordination of the Lease to the Deed of Trust and the rights and obligations of Tenant and Bank as to the subject matter of this Agreement.

8.4 Interaction with Lease and with Deed of Trust. If this Agreement conflicts with the Lease, then this Agreement shall govern as between the parties and any Successor Landlord, including upon any attornment pursuant to this Agreement. This Agreement supersedes, and constitutes full compliance with, any provisions in the Lease that provide for subordination of the Lease to, or for delivery of nondisturbance agreements by the holder of, the Deed of Trust. Bank confirms that Bank has consented to Landlord’s entering into the Lease.

8.5 Bank’s Rights and Obligations. Except as expressly provided for in this Agreement, Bank shall have no obligations to Tenant with respect to the Lease. If an attornment occurs pursuant to this Agreement, then all rights and obligations of Bank under this Agreement shall terminate, without thereby affecting in any way the rights and obligations of Successor Landlord provided for in this Agreement.

8.6 Interpretation; Governing Law. The interpretation, validity and enforcement of this Agreement shall be governed by and construed under the internal laws of the State of Missouri, excluding its principles of conflict of laws.

8.7 Amendments. This Agreement may be amended, discharged or terminated, or any of its provisions waived, only by a written instrument executed by the party to be charged.

8.8 Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

8.9 Bank’s Representation. Bank represents that Bank has full authority to enter into this Agreement, and Bank’s entry into this Agreement has been duly authorized by all necessary actions.

[Signature Pages Follow]

D-5.

IN WITNESS WHEREOF, this Agreement has been duly executed and sealed by Bank and Tenant as of the Effective Date.

BANK

BANK OF AMERICA, N.A., a national banking association

By:
Name:
Title:

[BANK SEAL]

STATE OF	)
	)	SS
COUNTY OF	)

I,                                                                              , a notary public in and for and residing in said county, in the state aforesaid, do hereby certify that                     , a                                   who is personally known to me to be the same person whose name is subscribed to the foregoing instrument as such                     , appeared before me this day in person and acknowledged that he signed the said instrument as his own free and voluntary act and as the free and voluntary act of                     , for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this          day of             , 20    .

Notary Public
My commission expires:

D-6.

TENANT

By:
Name:
Title:

[CORPORATE SEAL]

STATE OF	)
) ss.
COUNTY OF	)

On                                                       before me,                                              , personally appeared                                         , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument. I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Notary Public	(Seal)

D-7.

LANDLORD’S CONSENT

Landlord consents and agrees to the foregoing Agreement, which was entered into at Landlord’s request. The foregoing Agreement shall not alter, waive or diminish any of Landlord’s obligations under the Deed of Trust or the Lease. The above Agreement discharges any obligations of Bank under the Deed of Trust and related loan documents to enter into a nondisturbance agreement with Tenant. Tenant is hereby authorized to pay its rent and all other sums due under the Lease directly to Bank upon receipt of a notice as set forth in Section 4.7 above from Bank and that Tenant is not obligated to inquire as to whether a default actually exists under the Deed of Trust and to the extent Tenant so makes such payments firectly to Bank, Tenant shall be released from any obligation to pay such amounts to Landlord. Landlord is not a party to the above Agreement.

LANDLORD WCP BORDEAUX CENTRE LLC, a Delaware limited liability company

By:
Name:
Title:

Dated: , 20

[CORPORATE SEAL]

STATE OF	)
	)	SS
COUNTY OF	)

I,                                                                      , a notary public in and for and residing in said county, in the state aforesaid, do hereby certify that                                     , a                                                                           who is personally known to me to be the same person whose name is subscribed to the foregoing instrument as such                                     , appeared before me this day in person and acknowledged that he signed the said instrument as his own free and voluntary act and as the free and voluntary act of                                     , for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this          day of             , 20        .

Notary Public

My commission expires:

Attachment:

Schedule A = Description of Landlord’s Premises

D-8.

SCHEDULE A

Description of Landlord’s Premises

D-1.

i.

TABLE OF CONTENTS

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ii.

TABLE OF CONTENTS

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iii.

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